Exhibit 10.6

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Conformed Through First Amendment to Warehouse Agreement
dated as of September 8, 2023

Conformed Through Second Amendment to Warehouse Agreement
dated as of October 20, 2023

Conformed Through Third Amendment to Warehouse Agreement
dated as of March 28, 2025

VFS NEAR PRIME TRUST I,
as Borrower,

UNITED AUTO CREDIT CORPORATION,

as Servicer and Custodian,

[***].,
as Paying Agent,

the LENDERS

from time to time parties hereto,

and

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as Administrative Agent

WAREHOUSE AGREEMENT
Dated as of November 18, 2022

Table of Contents

Page

ARTICLE One DEFINITIONS; CONSTRUCTION
Section 1.01. Definitions
Section 1.02. Accounting Terms and Determinations
Section 1.03. Computation of Time Periods
Section 1.04. Interpretation
Section 1.05. Rates
ARTICLE Two LOANS
Section 2.01. Loans
Section 2.02. Funding Mechanics
Section 2.03. Reductions of Commitments
Section 2.04. Extensions of Commitments
Section 2.05. The Notes
Section 2.06. Optional Principal Repayments; Interpayments
Section 2.07. Payments
Section 2.08. Settlement Procedures
Section 2.09. [Reserved]
Section 2.10. Payments, Computations, Etc.
Section 2.11. Collections and Allocations; Investment of Funds
Section 2.12. Fees
Section 2.13. Increased Costs; Capital Adequacy; Illegality; Rating Requests
Section 2.14. Taxes
Section 2.15. Securitizations
Section 2.16. Sharing of Payments, Etc.
Section 2.17. The Paying Agent
Section 2.18. Interest Rate Replacement; Illegality
ARTICLE Three SECURITY
Section 3.01. Collateral and Back-Up Collateral
Section 3.02. Release of Collateral; No Legal Title
Section 3.03. Protection of Security Interest; Administrative Agent, as Attorney-in-Fact
Section 3.04. Assignment of the Purchase Agreement
Section 3.05. Waiver of Certain Laws

Page

ARTICLE Four CONDITIONS OF CLOSING AND LOANS
Section 4.01. Conditions to Closing and Initial Loan
Section 4.02. Conditions Precedent to All Loans
ARTICLE Five REPRESENTATIONS AND WARRANTIES
Section 5.01. Representations and Warranties of the Borrower
Section 5.02. Representations and Warranties of the Borrower Relating to This Agreement and the Receivables
Section 5.03. Representations and Warranties of the Servicer
Section 5.04. Retransfer/Transfer of Certain Receivables
ARTICLE Six COVENANTS
Section 6.01. Affirmative Covenants of the Borrower
Section 6.02. Negative Covenants of the Borrower
Section 6.03. [Reserved]
Section 6.04. Affirmative Covenants of the Servicer
Section 6.05. Negative Covenants of the Servicer
ARTICLE Seven ADMINISTRATION AND SERVICING OF RECEIVABLES
Section 7.01. Designation of Servicing
Section 7.02. Servicing Compensation
Section 7.03. Duties of the Servicer
Section 7.04. Collection of Payments
Section 7.05. Payment of Certain Expenses by Servicer
Section 7.06. Reports
Section 7.07. Due Diligence
Section 7.08. Annual Statement as to Compliance
Section 7.09. Annual Independent Public Accountant’s Reports
Section 7.10. [Reserved]
Section 7.11. Rights After Designation of Successor Servicer; Liability
Section 7.12. Limitation on Liability of the Servicer and Others
Section 7.13. The Servicer Not to Resign
Section 7.14. Servicer Termination Events
Section 7.15. Appointment of Successor Servicer or Subservicer

Page

Section 7.16. Merger or Consolidation, Assumption of Obligations or Resignation of the Servicer
Section 7.17. Responsibilities of the Borrower
Section 7.18. Custody of Receivable Files
Section 7.19. Duties of Custodian
Section 7.20. Certain Duties for Electronic Contracts
ARTICLE Eight [RESERVED]
ARTICLE Nine TERMINATION EVENTS
Section 9.01. Termination Events
Section 9.02. Actions Upon Occurrence of the Termination Date
Section 9.03. Exercise of Remedies
Section 9.04. Waiver of Certain Laws
Section 9.05. Power of Attorney
ARTICLE Ten INDEMNIFICATION
Section 10.01. Indemnities by the Borrower and Servicer
ARTICLE Eleven THE ADMINISTRATIVE AGENT
Section 11.01. Authorization and Action
Section 11.02. Delegation of Duties
Section 11.03. Exculpatory Provisions
Section 11.04. Reliance
Section 11.05. Non-Reliance on Administrative Agent and Other Lenders
Section 11.06. Indemnification
Section 11.07. Administrative Agent in its Individual Capacity
Section 11.08. Successor Agents
Section 11.09. Acknowledgments Regarding Erroneous Payments
ARTICLE Twelve ASSIGNMENTS; PARTICIPATIONS
Section 12.01. Assignments and Participations

Page

ARTICLE Thirteen MUTUAL COVENANTS REGARDING CONFIDENTIALITY
Section 13.01. Covenants of the Borrower, the Servicer, the Paying Agent and the Custodian
Section 13.02. Covenants of the Administrative Agent and the Lenders
Section 13.03. Non-Confidentiality of Tax Treatment and Tax Structure
ARTICLE Fourteen MISCELLANEOUS
Section 14.01. Amendments and Waivers
Section 14.02. Notices, Etc.
Section 14.03. No Waiver, Rights and Remedies
Section 14.04. Binding Effect
Section 14.05. Term of this Agreement
Section 14.06. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE
Section 14.07. WAIVER OF JURY TRIAL
Section 14.08. Costs and Expenses
Section 14.09. No Insolvency Proceedings
Section 14.10. Recourse Against Certain Parties
Section 14.11. Limitations on Consequential, Indirect and Certain Other Damages
Section 14.12. Patriot Act Compliance
Section 14.13. Execution in Counterparts; Severability; Integration
Section 14.14. Limitation of Liability of Owner Trustee

SCHEDULES

Schedule A – Representations and Warranties Regarding Security Interest SA-1

Schedule B – Eligible Receivable Criteria SB-1

Schedule C – Schedule of Receivables SC-1

Schedule C-1 – Schedule of Schedule C-1 Receivables SC-1

Schedule D – Location of Receivable Files SD-1

Schedule E – Notice Addresses SE-1

Page

EXHIBITS

Exhibit A – Form of Funding Request A-1

Exhibit B – Form of Note B-1

Exhibit C – Form of Assignment and Acceptance C-1

Exhibit D – [***] D-1

Exhibit E – Form of Power of Attorney E-1

Exhibit F – [***] F-1

Exhibit G – Form of Receivable Receipt G-1

Exhibit H – Form of Securitization Release H-1

Exhibit I – Form of Lender Register I-1

Exhibit J – Authorized Representatives J-1

WAREHOUSE AGREEMENT

This Warehouse Agreement, dated as of November 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among VFS Near Prime Trust I, a Delaware statutory trust, as borrower (the “Borrower”), United Auto Credit Corporation, a California corporation (“UACC”), as servicer (in such capacity, the “Servicer”) and as custodian (in such capacity, the “Custodian”), [***], as paying agent (in such capacity, the “Paying Agent”), the lenders from time to time parties hereto (the “Lenders”), and Fifth Third Bank, National Association, as administrative agent for the Lenders and as agent for the Secured Parties (as defined herein) (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower was formed for the purpose of taking assignments of, and holding, various assets, including motor vehicle finance contracts, amounts received on or in respect of such finance contracts and proceeds of the foregoing;

WHEREAS, the Borrower has requested that the Lenders make loans to the Borrower from time to time, the proceeds of which will be used to finance the purchase price of motor vehicle retail installment contracts as described herein; and

WHEREAS, the Lenders have agreed to make such loans to the Borrower and [***] has agreed to act as Paying Agent, in each case upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, effective as of the Closing Date, as follows:

ARTICLE One

DEFINITIONS; CONSTRUCTION

Section One.01. Definitions

Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Account Bank” means the Qualified Institution at which the Collection Account is held, which initially shall be [***].

“Account Collateral” means, with respect to each Account, such Account, together with all cash, securities, financial assets (as defined in Section 8-102(a)(9) of the UCC) and investments and other property from time to time deposited or credited to such Account and all proceeds thereof.

“Account Control Agreement” means the Account Control Agreement relating to the Collection Account, dated as of the Closing Date, among the Borrower, the Servicer, the Administrative Agent and the Paying Agent.

“Account(s)” means the Collection Account and/or the Lockbox Account, as indicated by context.

“Additional Amount” has the meaning given to such term in Section 2.14(a).

“Adjusted Net Pool Balance” means, as of any day, (i) the aggregate Net Pool Balance minus (ii) the Excess Concentration Amount.

“Adjusted Net Pool Balance Ratio” means, the ratio equal to (X) the sum of (a) product of (i) the Adjusted Net Pool Balance of Non-Prime Receivables and (ii) [***]% and (b) product of (i) the Adjusted Net Pool Balance of Near-Prime Receivables and (ii) [***]%, over (Y) the Adjusted Net Pool Balance.

“Administrative Agent” has the meaning given to such term in the Preamble.

“Advance Rate” means:

(i) with respect to any day prior to an Early Amortization Event or a Termination Date:

(a) so long as no Advance Rate Reduction Event has occurred and is continuing with respect to a Receivable type, (I) with respect to Non-Prime Receivables, [***]%, and (II) with respect to Near-Prime Receivables, [***]%,

(b) if an Advance Rate Reduction Event has occurred and is continuing with respect to a Receivable type, (I) with respect to Non-Prime Receivables, [***]%, and (II) with respect to Near-Prime Receivables, [***]%, and provided, however, that if the Excess Spread Percentage as of a Determination Date is less than the Base Line Excess Spread Percentage for Non-Prime Receivables or Near-Prime Receivables, as applicable, the respective Advance Rate otherwise applicable pursuant to clauses (a) or (b) above, shall be calculated by subtracting a percentage equal to (x) the excess of Base Line Excess Spread Percentage applicable to such type of Receivable over the Excess Spread Percentage as of such Determination Date for such type of Receivable times (y) for (I) with respect to Non-Prime Receivables, [***], and (II) with respect to Near-Prime Receivables, [***], as applicable, or

(ii) with respect to any day following the occurrence of an Early Amortization Event or the Termination Date, [***]%, subject to the last paragraph in the definition of Early Amortization Event.

“Advance Rate Reduction Events” means, that as of any Payment Date commencing after the third non-shortened Collection Period after the Closing Date, any of the following events occurs: (i) the arithmetic mean of the Annualized Net Loss Ratio for the related Collection Period and the two previous Collection Periods exceeds (I) with respect to Non-Prime Receivables, [***]%, and (II) with respect to Near-Prime Receivables, [***]%; (ii) the arithmetic mean of the Annualized Default Ratio for the related Collection Period and the two previous Collection Periods exceeds (I) with respect to Non-Prime Receivables, [***]%, and (II) with respect to Near-Prime Receivables, [***]%; (iii) the arithmetic mean of the Extension Ratio for the related Collection Period and the two previous Collection Periods exceeds (I) with respect to Non-Prime Receivables, [***]%, and (II) with respect to Near-Prime Receivables, [***]%; or (iv) the arithmetic mean of the Delinquency Ratio for the related Collection Period and the two previous Collection Periods exceeds (I) with respect to Non-Prime Receivables, [***]%, and (II) with respect to Near-Prime Receivables, [***]%, and the current Collection Period Delinquency Ratio exceeds (I) with respect to Non-Prime Receivables, [***]%, and (II) with respect to Near-Prime Receivables, [***]%; provided that no event specified in the foregoing clauses shall be deemed to have occurred if as of the Determination Date, the Loans Outstanding do not exceed $[***]; provided that, upon the occurrence of a Securitization Date with respect to which the pro forma Borrowing Base (after giving effect to such Securitization) delivered to the Administrative Agent shows all Eligible Receivables forming part thereto that are less than 31 days past due, then for the purpose of paragraphs (i), (ii), and (iv) above, each of the Annualized Net Loss Ratio, the Annualized Default Ratio and the Delinquency Ratio shall be reset for the Collection Period in which such Securitization Date occurs and the calculation thereof will resume for the immediately following Collection Period and every Collection Period thereafter.

“Advisors” means accountants, attorneys, consultants, advisors, credit enhancers, liquidity providers and Persons similar to the foregoing and the respective directors, officers, employees and managers of each of the foregoing.

“Affected Party” has the meaning given to such term in Section 2.13(a).

“Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

“Aggregate Commitment” means, as of any day, the lesser of (i) the sum of the Commitments of each Lender, and (ii) $[***].

“Aggregate Unpaids” means, as of any day, an amount equal to the sum of (i) the Loans Outstanding, (ii) all accrued but unpaid Interest and (iii) all Unused Fees and other Obligations owed (whether due or accrued) by the Borrower to the Secured Parties, the Paying Agent, the Owner Trustee, the Servicer and the Custodian (if other than UACC) under this Agreement and the other Basic Documents.

“Agreement” has the meaning given to such term in the Preamble.

“Amortization Period” means the period commencing on the Commitment Termination Date and ending on the earliest to occur of (i) Facility Termination Date and (ii) Final Maturity Date.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of a Contract and related costs.

“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the “annual percentage rate” (within the meaning of the Federal Truth-in-Lending Act). If, after the applicable Funding Date, the rate per annum with respect to a Receivable as of such Funding Date is reduced (i) as a result of an Insolvency Proceeding involving the related Obligor or (ii) pursuant to the Servicemembers Civil Relief Act or similar State law or any other Applicable Law, “Annual Percentage Rate” or “APR” shall refer to such reduced rate.

“Annualized Default Ratio” means, with respect to any Payment Date and the related Collection Period, the product of (i) 12 and (ii) the percentage equivalent of a fraction, (a) the numerator of which equals the Pool Balance of all Receivables that became Defaulted Receivables during such Collection Period and (b) the denominator of which equals the average of (1) the Pool Balance as of the related Determination Date and (2) the Pool Balance as of the Prior Determination Date.

“Annualized Net Loss Ratio” means, with respect to any Payment Date and the related Collection Period, the product of (i) 12 and (ii) the percentage equivalent of a fraction, (a) the numerator of which equals the aggregate Net Losses for such Collection Period and (b) the denominator of which equals the average of (1) the Pool Balance as of the related Determination Date and (2) the Pool Balance as of the Prior Determination Date.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to such Person or any of its respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, with respect to any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income Tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including usury laws, the Federal Truth in Lending Act, Regulation Z and Regulation B of the Consumer Financial Protection Bureau, the Securities Act, including Regulation AB, and the Exchange Act), and applicable judgments, decrees, injunctions, writs, orders or line actions of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” has the meaning given to such term in the Fee Letter.

“Assignment and Acceptance” means an assignment and acceptance agreement between a Lender and an Eligible Assignee, in substantially the form of Exhibit C hereto.

“Authoritative Copy” means, with respect to any Electronic Contract, a copy of such Contract that is unique, identifiable and, except as otherwise provided in Section 9-105 of the UCC, unalterable, and is marked “original” or has no watermark or other marking that would indicate that it is a “copy” or “duplicate” or not an original or not an “authoritative” copy.

“Authorized Representative” means, with respect to the Borrower, (i) any president or any executive vice president of UACC and (ii) any officer, employee or director of UACC listed as an Authorized Representative in Exhibit J hereto (which shall remain in effect until UACC or the Borrower notifies the Secured Parties of any change by delivery of an updated form), in each case, as attorney-in-fact for the Borrower.

“Available Amount” means, as of any day, the positive amount, if any, by which the Facility Amount exceeds the Loans Outstanding on such day.

“Available Funds” means, for any Payment Date and the related Collection Period, the sum of (i) all Collections on deposit in the Collection Account, to the extent received during or in respect of the related Collection Period and (ii) any Monthly Accrued Interest Payment Amount made by UACC pursuant to Section 6.04(o).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(d).

“Bank Product” means any of the following products, services or facilities extended to any Loan Party from time to time by any Secured Party or any of Affiliate of a Secured Party or any Person who was Administrative Agent, a Lender or an Affiliate of Administrative Agent or a Lender at the time it provided such products, services or facilities: (a) any services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox services, stop payment services, and other treasury management services; (b) commercial credit card and merchant card services; and (c) other banking products or services as may be requested by any Loan Party, other than letters of credit and Derivatives; provided, that no such products, services or facilities provided by any Lender (other than any Lender that is also Administrative Agent or an Affiliate of Administrative Agent) or any of its respective Affiliates shall be deemed to be “Bank Products” hereunder until Administrative Agent has been notified in writing by the applicable Lender thereof.

“Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).

“Base Line Excess Spread Percentage” means, (i) for Non-Prime Receivables, [***]%, and (ii) for Near-Prime Receivables, [***]%.

“Base Rate” shall mean a variable per annum rate, as of any date of determination, equal to the Prime Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Basel II” means the second Basel Accord issued by the Basel Committee on Banking Supervision.

“Basel III” means the third Basel Accord issued by the Basel Committee on Banking Supervision.

“Basic Documents” means this Agreement, each Note, the Purchase Agreement, each Transfer Agreement, the Fee Letter, the Performance Guaranty, the Intercreditor Agreement, the Intercreditor Party Supplement, the Trust Agreement, the Account Control Agreement, the E-Vault Access Agreement (if any), the Electronic Collateral Control Agreement, the Custodial Agreement (if any), the Title Administrator Agreement (if any), and any other document, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the transactions contemplated by this Agreement or any of the other foregoing documents.

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Benchmark Replacement Adjustment, the Benchmark Replacement will be deemed to be the Benchmark Replacement Adjustment for the purposes of this Agreement and the other Basic Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative of the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative of the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.18 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.18.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans described in Section 4975(e)(1) of the Code and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities.

"Benefit Plan Investor" means a "benefit plan investor" as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Borrower” has the meaning given to such term in the Preamble.

“Borrower Basic Documents” means all Basic Documents to which the Borrower is a party or by which it is bound.

“Borrower Indemnified Amounts” has the meaning given to such term in Section 10.01(a).

“Borrower Indemnified Parties” has the meaning given to such term in Section 10.01(a).

“Borrower’s Account” means the bank account of the Borrower, as notified to the Administrative Agent from time to time in writing by the Borrower, into which all Principal Amounts and amounts pursuant to Section 2.08(a)(x) (unless otherwise directed by the Borrower) shall be deposited, which account, as of the Closing Date, is in the name VFS Near Prime Trust I, at the Account Bank.

“Borrowing Base” means, as of any day, an amount equal to the lesser of (i) the product of the applicable Advance Rate and the Adjusted Net Pool Balance by type of Receivable (calculated as of the previous Determination Date or, with respect to Receivables added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date), and (ii) the Aggregate Commitment.

“Borrowing Base Deficiency” means, as of any day, the positive amount, if any, by which the Loans Outstanding exceed the Borrowing Base.

“Breakage Costs” means such amount or amounts as shall compensate any Lender for any loss, cost or expense (but excluding lost profits) incurred by such Lender (as reasonably determined by such Lender) as a result of any prepayment of a Loan (and interest thereon).

“Business Day” means (a) with respect to all notices and determinations, in connection with the Term SOFR Rate, any day that commercial banks in New York, New York are required by law to be open for business and that is a U.S. Government Securities Business Day, which means any day other than a Saturday, Sunday, or day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities and (b) in all other cases, any day on which commercial banks in Los Angeles, California, New York, New York, Chicago, Illinois, Cincinnati, Ohio, St. Paul, Minnesota or Wilmington, Delaware are required by law to be open for business; provided that, notwithstanding anything to the contrary in this definition of “Business Day”, at any time during which a Derivative with any Lender Party is then in effect with respect to all or a portion of the Obligations, then the definitions of “Business Day” and “Banking Day”, as applicable, pursuant to such Derivative shall govern with respect to all applicable notices and determinations in connection with such portion of the Obligations arising under such Derivative. Periods of days referred to in the Basic Documents will be counted in calendar days unless Business Days are expressly prescribed.

“Certificate of Title” means, with respect to a Financed Vehicle, (i) the original certificate of title relating thereto, or copies of correspondence to the applicable Registrar of Titles, and all enclosures thereto, for issuance of the original certificate of title or (ii) if the applicable Registrar of Titles issues a letter or other form of evidence of lien in lieu of a certificate of title (including electronic titling), the original lien entry letter or form or copies of correspondence to such applicable Registrar of Titles, and all enclosures thereto, for issuance of the original lien entry letter or form, which, in either case, shall name the related Obligor as the owner of such Financed Vehicle and the Originator, the Borrower or the Administrative Agent, as secured party.

“Certificate Registrar” has the meaning given to such term in the Trust Agreement.

“Change in Control” means the failure (i) of Vroom Finance Holdings, LLC to own, directly or indirectly, all of the outstanding beneficial interests of UACC, (ii) by UACC to own, directly or indirectly, all of the outstanding beneficial interests of the Borrower, or (iii) of Vroom, Inc. to own, directly or indirectly, all of the outstanding beneficial interest of Vroom Financial Holdings, LLC.

“Charged-off Receivable” means any Receivable required to be charged off in accordance with the [***].

“Closing Date” means November 18, 2022.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning given to such term in Section 3.01(a).

“Collection Account” means a segregated account established by the Paying Agent with the Account Bank, in the name of the Borrower, for the benefit of the Secured Parties, into which all Collections shall be deposited.

“Collection Period” means, with respect to any Payment Date, the immediately preceding calendar month, except for the first Payment Date, in which case such term means the period from the opening of business the day after the initial Cutoff Date to and including the last day of December, 2022.

“Collections” means, with respect to any Collection Period and the related Payment Date, (i) all cash collections or other cash proceeds of any Receivable received by the Borrower and the Servicer and the Successor Servicer (including from the Originator or the Borrower) from or on behalf of any Obligor in payment of any amounts owed in respect of such Receivable, including all Release Price amounts deposited in either Account pursuant to Section 5.04, Insurance Proceeds, interest earnings in the Accounts and all Recoveries, (ii) any other funds received by the Servicer (including from the Originator or the Borrower) with respect to any Receivable (exclusive of ancillary fees and extension fees, which may be retained by the Servicer), Financed Vehicle or any other Collateral, and (iii) all amounts received by the Borrower or the Servicer as proceeds of Collateral sold pursuant to Section 9.02(b)(iv); in each case received and deposited during or in respect of such Collection Period or such Payment Date.

“Commitment” means, with respect to any Lender, the commitment of such Lender to fund Loans in an aggregate amount not to exceed the amount set forth below such Lender’s name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

“Commitment Proposed Extension Date” means the date no less than 180 days after the Closing Date or any date that the Commitment Termination Date is extended in accordance with Section 2.04.

“Commitment Termination Date” means the earliest to occur of (i) April 12, 2027 or such later date to which the Commitment Termination Date may be extended in accordance with Section 2.04, (ii) Early Amortization Event and (iii) the Termination Date.

“Committed Lender” means any Lender that is designated as a Committed Lender hereunder (which Commitment is set forth below such Lender’s name on the signature pages of this Agreement) or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of such Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Concentration Limits” means that, as of any day during the Revolving Period and only with respects to Eligible Receivables, based on the Net Pool Balance of the related type of such Receivables and without duplication:

(a) (i) Non-Prime Receivables that cause the Weighted Average Credit Score of such Non-Prime Receivables to be less than [***], and (ii) Near-Prime Receivables that cause the Weighted Average Credit Score of such Near-Prime Receivables to be less than [***], respectively;

(b) (i) Non-Prime Receivables that cause the Weighted Average LTV Ratio of such Non-Prime Receivables to be greater than [***]%, and (ii) Near-Prime Receivables that cause the Weighted Average LTV Ratio of such Near-Prime Receivables to be greater than [***]%, respectively;

(c) the Eligible Receivables related to Obligors with mailing addresses in any State exceeding [***]% of the Net Pool Balance for three consecutive months or more, and for which the Borrower has not within 30 days of the occurrence thereof, furnished to the Secured Parties favorable Opinions of Counsel for the Borrower, in form and substance satisfactory to the Administrative Agent, covering each such State, as to the requirements in each such State for the assignment of a security interest in the related Financed Vehicles and that the security interest of the related Secured Parties in such Financed Vehicles will be perfected and may be enforced by such Secured Parties notwithstanding the absence of a notation of the assignment of the security interest of the Originator to such Secured Parties on the related Certificate of Title;

(d) Non-Prime Receivables that with obligors that do not have FICO® Scores are no more than [***]% of the Net Pool Balance of Non-Prime Receivables;

(e) (i) Near-Prime Receivables that cause the Weighted Average PTI Ratio of such Near-Prime Receivables to be greater than [***]%, and (ii) Non-Prime Receivables that cause the Weighted Average PTI Ratio of such Non-Prime Receivables to be greater than [***]%; or

(f) only with respect to Near-Prime Receivables, no more than [***]% of the Net Pool Balance of such Near-Prime Receivables have an original term of more than 72 months.

provided that Schedule C-1 Receivables shall not be included in the calculations of the Concentration Limits described in paragraphs (b) and (e) above.

“Confidential Information” means any information with respect to the Borrower or UACC, their respective businesses or financial condition, the Receivables and includes (i) information transmitted in written, oral, magnetic or any other medium, (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes or other records which contain, reflect or are generated from such information; provided, that Confidential Information does not include, with respect to a Person, information that (a) was already known to such Person and such knowledge was not obtained from any other entity who was known by such Person to be subject to an obligation of confidentiality or otherwise prohibited from transmitting such information to such Person, (b) is or has become part of the public domain through no act or omission of such Person, (c) is or was lawfully disclosed to such Person without restriction on disclosure by a third party, (d) is or was developed independently by such Person or (e) is or was lawfully and independently provided to such Person from a third party who is not known by such Person to be subject to an obligation of confidentiality or otherwise prohibited from transmitting such information.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Basic Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contract” means any retail installment sale contract executed by an Obligor for a Financed Vehicle under which an extension of credit by the Originator is made in the ordinary course of business to such Obligor and which is secured by the related Financed Vehicle which the Borrower acquires all right, title or interest to from UACC pursuant to the Purchase Agreement or a related Transfer Agreement.

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Cram Down Loss” means, with respect to a Receivable, if a court of appropriate jurisdiction in an Insolvency Proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring Scheduled Payments to be made on a Receivable, an amount equal to such reduction in the Principal Balance of such Receivable or the reduction in the net present value (using as the discount rate the greater of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Payments as so modified or restructured. A “Cram Down Loss” shall be deemed to have occurred on the date such order is entered.

“[***]” means, (x) with respect to the initial Servicer, [***]. The [***], as in effect on the Closing Date, is attached hereto as Exhibit D.

“Custodial Agreement” means a Custodial Agreement entered into between the Administrative Agent and a successor Custodian, pursuant to Section 7.19(j).

“Custodian” means, (i) so long as no Custodian Termination Event has occurred, UACC, acting directly as Custodian and/or [***] as an agent of UACC, and (ii) following the occurrence of a Custodian Termination Event, a successor Custodian appointed pursuant to Section 7.19(j).

“Custodian Fee” means the fee payable to the Custodian on each Payment Date in accordance with Section 2.12(b), in an amount equal to, if the Custodian is (i) UACC, $0 (as the Servicing Fee covers the compensation of UACC as Custodian), and (ii) any entity other than UACC, the amount agreed upon by such successor Custodian, the Borrower and the Administrative Agent.

“Custodian Termination Event” means (i) the occurrence of a Termination Date, (ii) the resignation of the Servicer pursuant to Section 7.13 or (iii) the termination of the rights and obligations of the Servicer pursuant to Section 7.14.

“Cutoff Date” means, with respect to Receivables transferred to the Borrower on each Funding Date, such date as shall be identified as the Cutoff Date in the related Funding Request.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Dealer” means a franchised or independently owned automobile dealer that sold a Financed Vehicle to an Obligor and through which the Contract and related Receivable were originated by the Dealer, which Contract and Receivable were assigned by such Dealer to the Originator pursuant to the related Dealer Agreement, were assigned by the Originator to the Borrower pursuant to the Purchase Agreement and are collaterally assigned to the Administrative Agent hereunder.

“Dealer Agreement” means an existing agreement between a Dealer and the Originator regarding the terms and conditions of the acquisition by the Originator from such Dealer of contracts and the related receivables, which agreement includes (i) certain representations, warranties and covenants of such Dealer with respect to the contracts and the related receivables sold by such Dealer, including that such Dealer has all applicable licenses and approvals to originate receivables, and (ii) the agreement of such Dealer to repurchase contracts and any related receivable with respect to which one or more of such representations and warranties has been breached.

“Default Rate” means the sum of (a) the Term SOFR Rate or the Base Rate, as the case may be, and (b) [***]%.

“Defaulted Receivable” means, with respect to any Collection Period, a Receivable for which, as of the related Determination Date, (i) the Servicer has repossessed the related Financed Vehicle and either (a) the Servicer has sold and received proceeds on each sale for such Financed Vehicle and received the proceeds of such sale or (b) 90 days have passed since repossession, (ii) the Servicer has determined in good faith and in accordance with its [***] that it has received all amounts it expects to recover, or (iii) 10% or more of a scheduled payment became 121 or more days delinquent (or 211 or more days delinquent, in the case of a repossessed Financed Vehicle).

“Delinquency Ratio” means, with respect to any Payment Date and the related Collection Period, the percentage equivalent of a fraction, (i) the numerator of which equals the aggregate Principal Balance of all Delinquent Receivables as of the related Determination Date and (ii) the denominator of which equals the aggregate Principal Balance of all Eligible Receivables as of such Determination Date.

“Delinquent Receivable” means any Receivable, other than a Defaulted Receivable, with respect to which more than 10% of any Scheduled Payment remains unpaid for more than 61 days after the related due date.

“Deliver” means (x) with respect to a Tangible Contract or other item in a Receivable File (other than an Electronic Contract), to deliver physical possession of such Tangible Contract or item via personal delivery or reputable overnight delivery service and (y) with respect to an Electronic Contract, to initiate a transfer (or cause the Originator to initiate a transfer) of such Electronic Contract from the Originator Vault Partition to the Warehouse Vault Partition. The terms “Delivery” and “Delivered” have corollary meanings.

“Derivative” means any (i) exchange-traded or over-the-counter forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination of the foregoing, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) similar transaction, contract, instrument, undertaking or security or (iii) transaction, contract, instrument, undertaking or security containing any of the foregoing.

“Determination Date” means, with respect to any Payment Date and the related Collection Period, the last day of such Collection Period.

“Dissenting Lender” means a Non-Extending Lender from the date of its refusal notice or the end of the Election Period.

“Dodd-Frank Act” means The Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), as amended.

“Dollars” or “$” means the lawful currency of the United States.

“E-Vault Access Agreement” shall mean an access agreement by and between the E-Vault Provider and the Custodian in form and substance satisfactory to the Administrative Agent, with such changes as may be agreed to in writing by the Administrative Agent from time to time.

“E-Vault Provider” shall mean as of the Closing Date, [***] or, thereafter, any other party hired by UACC to process the origination and execution of and to maintain control of the electronic contracts that is satisfactory to the Administrative Agent.

“E-Vault System” shall mean the “[***] Authoritative Copy System” maintained by the E-Vault Provider (if [***]) or any similar system maintained by any other E-Vault Provider.

“Early Amortization Event” shall mean [***].

“Election Period” means the 60‑day period following the date of a request for an extension pursuant to Section 2.04.

“Electronic Collateral Control Agreement” shall mean an electronic collateral control agreement by and among the E-Vault Provider, the Borrower, the Custodian and the Administrative Agent in form and substance satisfactory to the Administrative Agent, with such changes as may be agreed to in writing by the Administrative Agent from time to time.

“Electronic Contract” means a Contract that constitutes “electronic chattel paper” under and as defined in Section 9-102(31) of the UCC.

“Eligible Assignee” means a Person (i) whose short-term rating is not less than the Short-Term Rating Requirement, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is not less than the Short-Term Rating Requirement, (ii) who is either a multi-seller commercial paper conduit or an Affiliate of a Secured Party or (iii) who is acceptable to the Administrative Agent; provided that, so long as no Termination Event or Servicer Termination Event has occurred and is continuing, such Person, if not an Affiliate of a Secured Party, shall be acceptable to the Borrower.

“Eligible Receivable” means, on any day, any Receivable (i) for which the related Receivable File is in the possession of the Servicer or the Custodian, (ii) which is identified on the Schedule of Receivables delivered by the Borrower to the Secured Parties as part of a Funding Request and (iii) (x) which satisfies each of the eligibility requirements set forth on Schedule B hereto or (y) is a Schedule C-1 Receivable.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or as Servicer, as applicable, (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or with the Servicer, as applicable (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower or as Servicer, as applicable, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Excess Concentration Amount” means, with respect to any day, without duplication, the Net Pool Balance of Receivables that cause one or more of the Concentration Limits to not be met; provided, however, that the Excess Concentration Amount will be $0 on any day (i) during the first two full Collection Periods following a Securitization Date or (ii) until the Loans Outstanding exceed $[***] as of the related Determination Date.

“Excess Spread Percentage” means, with respect to any Payment Date and the related Collection Period, an annualized percentage equal to (i) the weighted average APR of all Eligible Receivables (weighted by Principal Balance) on the related Determination Date minus (ii) the sum of (a) the weighted average rate used to calculate Interest pursuant to Section 2.07(b) and (b) the Servicing Fee Rate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means (i) net income Taxes, franchise Taxes (imposed in lieu of net income Taxes) and branch profits Taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party (including any applicable lending office) and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Secured Party’s having executed, delivered, become a party to or performed its obligations or received a payment under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced, this Agreement or the other Basic Documents, or sold or assigned any interest in a Loan or any Basic Document), (ii) any U.S. withholding Taxes that result from a Lender’s failure to comply with the requirements of Section 2.14(e) or (f), (iii) in the case of any Non-U.S. Lender, any U.S withholding Taxes that are imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Agreement or changes the applicable lending office with respect to this Agreement (other than in regard to a change of parties or offices at the request of Borrower), and (iv) any withholding Taxes under FATCA.

“Existing Receivables” means the Receivables that become a part of the Collateral in connection with the Initial Loan.

“Exported” with respect to a Contract, means the Custodian has decommissioned the related electronic chattel paper and the Authoritative Copy of such Contract is printed out pursuant to a “Paper Out”™ within the meaning specified in the System Description. “Export” and “Exporting” shall have corollary meanings.

“Extended Receivable” means any Receivable for which an extension or payment deferment was made (or is in effect) pursuant to the [***].

“Extension Ratio” means, with respect to any Payment Date and the related Collection Period, the percentage equivalent of a fraction, (i) the numerator of which equals the Pool Balance of all Receivables that became Extended Receivables during such Collection Period and (ii) the denominator of which equals the average of (i) the Pool Balance as of the related Determination Date and (b) the Pool Balance as of the Prior Determination Date.

“Facility Amount” means (i) prior to the Termination Date, the Aggregate Commitments on such day, and (ii) on and after the Termination Date, the Loans Outstanding.

“Facility Termination Date” means the date on which the Aggregate Unpaids have been indefeasibly paid in full and all commitments hereunder have terminated.

“FAS 166/167 Rules” means the final rule, titled “Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues”, adopted December 15, 2009, by the Federal Accounting Standard Board.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from Taxes under such provisions) and any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Administrative Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letter” means the letter, dated as of the Closing Date, among the Borrower, and the Administrative Agent, setting forth the Unused Fee Rate, the Upfront Fee and the Applicable Margin.

“Fifth Third” means Fifth Third Bank, National Association.

“Final Maturity Date” means the earlier to occur of (i) 12 Payment Dates following the end of the Commitment Termination Date as described in clauses (i) and (ii) of such definition and (ii) the Termination Date.

“Financed Vehicle” means, with respect to a Receivable, any new or used automobile, light- and medium-duty truck, minivan, sport utility vehicle or other passenger vehicle, together with all accessions thereto, securing the related Obligor’s Indebtedness thereunder.

“Force Majeure Event” means any delay or failure to perform hereunder due to floods, pandemics, epidemics, riots, strikes, freight embargoes, acts of God, acts of war or hostilities of any nature, laws or regulations of any government (whether foreign or domestic, federal, state, county or municipal), and failures in or unavailability of public or private communication and/or data lines or systems.

“Formation Documents” means, with respect to (i) the Borrower, the Trust Agreement and certificate of trust and (ii) UACC, its articles of incorporation and bylaws.

“Funding Date” means each Business Day on which a Loan is made.

“Funding Request” means a written notice from the Borrower requesting a Loan and including the items required by Section 2.01(b), substantially in the form of Exhibit A hereto.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any State or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case, having jurisdiction over such Person.

“Indebtedness” means, with respect to any Person and any day, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iii) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (iv) all indebtedness, obligations or liabilities of that Person in respect of Derivatives.

“Indemnified Amounts” means all Borrower Indemnified Amounts, Servicer Indemnified Amounts and Seller Indemnified Amounts.

“Indemnified Party” means the Borrower Indemnified Parties, Servicer Indemnified Parties and the Seller Indemnified Parties.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of the Borrower under the Loan or any Basic Document and (ii) to the extent not otherwise described in (i) Other Taxes.

“Index Floor” means a rate of interest equal to [***]%.

“Initial Loan” means the first Loan made on or after the Closing Date.

“Insolvency Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (ii) the commencement by such Person of a voluntary case under any Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means, with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities or similar proceeding of or relating to such Person under any Insolvency Laws.

“Instrument” means any “instrument” (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.

“Insurance Policy” means, with respect to any Receivable, (i) an insurance policy covering physical damage to or loss of the related Financed Vehicle or (ii) any lender’s single interest, credit life, disability, hospitalization or similar insurance policy with respect to the related Obligor.

“Insurance Proceeds” means any amounts payable or any payments made under any Insurance Policy.

“Intercreditor Agreement” means the intercreditor agreement, dated as of February 2, 2011, among UACC, the Lockbox Bank and any other special purpose subsidiary of UACC that executed the Intercreditor Party Supplement and each party listed as an intercreditor party on the signature page thereto, as supplemented by the Intercreditor Party Supplement.

“Intercreditor Party Supplement” means the Intercreditor Party Supplement, dated as of the Closing Date, among the Borrower, the Administrative Agent and the parties to the Intercreditor Agreement.

“Interest” means, for any Interest Period and each Loan (or portion thereof) outstanding during such Interest Period, interest on the outstanding Principal Amount of such Loan computed pursuant to Section 2.07; provided, however, that (i) no provision of this Agreement shall require or permit the collection of Interest in excess of the Maximum Lawful Rate and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Period” means, with respect to any Payment Date, the immediately preceding Collection Period (or, in the case of the first Payment Date following the Closing Date, from and including the Closing Date to and including the last day of the Collection Period in which the Closing Date occurs); provided, however, that any Interest Period that commences before the Final Maturity Date that would otherwise end after the Final Maturity Date shall end on the Final Maturity Date.

“Interest Rate” means, with respect to any Loan (or portion thereof) on any day, the sum of (i) the Benchmark on such day and (ii) the related Applicable Margin, provided, however, that for the avoidance of doubt, on each day following the automatic occurrence, or the declaration of the occurrence, of the Termination Date in accordance with Section 9.01(b), the Interest Rate for each Loan (or portion thereof) shall be a rate per annum equal to the related Default Rate.

“Interpayments” means Collections on deposit in the Collection Account that are used to repay at least $[***] in principal amount of Loans Outstanding pursuant to Section 2.06(e).

“Invested Percentage” means, for a Lender on any day, the percentage equivalent of (i) the sum of (a) the portion of the Loans Outstanding (if any) funded by such Lender on such day, plus (b) any portion of the Loans Outstanding acquired by such Lender on or prior to such day as an assignee from another Lender pursuant to an Assignment and Acceptance, minus (c) any portion of the Loans Outstanding assigned by such Lender to an assignee on or prior to such day pursuant to an Assignment and Acceptance, divided by (ii) the Loans Outstanding on such day.

“Investment” means, with respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the U.S. Internal Revenue Service.

“Lender” means a Committed Lender, and “Lenders” means, collectively, all of the Committed Lenders.

“Lender Advance” means, a Committed Lender’s Lender Percentage of the Principal Amount of a particular Loan to be made to the Borrower on a Funding Date.

“Lender Parties” means, collectively, each Lender, each provider of Bank Products and each provider of Derivatives.

“Lender Percentage” means, with respect to a Committed Lender, prior to the occurrence of a Commitment Termination Date, its Commitment as a percentage of the Aggregate Commitment and after a Commitment Termination Date, its Invested Percentage.

“Lender Register” has the meaning given to such term in Section 12.01(d).

“Leverage Ratio” means, with respect to any Person as of any day, the ratio of such Person’s total Indebtedness (less the sum of such Person’s (i) unrestricted cash on hand in excess of $[***], (ii) restricted cash used for any prefunding of Securitizations, and (iii) the Qualified Subordinated Debt drawn as of such date) to its Tangible Net Worth, in each case, as of the last day of the immediately preceding calendar quarter.

“Lien” means any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind.

“Loan” has the meaning given to such term in Section 2.01(a).

“Loan-to-Value Ratio” means, with respect to any Receivable, the percentage equivalent of a fraction, (i) the numerator of which is the original Principal Balance of such Receivable and (ii) the denominator of which is the wholesale trade-in book value of the related Financed Vehicle (as reflected in the N.A.D.A. or Kelley Blue Book appraisal guides and taking into account specific features and mileage of such Financed Vehicle) at the date of origination of such Receivable.

“Loans Outstanding” means, on any day, the aggregate Principal Amount of Loans made on or prior to such day, reduced from time to time by payments and distributions in respect of principal of such Loans in accordance with the terms hereof. For avoidance of doubt, on any day the Loans Outstanding are less than the Borrowing Base and solely with respect to the Usage Fee Rate, the Loans Outstanding will be comprised first of the Near-Prime Receivables and the remainder of Loans Outstanding, if any, will be comprised of Non-Prime Receivables.

“Loan Party” means the Borrower, the Servicer, the Originator and the Custodian.

“Lockbox Account” means a bank account established and maintained by the Servicer at the Lockbox Bank (or at any other Qualified Institution, with the prior written consent of the Administrative Agent) for the benefit of the Secured Parties pursuant to the Intercreditor Agreement and the Intercreditor Party Supplement.

“Lockbox Bank” means [***].

“Long-Term Rating Requirement” means, with respect to any Person, that such Person has a long-term unsecured debt rating of not less than A by Standard & Poor’s and not less than A2 by Moody’s.

“Material Adverse Effect” means, with respect to any Person and to any event or circumstance, a material adverse effect on (i) the business, condition (financial or otherwise),

operations, performance or properties of such Person, taken as a whole, (ii) the validity, enforceability or collectability of this Agreement or any other Basic Document or the validity, enforceability or collectability of a material portion of (a) the Contracts, (b) the Receivables or (c) any other Collateral, in each of clauses (a), (b) and (c), taken as a whole, (iii) the rights and remedies of the Secured Parties under this Agreement or any other Basic Document, (iv) the ability of such Person to perform its obligations under this Agreement or any other Basic Document to which it is a party or (v) the status, existence, perfection, priority or enforceability of the interest of the Administrative Agent or the Lenders in the Collateral.

“Maximum Lawful Rate” means the highest rate of interest permissible under Applicable Law.

“Monthly Accrued Interest Payment Amount” means, with respect to any Payment Date and the related Collection Period during which an Interpayment is made, an amount equal to the sum of, without duplication, (i) the amount, if any, by which Collections for such Collection Period are not sufficient to make the Interest payments described in clause (iv) and (vi) of Section 2.08(a) on such Payment Date and (ii) an amount equal to Interest on the Loans repaid by such Interpayment through the end of the related Interest Period.

“Monthly Principal Payment Amount” means, with respect to any Payment Date and the related Collection Period, the amount, if any, necessary to reduce the Loans Outstanding to the Borrowing Base as of the last day of such Collection Period.

“Monthly Report” means a monthly statement of the Servicer delivered on each Reporting Date with respect to the immediately preceding Collection Period, in substantially the form of Exhibit F, which may be modified from time to time as mutually agreed by the Servicer, the Paying Agent and the Administrative Agent.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate of the Borrower, or by the Servicer or any ERISA Affiliate of the Servicer, as applicable, on behalf of its employees.

“Near-Prime Receivable” means, prior to the occurrence of a Near-Prime Receivable Conversion Event, an Eligible Receivable as to which all of the following criteria are satisfied as of its respective Cut-Off Date:

1. with respect to which the primary Obligor has a credit bureau score obtained from Fair-Isaacs Corporation, Experian, Equifax of TransUnion LLC, of at least [***];

2. which had an original Principal Balance of not more than $[***];

3. which had an original term of no fewer than 12 months and no more than 75 months;

4. which, other than for a Schedule C-1 Receivable, had a Loan-to-Value Ratio of no greater than [***]%; and

5. which, other than for a Schedule C-1 Receivable, had a PTI Ratio of no greater than [***]%;

provided that, for the avoidance of doubt, if any Near-Prime Receivable Conversion Event has occurred, all Near-Prime Receivables shall be treated as Non-Prime Receivables for all purposes hereunder and for any Basic Document.

“Near-Prime Receivable Conversion Event” means the occurrence of any of the following events:

(a) the arithmetic mean of the Annualized Net Loss Ratio for the related Collection and the two previous Collection Periods for Near-Prime Receivables exceeds [***]%;

(b) the arithmetic mean of the Annualized Default Ratio for the related Collection Period and the two previous Collection Periods for Near-Prime Receivables exceeds [***]%;

(c) the arithmetic mean of the Extension Ratio for the related Collection Period and the two previous Collection Periods for Near-Prime Receivables exceeds [***]%;

(d) the arithmetic mean of the Delinquency Ratio for the related Collection Period and the two preceding Collection Periods for Near-Prime Receivables exceeds [***]%, and the Delinquency Ratio for the current Collection Period for Near-Prime Receivables exceeds [***]%;

(e) the Delinquency Ratio for the current Collection Period for Near-Prime Receivables exceeds [***]%; or

(f) the occurrence of a Termination Event or a Servicer Termination Event;

provided that, upon the occurrence of a Securitization Date with respect to which the pro forma Borrowing Base (after giving effect to such Securitization) delivered to the Administrative Agent shows all Eligible Receivables forming part thereto that are less than 31 days past due, then for the purpose of paragraphs (a), (b), (d) and (e) above, each of the Annualized Net Loss Ratio, the Annualized Default Ratio and the Delinquency Ratio shall be reset for the Collection Period in which such Securitization Date occurs and the calculation thereof will resume for the immediately following Collection Period and every Collection Period thereafter.

“Net Loss” means, with respect to any Payment Date and the related Collection Period, an amount equal to (i) the Pool Balance of all Receivables that first became Defaulted Receivables during such Collection Period minus (ii) all Recoveries received by the Servicer during such Collection Period with respect to any Defaulted Receivables.

“Net Pool Balance” means on any day with respect to all of the Receivables or a specified portion of the Receivables, as indicated by the context, the aggregate Principal Balance of all such Receivables that are Eligible Receivables.

“Non-Extending Lender” means, after its respective Commitment Termination Date, each Committed Lender that has declined to extend such Commitment Termination Date in accordance with Section 2.04, to the extent not replaced pursuant to Section 2.04(b).

“Non-Prime Receivable” means, an Eligible Receivable as to which all of the following criteria are satisfied as of its respective Cut-Off Date:

1. which is not a Near-Prime Receivable;

2. which, other than for a Schedule C-1 Receivable, had an original term of not more than [***] months;

3. which, other than for a Schedule C-1 Receivable, had an original Principal Balance of not more than $[***];

4. which, other than for a Schedule C-1 Receivable, had a Loan-to-Value Ratio of no greater than [***]%; and

5. which, other than for a Schedule C-1 Receivable, had a PTI Ratio of no greater than [***]%.

“Non-U.S. Lender” means a Lender that is not a “United States person” as defined in Code Section 7701(a)(30).

“Note” has the meaning given to such term in Section 2.05(a).

“Obligations” means all loans, advances, debts, liabilities, indemnities and obligations for monetary amounts owing by the Borrower to the Secured Parties, the Administrative Agent, the Paying Agent, the Owner Trustee, the Custodian (if other than UACC) or any of their respective assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of any of the Loans, or any other Basic Document, whether or not evidenced by any separate Note, agreement or other instrument, including all unpaid Principal Amounts, Interest (including Interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), amounts payable pursuant to Sections 2.13 and 2.14, Breakage Costs, Indemnified Amounts, fees, including any and all arrangement fees, loan fees and Unused Fees, and any and all other fees, expenses, costs, indemnities or other sums (including attorney fees and disbursements) chargeable to the Borrower under the Basic Documents.

“Obligor” means each Person obligated to make payments pursuant to a Receivable, including any guarantor thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate signed by any officer of the Borrower, the Servicer, the Originator, the Performance Guarantor or the Custodian, as the case may be, and delivered to the Administrative Agent.

“Opinion of Counsel” means, with respect to any Person, a written opinion of counsel, who is reasonably acceptable to the Administrative Agent.

“Originator” means UACC.

“Originator Vault Partition” shall mean the segregated partition of the E-Vault System governed by an E-Vault Access Agreement which reflects the owner of record as UACC.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Basic Document, or sold or assigned an interest in any Loan or Basic Document).

“Other Taxes” means any and all present or future recording, stamp, documentary, court, intangible, recording, filing or similar Taxes, charges or levies arising from any payment made under this Agreement or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to this Agreement or other Basic Document.

“Other Warehouse Agreements” means all warehouse agreements, credit agreements, funding agreements or similar agreements of UACC and its Affiliates, other than this Agreement, that are secured or collateralized by similar motor vehicle receivables.

“Owner Trustee” means [***], not in its individual capacity, but solely as Owner Trustee under the Trust Agreement.

“Owners” means the Lenders that are owners of record of the Notes.

“Paper-In Contract” means a Tangible Contract that has been converted to an Electronic Contract in accordance with the requirements of the E-Vault System.

“Partial Expiration Event” means the occurrence of the election of one or more Non-Extending Lenders after the Commitment Termination Date to not extend its Commitment, unless such Non-Extending Lender is replaced pursuant to Section 2.04(b) or unless the Termination Date shall have occurred.

“Partial Expiration Event Amount” means the portion of Loans Outstanding payable in connection with a Partial Expiration Event.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) as the same may be amended from time to time, and corresponding provisions of future laws.

“Paying Agent” has the meaning given to such term in the Preamble.

“Paying Agent Fee” means $[***] per month.

“Payment” has the meaning given to such term in Section 11.09(a).

“Payment Date” means the 12th day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day, commencing January 12, 2023.

“Payment Notice” has the meaning given to such term in Section 11.09(b).

“Pension Plans” means an “employee pension benefit plan,” as such term is defined in Section 3 of ERISA, which is subject to Title IV of ERISA or Section 412 of the Code and which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate of the Borrower, or by the Servicer or any ERISA Affiliate of the Servicer, as applicable, for any of its employees.

“Performance Guarantor” means Vroom Finance Holdings, LLC.

“Performance Guaranty” means the Performance Guaranty, dated as of Closing Date, from the Performance Guarantor, in favor of the Secured Parties.

“Permitted Investments” means any of the following types of investments:

(1) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and which have a maturity of not more than 270 days from the date of acquisition;

(2) bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which meet or exceed the Short‑Term Rating Requirement;

(3) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank of the type described in clause (ii) above;

(4) commercial paper rated at least A‑1 by Standard & Poor’s and Prime‑1 by Moody’s;

(5) money market funds registered under the Investment Company Act having a rating, at the time of such investment, of not less than Aaa by Moody’s and AAAm by Standard & Poor’s (including any such funds for which the Paying Agent in its individual capacity, or any of its Affiliates, receives compensation as administrator, sponsor, agent or the like);

(6) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any State (or domestic branches of any foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall meet or exceed the Short‑Term Rating Requirement; or

(7) any other investments approved in writing by the Administrative Agent;

provided, that each of the Permitted Investments may be purchased by the Paying Agent or through an Affiliate of the Paying Agent.

“Permitted Liens” means (i) Liens in favor of the Administrative Agent, as agent for the Secured Parties, created pursuant to this Agreement or any other Basic Document and (ii) Liens related to a Financed Vehicle for Taxes, labor, materials or storage, (iii) Liens for Taxes and assessments and governmental charges or levies that are not yet due and payable or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, provided that they have been fully reserved for in accordance with GAAP, and (iv) with respect to the Accounts, Liens on the Lockbox Account in favor of the Lockbox Bank pursuant to the Intercreditor Agreement, and Liens on the Collection Account in favor of the Administrative Agent hereunder.

“Person” means any individual, partnership, corporation, limited liability company, joint stock company, trust (including a business or statutory trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Pool Balance” means, as of any day, the aggregate Principal Balance of all Receivables (or if indicated by the context, a specified portion of the Receivables) as of such day.

“Portfolio Purchase Receivable” means any Receivable originated by Vroom Automotive, LLC or an Affiliate thereof, originally transferred to a third party purchaser who paid par or above par for the Receivable and then reacquired by Vroom Automotive, LLC or an Affiliate thereof and then subsequently acquired by the Borrower on or after the Closing Date, and with respect to which the Servicer holds the Certificate of Title or the application for a Certificate of Title for the related Financed Vehicle on such date.

“Post Office Box” means one or more post office boxes established and maintained by the Servicer for the benefit of the Secured Parties pursuant to the Intercreditor Agreement and the Intercreditor Party Supplement.

“Post Office Box Processor” means the Lockbox Bank and any other Person that may from time to time perform lockbox services with respect to one or more Post Office Boxes.

“Power of Attorney” means a Power of Attorney of the Borrower appointing the Administrative Agent as its lawful attorney in accordance with Section 9.05, in substantially the form of Exhibit E.

“Prime Rate” means, as of any date, the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal” means any person holding an ownership interest in a Borrower of 25% or more.

“Principal Amount” means, with respect to any Loan, the aggregate amount advanced by the Lenders on the Funding Date in respect of such Loan.

“Principal Balance” means, with respect to a Receivable, as of the close of business on a date of determination, the Amount Financed of such Receivable minus the sum of the following related amounts, without duplication, (i) that portion of all Scheduled Payments actually received on or prior to such day allocable to principal using the Simple Interest Method, (ii) any payment of the Release Price with respect to a Receivable allocable to principal, (iii) any Cram Down Loss and (iv) any prepayment in full or any partial prepayment applied in reduction of principal. Notwithstanding the foregoing, and without duplication, the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable.

“PTI Ratio” means with respect to any Receivable, as of the related origination date, the ratio (expressed as a percentage) of (x) the scheduled monthly payment amount of such Receivable on the date such Receivable was originated, to (y) the combined monthly gross income from all sources of the Obligor(s) on the date such Receivable was originated.

“Purchase Agreement” means the Purchase and Contribution Agreement, dated as of the Closing Date, between UACC and the Borrower, and each Transfer Agreement.

“Qualified Institution” means any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank), (i) (a) that meets, or the parent of which meets, either (1) the Long-Term Rating Requirement or (2) the Short-Term Rating Requirement or (b) is otherwise acceptable to the Administrative Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Qualified Subordinated Debt” means any debt outstanding pursuant to that certain credit agreement, dated as of March 8, 2025, among Vroom, Inc., UACC and Darkwater Funding LLC, as co-borrowers and Mudrick Capital Management, L.P., as lender, which provides for a $[***] delayed draw term loan to each co-borrower.

“Rating Agency” means any nationally recognized statistical ratings organization acceptable to the Administrative Agent.

“Rating Request” means a written request by the Administrative Agent to the Borrower and the Servicer, stating that the Administrative Agent intends to request that one or more Rating Agencies publicly/privately issue a rating to the transactions contemplated by this Agreement pursuant to Section 2.13(g).

“Receivable” means Indebtedness owed to the Originator or the Borrower by an Obligor (without giving effect to any transfer hereunder) under a Contract included as part of the Collateral, whether constituting an account, chattel paper, instrument or general intangible, arising out of or in connection with the sale and loan made by a Dealer or the Originator with respect to a Financed Vehicle in connection therewith, and includes the right of payment of any finance charges and other obligations of the Obligor with respect thereto. Notwithstanding the foregoing, once the

Administrative Agent has released its security interest in a Receivable and the related Contract in accordance with the terms of this Agreement, such Receivable shall no longer be a Receivable hereunder.

“Receivable Data” means a data tape, which shall include as to each Receivable such information as shall be agreed upon by the Administrative Agent and the Servicer, including such information as the Administrative Agent may reasonably request from time to time to satisfy or fulfill regulatory requirements applicable to the Secured Parties, including capital treatment under Basel II or Basel III.

“Receivable File” means, with respect to each Receivable and the related Contract, (i) (x) in the case of a Tangible Contract, the original fully executed Contract, (y) in the case of an Electronic Contract, an Authoritative Copy of the executed Contract and (z) in the case of a Contract which has been Exported, the physical rendering of the related Electronic Contract produced upon Export, together with the related document history report, and (ii) any instruments or documents that may modify the terms and conditions of such Receivable or Contract and the original endorsements or assignments of such Contract.

“Receivable Receipt” means the receivable receipt substantially in the form attached hereto as Exhibit G executed by the Custodian for the benefit of the Administrative Agent.

“Records” means, with respect to any Receivable, all documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) maintained with respect to any related item of Collateral and the related Obligor.

“Recoveries” means, with respect to any Payment Date and the related Collection Period, all monies collected from whatever source during such Collection Period in respect of a Defaulted Receivable, including Insurance Proceeds (but excluding payment of the related Release Price), net of any amounts required by Applicable Law to be remitted to the related Obligor and net of the Servicer’s reasonable out-of-pocket expenses (other than overhead) incurred in connection with the liquidation of such Defaulted Receivable and the related Financed Vehicle, to the extent not previously reimbursed to the Servicer.

“Registrar of Titles” means, with respect to any Governmental Authority or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and Liens thereon.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset Backed Securities, Securities Act Release No. 33 8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) and the portions of Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (Sept. 24, 2014)) that are in effect on any specific date or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Release Date” means a Payment Date specified by the Borrower in connection with the retransfer of the Receivables under Section 5.04(b).

“Release Price” means an amount equal to the Principal Balance of each Receivable retransferred or repurchased pursuant to Section 5.04(a) or (b), plus accrued interest on such Receivable (at the related APR) through the date of such retransfer or repurchase, and all Breakage Costs, if any, arising out of or relating to such retransfer or repurchase.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reporting Date” means the date which is two Business Days prior to any Payment Date.

“Required Legend” means a legend applied by the E-Vault System to every page of a Contract which identifies the owner of Record as “VFS Near Prime Trust I, and held by United Auto Credit Corporation, as Custodian, on behalf of Fifth Third Bank, National Association, as Administrative Agent”.

“Required Lenders” means at a particular time, Lenders with aggregate Commitments in excess of 66 2/3% of the Aggregate Commitment.

“Requirements of Law” means, for any Person, its certificate of incorporation or articles of association and by-laws or other organizational or governing documents, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, State or local (including usury laws, the Federal Truth in Lending Act, Regulations U and T of the Federal Reserve Board and Regulations B, X and Z of the Consumer Financial Protection Bureau).

“Responsible Officer” means, when used with respect to (i) any Person other than the Borrower, any officer of such Person, including any director, president, vice president, executive vice president, assistant vice president, treasurer, secretary, assistant secretary or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any matter is referred because of such officer’s knowledge of or familiarity with the particular subject and having direct responsibility for the administration of this Agreement and the other Basic Documents to which such Person is a party, and (ii) the Borrower, any Authorized Representative or officer of the Owner Trustee having direct responsibility for the Owner Trustee’s duties under the Trust Agreement.

“Revolving Period” means the period commencing on the Closing Date and ending on the earlier to occur of (i) the Commitment Termination Date and (ii) the day immediately preceding the Termination Date.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country or territory (including, without limitation, the Crimea region of Ukraine and the countries of Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person, or Person acting on behalf of any Person, with whom dealings are restricted or prohibited under Sanctions, including (a) any Person named on any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, her Majesty’s Treasury of the United Kingdom, the European Union or any EU member state, (b) any Person located, operating under the laws of, organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country or (c) any Person directly or indirectly, in whole or in part, owned by, controlled by, or acting on behalf of any Person described in (a) or (b) above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of Commerce, or the U.S. Department of State, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, or (c) any other similar sanctions imposed by a Governmental Authority to which the Borrower or Servicer, or any of the Borrower or Servicer’s Subsidiaries and/or Affiliates are subject, as applicable.

“Schedule C-1 Receivable” means a Receivable (i) which satisfies each of the eligibility requirements set forth on Schedule B hereto as of its respective Cut-Off Date, other than paragraphs (viii), (ix), (xiii), (xvii), (xx), (xxv), (xxviii), (xxx), (xxxi) and (xxxvii) therein, and (ii) is identified in Schedule C-1 hereof.

“Schedule of Receivables” means the schedule of Receivables attached hereto (i) with respect to Receivables other than Schedule C-1 Receivables, as Schedule C, as updated from time to time in connection with each Funding Request, or (ii) with respect to Schedule C-1 Receivables, Schedule C-1.

“Scheduled Payments” means regularly scheduled payments to be made by an Obligor pursuant to the terms of the related Contract.

“Secured Party” means (i) the Administrative Agent, (ii) each Lender and (iii) each Bank Products and/or Derivatives provider, if any, that executes a counterpart of this Agreement agreeing to be bound by the terms of this Agreement applicable to a Secured Party.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization” means any public SEC-registered, Rule 144A or 4(a)(2) private offering of asset-backed term notes or secured loan or similar transaction involving all or a portion of the Collateral, provided, that in each case no adverse selection procedures were used by the Borrower or such Special Purpose Affiliate with respect to such Collateral.

“Securitization Date” means the date upon which a Securitization is consummated.

“Securitization Date Certificate” means a certificate, substantially in the form attached as Annex 1 to Exhibit H hereto, delivered by a Responsible Officer of the Servicer on a Securitization Date indicating that the requirements set forth in this Agreement for a Securitization have been satisfied.

“Securitization Release” means a release executed pursuant to Section 2.15, substantially in the form of Exhibit H hereto.

“Seller” has the meaning set forth in the Purchase Agreement.

“Seller Indemnified Amounts” has the meaning given to such term in Section 5.07 of the Purchase Agreement.

“Seller Indemnified Parties” has the meaning given to such term in Section 5.07 of the Purchase Agreement.

“Senior Interest” means any Interest accrued at a rate equal to (a) the Benchmark or the Base Rate, as the case may be, plus (b) the Applicable Margin at the Closing Date.

“Servicer” has the meaning given to such term in the Preamble.

“Servicer Basic Documents” means all Basic Documents to which the Servicer is a party or by which it is bound.

“Servicer File” means, with respect to a Receivable, each of the following documents:

(i) a fully executed original of the related Contract;

(ii) electronic evidence of (a) an Insurance Policy, (b) an application form for an Insurance Policy signed by the related Obligor or (c) a signed representation letter from the Obligor pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle;

(iii) if the applicable jurisdiction (a) issues original certificates of title, the original Certificate of Title or, until such original Certificate of Title is available, an application therefor, or (b) does not issue original certificates of title, a copy of such Certificate of Title or other equivalent issued by such jurisdiction with a copy (including an electronic copy) of the application filed to amend the Certificate of Title to indicate the security interest of the Originator in the related Financed Vehicle;

(iv) an electronic copy of the original credit application signed by the related Obligor;

(v) electronic copies of all original assumption, consolidation, extension, modification or waiver agreements, if any, relating to such Receivable; and

(vi) any other documents that the Servicer shall keep on file, in accordance with its customary procedures and the [***], relating to such Receivable, the related Obligor or the related Financed Vehicle.

“Servicer Indemnified Amounts” has the meaning given to such term in Section 10.01(b).

“Servicer Indemnified Parties” has the meaning given to such term in Section 10.01(b).

“Servicer Termination Event” has the meaning given to such term in Section 7.14.

“Servicer Termination Notice” has the meaning given to such term in Section 7.14.

“Servicing Fee” means the fee payable to the Servicer on each Payment Date in accordance with Section 2.12(b) in an amount equal to the product of (i) one-twelfth, (ii) the Servicing Fee Rate for each Receivable type (i.e. Non-Prime Receivables and Near-Prime Receivables) and (iii) the daily average Pool Balance during the related Collection Period for each Receivable type (i.e. Non-Prime Receivables and Near-Prime Receivables); provided, that if UACC is no longer the Servicer, the “Servicing Fee” shall be adjusted by the Administrative Agent at the request of the then Servicer to reflect the then market rates for the servicing of motor vehicles receivables similar to the Receivables.

“Servicing Fee Rate” means (i) for Non-Prime Receivables, [***]%, and (ii) for Near-Prime Receivables, [***]%.

“Short-Term Rating Requirement” means, with respect to any Person, that such Person has a short-term unsecured debt rating of not less than A‑1 by Standard & Poor’s and not less than Prime‑1 by Moody’s.

“Simple Interest Contract” means any Contract under which the portion of a payment allocable to interest and the portion allocable to principal are determined in accordance with the Simple Interest Method.

“Simple Interest Method” means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person at any time, having a state of affairs such that (i) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Special Purpose Affiliate” means any bankruptcy-remote special purpose entity that is an Affiliate of the Borrower and was created for the purpose of one or more Securitizations.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“State” means any state of the United States or the District of Columbia.

“Subordinate Interest” means all accrued Interest other than Senior Interest.

“Subsequent Loan” means each Loan made following the Initial Loan.

“Subsequent Receivable” means each Receivable that becomes a part of the Collateral on a Funding Date other than the Funding Date relating to the Initial Loan.

“Subservicer” means a subservicer appointed by the Servicer and acceptable to the Administrative Agent for the servicing and administration of the Receivables.

“Subsidiary” means, with respect to a Person, any entity with respect to which more than 50% of the outstanding voting securities shall at any time be owned or controlled, directly or indirectly, by such Person and/or one or more of its Subsidiaries, or any similar business organization which is so owned or controlled.

“Successor Servicer” has the meaning given to such term in Section 7.15(a).

“System Description” shall mean a description of the E-Vault System in form and substance satisfactory to the Administrative Agent.

“Tangible Contract” means a Contract that constitutes “tangible chattel paper” under and as defined in Section 9-102(78) of the UCC.

“Tangible Net Worth” means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP, after subtracting therefrom the aggregate amount of such Person’s intangible assets, including goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, withholding (including backup withholding), assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any Government Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, provided, further, that if Term SOFR determined as provided above shall ever be less than the Index Floor, then Term SOFR shall be deemed to be the Index Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loans that accrue interest by reference to the Term SOFR Rate.

“Term SOFR Rate” means, with respect to any Interest Period, the greater of (a) the Index Floor and (b) Term SOFR. Each determination by the Administrative Agent of the Term SOFR Rate shall be conclusive and binding in the absence of manifest error.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earliest to occur of (i) the Business Day designated by the Borrower to the Lenders as the Termination Date at any time following 60 days’ prior written notice or (ii) the automatic occurrence, or the declaration of the occurrence, of the Termination Date in accordance with Section 9.01(b).

“Termination Event” has the meaning given to such term in Section 9.01(a).

“Title Administrator” means each of Decision Dynamics, Inc., or any successor thereto, or other Person that has executed an agreement in form and substance satisfactory to the Administrative Agent to provide motor vehicle title administration software and related services to the Servicer.

“Title Administrator Agreement” means a letter agreement from the Servicer to the Title Administrator, and acknowledged by the Administrative Agent, the Borrower and the Custodian, in form and substance satisfactory to the Administrative Agent, with such changes as may be agreed to in writing by the Administrative Agent from time to time.

“Transfer” has the meaning ascribed to such term in the System Description.

“Transfer Agreement” means a Transfer Agreement in substantially the form attached to the Purchase Agreement as Exhibit A, executed by the Borrower and UACC in connection with a transfer of Receivables and the related Collateral on any Funding Date.

“Transfer Date” has the meaning set forth in the Purchase Agreement.

“Transition Expenses” has the meaning given to such term in Section 7.15(d).

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between UACC, as depositor, and [***], as Owner Trustee and Certificate Registrar.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“UACC” means United Auto Credit Corporation (d/b/a Vroom Financial Services).

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” means the United States of America.

“Unmatured Servicer Termination Event” means any event that, with the giving of notice or the lapse of time, or both, would become a Servicer Termination Event.

“Unmatured Termination Event” means any event that, with the giving of notice or the lapse of time, or both, would become a Termination Event.

“Unused Fee” means, with respect to any Payment Date and the related Collection Period, the fee payable by the Borrower pursuant to the Fee Letter on such Payment Date in an amount equal to the product of (i) the Unused Fee Rate and (ii) the Aggregate Commitment minus the average daily Loans Outstanding during such Collection Period divided by 12 (or for the first Interest Period, the actual number of days in the first Interest Period divided by 360).

“Unused Fee Rate” has the meaning set forth in the Fee Letter.

“Upfront Fee” has the meaning given to such term in the Fee Letter.

“Volcker Rule” means the regulations adopted to implement Section 619 of the Dodd-Frank Act.

“Weighted Average Credit Score” means with respect to a type (i.e. Non-Prime or Near-Prime Receivables, as applicable) of Eligible Receivables as of any day, the average of the original non-zero FICO® Scores (using, with respect to a Receivable that has co-obligors, the higher of the FICO® Scores of the co-obligors) of such Receivables as of such day, weighted according to the aggregate Principal Balance of such Eligible Receivables as of such day.

“Weighted Average LTV Ratio” means with respect to a type (i.e. Non-Prime or Near-Prime Receivables, as applicable) of Eligible Receivables as of any day, the average of the Loan-to-Value Ratios of such Receivables, weighted according to the aggregate Principal Balance of such Receivables as of such day.

“Weighted Average PTI Ratio” means with respect to a type (i.e. Non-Prime or Near-Prime Receivables, as applicable) of Eligible Receivables as of any day, the average of the PTI Ratios for such Receivables, weighted according to the aggregate Principal Balance of such Receivables as of such day.

Section One.02. Accounting Terms and Determinations

Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP.

Section One.03. Computation of Time Periods

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section One.04. Interpretation

When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) references to a Person are also to its successors and permitted assigns; (vii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (viii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (ix) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; and (x) the term “proceeds” has the meaning set forth in the applicable UCC.

Section One.05. Rates

The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Rate, Term

SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE Two

LOANS

Section Two.01. Loans

(a) On the terms and conditions set forth herein, including this Section and Article Four, the Borrower may from time to time on any Business Day during the Revolving Period, request that each Committed Lender make an advance (each, a “Loan”) in the amount of each such Committed Lender’s Lender Advance, to the Borrower on a Funding Date.

(b) No later than 12:01 p.m., New York City time, one Business Days prior to the proposed Funding Date, the Borrower shall notify the Secured Parties of such proposed Funding Date and Loan by delivering to the Secured Parties and the Paying Agent, in form and substance satisfactory to the Administrative Agent:

(i) a Funding Request, which will include, among other things, the proposed Funding Date, a calculation of the Borrowing Base and the Principal Amount of the Loan requested, which shall be in an amount at least equal to $[***] or integral multiples of $[***] in excess thereof; and

(ii) an updated Schedule of Receivables that includes each Receivable that is the subject of the proposed Loan.

(c) Following receipt by the Administrative Agent and the Lenders of a Funding Request, and prior to the Commitment Termination Date, each Committed Lender severally agrees to make its Lender Advance of any Loan requested by the Borrower, in each case subject to the conditions contained herein, in an aggregate amount equal to the Loan so requested.

(d) In no event shall:

(i) a Committed Lender be required on any date to fund a Principal Amount that would cause its Lender Percentage of the Loans Outstanding, determined after giving effect to such funding, to exceed its Commitment;

(ii) a Committed Lender be obligated to fund any Loan to the extent that after giving effect to such Loan, an Early Amortization Event or a Termination Event would occur;

(iii) [reserved];

(iv) any Loan be made after the Revolving Period or the Principal Amount of any Loan exceed the Available Amount on the related Funding Date;

(v) more than one Loan be funded on any Business Day.

Section Two.02. Funding Mechanics

(a) If any Funding Request is delivered to the Administrative Agent and each Lender after 12:01 p.m., New York City time, on the first Business Day prior to the proposed Funding Date, such Funding Request shall be deemed to be received prior to 12:01 p.m., New York City time, on the next succeeding Business Day and the proposed Funding Date of such proposed Loan shall be deemed to be the Business Day following such deemed receipt. Each Funding Request shall include a representation by the Borrower that (i) the requested Loan will not, on the Funding Date, exceed the Available Amount, (ii) after giving effect to the requested Loan, a Borrowing Base Deficiency will not exist, and (iii) all conditions precedent to the making of such Loan have been (or prior to the making of such Loan on the Funding Date will be) satisfied. Any Funding Request shall be irrevocable.

(b) Subject to the fulfillment of the applicable conditions set forth in Article Four, as certified in the Funding Request to the Secured Parties by the Borrower, not later than 4:00 p.m. New York City time on such Funding Date, each Lender shall make its Lender Advance of the requested Loans available to the Borrower by wire transfer of immediately available funds to the Borrower’s Account. Each Lender shall promptly notify the Borrower and the Administrative Agent in the event that it fails to make such funds available to the Borrower before such time.

(c) If any Lender makes available to the Borrower funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article, but the conditions to the applicable Loan set forth in Article Four are not satisfied or waived in accordance with the terms hereof, the Borrower shall return such funds (in like funds as received from such Lender), together with interest thereon at the Default Rate, to such Lender.

(d) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

Section Two.03. Reductions of Commitments

(a) At any time during the Revolving Period the Borrower may, upon at least five Business Days’ prior written notice to the Secured Parties and the Paying Agent, reduce the Facility Amount, which shall be applied, unless otherwise consented to by the Administrative Agent and the Lenders, pro rata to the Commitments. Each partial reduction shall be in a minimum aggregate amount of $[***] or integral multiples of $[***] in excess thereof. Reductions of the Facility Amount pursuant to this Section shall be allocated to the Commitment of each Committed Lender, pro rata based on the Lender Percentage represented by such Commitment. Any request for a reduction in the Facility Amount shall be irrevocable and the Borrower shall deliver no more than four such requests in any 12-month period.

(b) In connection with any reduction of the Facility Amount, the Borrower shall remit to the Secured Parties, (i) instructions regarding such reduction and (ii) for payment to each applicable Secured Party, cash in an amount sufficient to pay the Aggregate Unpaids with respect to such reduction, including any associated Breakage Costs. The Borrower shall apply such amounts first to the pro rata reduction of the Loans Outstanding, and second to the payment of the remaining Aggregate Unpaids with respect thereto, including any Breakage Costs, by paying such amounts to the applicable Secured Parties pro rata, based on their respective remaining Aggregate Unpaids.

(c) On the Commitment Termination Date, the Commitment of each Lender shall be automatically reduced to zero.

Section Two.04. Extensions of Commitments

(a) So long as no Commitment Termination Date has occurred, the Borrower may request in writing, before the Commitment Proposed Extension Date, to each Committed Lender (with a copy to the Administrative Agent), that each Committed Lender extend its Commitment Termination Date up to an additional 728-day period as herein provided, which request may be granted or denied by each Committed Lender in its sole discretion. On or before the last day of the Election Period, each Committed Lender shall notify the Borrower and the Administrative Agent of its willingness or refusal to so extend its Commitment Termination Date, provided that the failure of any Committed Lender to timely respond shall be deemed to be its refusal to so extend. If (i) one or more Committed Lenders have agreed to extend the Commitment Termination Date and (ii) at the end of the applicable Election Period, no Commitment Termination Date shall have occurred and be continuing, the Commitment Termination Date then in effect for each such Committed Lender shall be extended to the date agreed upon by the Administrative Agent and each such Committed Lender or, if such day is not a Business Day, the next preceding Business Day (or any other date as agreed upon by the Borrower and each Committed Lender); provided, that if not all Committed Lenders agree to such extension, the Borrower may elect, by notice to the Administrative Agent and the Committed Lenders, delivered not later than five Business Days after the end of the Election Period, not to have such extension become effective.

(b) Within two Business Days following the end of an Election Period, the Administrative Agent shall notify each other Lender and the Borrower of the identity of any Dissenting Lender and the amount of its Commitment. The Borrower may (but shall not be required to) request one or more other Lenders or seek another financial institution reasonably acceptable to the Administrative Agent to acquire all or a portion of the Commitment of the Dissenting Lender and all amounts payable to it hereunder in accordance with Article Twelve. Each Dissenting Lender hereby agrees to assign all or a portion of its Commitment and the amounts payable to it hereunder to a replacement Lender identified by the Administrative Agent in accordance with the preceding sentence, subject to ratable payment of such Dissenting Lender’s Invested Percentage of the Loans Outstanding, together with all accrued and unpaid interest thereon, and a ratable portion of all fees and other amounts due to it hereunder.

(c) Within five Business Days following the end of an Election Period, to the extent not acquired pursuant to Section 2.04(b), each Lender that is not a Dissenting Lender shall acquire a pro rata portion of all of the Loans Outstanding owned by the Dissenting Lender. Each Dissenting Lender hereby agrees to assign such Loans Outstanding and the amounts payable to it hereunder to such Lender, together with all accrued and unpaid interest thereon, and a ratable portion of all fees and other amounts due to it hereunder. Notwithstanding the foregoing, in no event shall a Committed Lender be required on any date to purchase a portion of the Loans Outstanding that would cause its Invested Percentage of the Loans Outstanding determined after giving effect to such purchase, to exceed its Commitment.

(d) Prior to the occurrence of a Termination Event, if a Partial Expiration Event has occurred, the Administrative Agent shall give notice to the Borrower and the Servicer to apply any Collections in accordance with Section 2.08(a)(vii), to the pro rata repayment of such amounts owing to any Non-Extending Lender as of the date of the related Partial Expiration Event, commencing no later than the first Payment Date which is at least two Business Days following the Commitment Termination Date for the Non-Extending Lender, specifying the amounts thereof.

Section Two.05. The Notes

(a) The Loans made by the Lenders hereunder shall be evidenced by one or more duly executed promissory notes payable to the Persons specified by the Owners, with the Lender’s Loans Outstanding not to exceed the Commitment for the applicable Lender or the Aggregate Commitment in total, in substantially the form of Exhibit B hereto (each, a “Note” and collectively, the “Notes”). Each Note shall be dated the Closing Date and shall otherwise be duly completed and shall be delivered by the Borrower to the applicable Lender. The maturity date of each Note shall be the Final Maturity Date or such later date as to which the Administrative Agent, with the consent of each Lender, shall notify the Borrower in writing.

(b) Each Lender is hereby authorized to enter notations (which may be computer generated) on a schedule attached to the Note with respect to the Lender Advance, regarding (i) the date and Principal Amount thereof and (ii) each payment and repayment of principal thereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of a Lender to make any such notation on the schedule attached to its Note shall not limit or otherwise affect the obligation of the Borrower to repay the Loans in accordance with their respective terms as set forth herein.

(c) Promptly following the Facility Termination Date, each Lender shall mark its Note “Paid” and return it to the Borrower.

Section Two.06. Optional Principal Repayments; Interpayments

(a) On any Business Day prior to the occurrence of a Termination Date, the Borrower may prepay all or a portion of the Loans Outstanding and all other Aggregate Unpaids, on at least two Business Days’ prior notice to the Secured Parties and the Paying Agent; provided that (i) the amount prepaid is at least $[***]or integral multiples of $[***] in excess thereof (unless otherwise agreed to in writing by the Administrative Agent); (ii) the Borrower pays to the appropriate parties all Aggregate Unpaids (excluding all Breakage Costs) due and owing pursuant to Section 2.08(a) in connection with and through the date of such prepayment, including any fees or other amounts payable pursuant to Section 10.01; and (iii) the Borrower certifies that following such prepayment, the Borrower will be in compliance with the provisions of this Agreement. Any notice of a prepayment shall be irrevocable.

(b) On the related optional principal repayment date the following shall be true and correct and the Borrower shall be deemed to have certified that after giving effect to such optional principal repayment and the release to the Borrower of the related Receivables, (A) no adverse selection procedures shall have been used by the Borrower with respect to the Receivables that will remain part of the Collateral after giving effect to such optional principal repayment, (B) [***], (C) after giving effect to such optional principal repayment, (i) no Borrowing Base Deficiency shall have occurred, and (ii) no Advance Rate Reduction Event shall have occurred.

(c) On or prior to the related optional principal repayment date, the Borrower shall have delivered to the Secured Parties a list specifying all Contracts relating to the Receivables to be released pursuant to such optional principal repayment.

(d) The Borrower hereby agrees to pay the reasonable out-of-pocket legal fees and expenses of the Paying Agent and the Secured Parties in connection with any optional principal repayment (including expenses incurred in connection with the release of the Lien of the Secured Parties in connection with such optional principal repayment).

(e) Notwithstanding the provisions of Section 2.06(a), the Borrower may, prior to the occurrence of a Termination Event, and only if approved by the Administrative Agent in its sole discretion (and with written notice to the Paying Agent), subject to the payment of all amounts set forth in Section 2.06(a), prepay all or any portion of the Loans Outstanding on any Business Day by making an Interpayment. On the Payment Date relating to the Collection Period during which an Interpayment is made, if required by the Administrative Agent, UACC shall deposit into the Collection Account an amount equal to the Monthly Accrued Interest Payment Amount.

(f) Any optional principal repayment of a Term SOFR Loan on a day other than the last day of an Interest Period therefor shall include Interest on the Principal Amount being repaid and shall be subject to Section 2.18. Any optional principal repayment of Loans Outstanding shall be applied first to that portion of such Loans Outstanding comprised of Base Rate Loans and then to that portion of such Loans Outstanding comprised of Term SOFR Loans, in direct order of Interest Period maturities.

Section Two.07. Payments

(a) The Borrower shall pay Interest on the unpaid Principal Amount of each Loan for the period from the related Funding Date until the date that such Loan shall be paid in full. Interest shall accrue during each Interest Period at the Interest Rate and be payable on the Loans

Outstanding on each Payment Date in accordance with Section 2.08, unless earlier paid pursuant to Section 2.06 or Section 2.15.

(b) Each Lender’s Invested Percentage of the Loans Outstanding shall bear Interest for each Interest Period at a rate per annum equal to the Interest Rate for each day during each Interest Period.

(c) Interest calculated by reference to the Interest Rate shall be calculated on the basis of (i) for the Term SOFR Rate, a 360-day year for the actual days elapsed and (ii) the Prime Rate, a 365 or 366-day year, as applicable for the actual days elapsed.

(d) The unpaid Principal Amount of and Interest on the Notes shall be paid as provided herein and in the Notes. Payments in respect of the unpaid Principal Amount and Interest (including pursuant to Sections 2.06 and 2.15) shall be allocated and applied to Owners of such Note based on their respective Invested Percentages, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with the Administrative Agent and the Borrower; provided that from and after the Commitment Termination Date for each Dissenting Lender until the earlier to occur of (i) the Termination Date and (ii) the date on which the aggregate amount of payments in reduction of Loans Outstanding made after the date of the occurrence of the related Partial Expiration Event equals the Partial Expiration Event Amount, payments pursuant to Section 2.08(a)(vii) in reduction of the Partial Expiration Event Amount shall be allocated and applied to Non-Extending Lenders pro rata based on their respective Lender Percentages.

(e) At or before 12:01 p.m. (New York City time) on the day that is two Business Days prior to next Interest Period, the Administrative Agent shall notify each Lender, the Borrower and the Servicer of the Benchmark or the Base Rate, as the case may be, due for the next Interest Period. Each determination of the Benchmark and Base Rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

(f) Notwithstanding any other provision of this Agreement or the other Basic Documents, if at any time the rate of interest payable by any Person under the Basic Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay Interest at the Maximum Lawful Rate until such time as the total Interest received from such Person is equal to the total Interest that would have been received had Applicable Law not limited the interest rate so payable. In no event shall the total Interest received by a Lender under this Agreement and the other Basic Documents exceed the amount which such Lender could lawfully have received, had the Interest due been calculated from the Closing Date at the Maximum Lawful Rate.

(g) Notwithstanding any other provision of this Agreement or the other Basic Documents, the Loans Outstanding, together with all Aggregate Unpaids, shall be due and payable in full in immediately available funds upon the automatic occurrence, or the declaration of the occurrence, of the Termination Date in accordance with Section 9.01(b).

Section Two.08. Settlement Procedures

(a) On each Payment Date, the Servicer shall instruct (by delivery of the Monthly Report on the related Reporting Date) the Paying Agent to pay to the following Persons, from the Collection Account to the extent of Available Funds, the following amounts in the following order of priority, as set forth in the Monthly Report:

(i) First, pro rata, (A) to the Servicer, the accrued and unpaid Servicing Fee and, to the extent not previously retained by the Servicer, all ancillary fees, including late fees, extension fees, administrative fees or similar charges allowed by Applicable Law, and (B) to the Owner Trustee, the accrued and unpaid fees, costs and expenses and any other amounts not otherwise paid which are payable to the Owner Trustee under Article VII of the Trust Agreement, in an amount not to exceed $[***] per annum;

(ii) Second, pro rata, (A) to the Paying Agent, an amount equal to any accrued and unpaid Paying Agent Fee, together with its accrued and unpaid expenses and indemnities (which expenses and indemnities prior to the occurrence of a Termination Event shall not exceed $[***] per annum), (B) to the Successor Servicer, any unpaid Transition Expenses payable pursuant to Section 7.15(d), and (C) to the extent not previously paid, to the E-Vault Provider, any unpaid fees and expenses due and owing in respect of Electronic Contracts maintained in the Warehouse Vault Partition;

(iii) Third, to the extent not paid for by UACC, to the Custodian (if not UACC), the accrued and unpaid Custodian Fee and any accrued and unpaid expenses and indemnities which amounts may be limited as per the successor Custodian Agreement;

(iv) Fourth, pro rata in accordance with their Invested Percentages, to each Lender in an amount equal to any accrued and unpaid (i) Senior Interest on the Loans, (ii) the Unused Fee, and (iii) any accrued and unpaid Senior Interest on the Loans and Unused Fees that remain unpaid on one or more prior Payment Dates;

(v) Fifth, pro rata in accordance with their Invested Percentages, to each Lender, in an amount equal to the Monthly Principal Payment Amount;

(vi) Sixth, pro rata in accordance with their Invested Percentages, to each Lender in an amount equal to any accrued and unpaid Subordinate Interest on the Loans, any accrued and unpaid Subordinate Interest on the Loans that remain unpaid on one or more prior Payment Dates;

(vii) Seventh, if a Partial Expiration Event has occurred, the remaining funds to reduce pro rata the portion of the Loans Outstanding constituting the Lender Advances of any Non-Extending Lender, to zero;

(viii) Eighth, pro rata, to the Affected Parties and the Indemnified Parties, all other Aggregate Unpaids (other than the principal amount of the Loans Outstanding) then due under this Agreement or the other Basic Documents to them;

(ix) Ninth, to the Servicer, the Owner Trustee, the Custodian (if other than UACC), the Paying Agent and any Successor Servicer, any fees, expenses and indemnities not paid pursuant to clauses (i) through (iii) above; and

(x) Tenth, any remaining amount shall be distributed to the Borrower into the Borrower’s Account or such other account as directed by the Borrower.

Section Two.09. [Reserved]

Section Two.10. Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:01 p.m., New York, New York time, on the day when due in Dollars in immediately available funds to the depository account or accounts specified by each Lender. Except as otherwise provided in Section 2.07, the Borrower shall, to the extent permitted by Applicable Law, pay to the Lender, interest on all amounts not paid or deposited when due hereunder at the Default Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the Maximum Lawful Rate.

(b) Whenever any payment hereunder (i) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, except in the case where the next succeeding Business Day would occur in the succeeding calendar month, in which case such payment shall be due on the preceding Business Day or (ii) is received after 12:01 p.m., New York, New York time, such payment shall be deemed to have been received on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

(c) If any Loan requested by the Borrower and approved by a Lender and the Administrative Agent pursuant to Section 2.01 is not, for any reason (other than due to the gross negligence, bad faith or willful misconduct of such Lender), made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any reasonable loss, cost or expense incurred by such Lender, including any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

(d) Except as otherwise provided herein, all payments hereunder shall be made without set-off (other than as provided by Section 2.16) or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement.

(e) To the extent that (i) any Person makes a payment to any party hereto or (ii) any such party receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Insolvency Law, State or federal law, common law or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by such related party.

Section Two.11. Collections and Allocations; Investment of Funds

(a) On or before the Closing Date or the applicable Funding Date (with respect to Subsequent Receivables), the Borrower or the Servicer shall have instructed all related Obligors to make all payments in respect of the related Receivables that are made by (i) mail, to be made directly to the Post Office Boxes and (ii) electronic payments, to be made to the Lockbox Account; provided, that such payments may also be directed to and accepted by the Servicer in accordance with the [***]. The Servicer shall provide the Lockbox Bank with standing instructions to remit all cleared funds in the Lockbox Account to the Collection Account on a daily basis. The Servicer shall have access to the Post Office Boxes at all times until the occurrence of a Servicer Termination Event or a Termination Event, following which time (except as otherwise agreed in writing by the Administrative Agent) the Servicer shall no longer have access to the Post Office Boxes and the Lockbox Bank, on behalf of the Administrative Agent and the other secured parties as set forth in the Intercreditor Agreement and the Intercreditor Party Supplement, shall have exclusive access to the Post Office Boxes. The Servicer shall direct the Lockbox Bank to remove all payments on or in respect of the Receivables from the Post Office Boxes on each Business Day and shall deposit such amounts into the Lockbox Account on such Business Day. The Servicer and the Borrower shall remit to the Collection Account as soon as practicable, but in no event later than two Business Days after receipt thereof, all other Collections, and at all times prior to such remittance, the Servicer shall hold the same in trust for the benefit of the Administrative Agent. If UACC is no longer the Servicer, the removal of all payments from the Post Office Boxes and deposit thereof into the Lockbox Account shall be performed by the Successor Servicer unless otherwise designated by the Administrative Agent in writing.

(b) On the Closing Date and on each Funding Date, the Servicer will deposit (in immediately available funds) into either Account all Collections available after the applicable Cutoff Date and through and including the Closing Date or Funding Date, as the case may be, in respect of Receivables added to the Collateral on the related date. The Servicer will deposit all Collections received into either Account within two Business Days of receipt.

(c) The Servicer shall be entitled to retain and to be reimbursed for all amounts remitted by or on behalf of the Obligors to the Servicer under the terms of, or with respect to the related Receivables, that represent ancillary fees, including late fees, extension fees, administrative fees or similar charges allowed by Applicable Law.

(d) To the extent there are uninvested amounts on deposit in the Collection Account, such amounts shall be invested in Permitted Investments that mature no later than the Business Day before the next Payment Date, which Permitted Investments shall be selected (i) prior to the occurrence of any Termination Event or a Servicer Termination Event, by the Borrower or (ii) from and after the occurrence of any Termination Event or a Servicer Termination Event, by the Administrative Agent. Absent such written direction, funds in the Collection Account shall remain uninvested. No Permitted Investment may be purchased at a premium. Any earnings (and losses) on the foregoing investments shall be for the account of the Borrower. Each of the Borrower and the Administrative Agent acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Permitted Investments or Paying Agent’s receipt of a broker’s confirmation. Each of the Borrower and the Administrative Agent agrees that such notifications shall not be provided by the Paying Agent hereunder, and the Paying Agent shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available for any account if no activity has occurred in such account during such period.

Section Two.12. Fees

(a) The Borrower hereby agrees to pay to each Lender, monthly in arrears, its respective portion of the Unused Fee from the Collection Account in accordance with Section 2.08. Payments of the Unused Fee shall be allocated and paid to the Lenders based upon their respective Invested Percentages for the applicable Interest Period.

(b) The Servicer, any Successor Servicer, the Paying Agent and the Custodian shall be entitled to receive any accrued and unpaid Servicing Fee, Paying Agent Fee and Custodian Fee due to them, respectively, in accordance with Section 2.08.

(c) The Borrower shall have paid to the Administrative Agent, on or before the Closing Date, any fees set forth in the Fee Letter to be paid on the Closing Date and any reasonable out-of-pocket fees and expenses (including the fees and expense of its outside counsel in connection with the preparation, negotiation and execution of this Agreement and those charged by any nationally recognized statistical rating organization in connection with reviewing the transactions contemplated by this Agreement, if any) in immediately available funds.

Section Two.13. Increased Costs; Capital Adequacy; Illegality; Rating Requests

(a) If either (i) the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by a Lender or any of its Affiliates (each, an “Affected Party”) with any guideline or request from any Governmental Authority (whether or not having the force of law), shall (A) subject an Affected Party to any Tax (except for Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes, any Indemnified Taxes, and Connection Income Taxes), duty or other charge with respect to a Loan hereunder, or on any payment made hereunder, (B) impose, modify or deem applicable any reserve requirement (including any reserve requirement imposed by the Federal Reserve Board, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting a Loan or an Affected Party’s rights hereunder, then within 30 days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request (including the Dodd-Frank Act, Basel II or Basel

III) or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority (whether or not having the force of law), including compliance by an Affected Party with any request or directive regarding capital adequacy (including the Dodd-Frank Act, Basel II or Basel III) has the result of reducing the rate of return on an Affected Party’s capital or assets as a consequence of its obligations under this Agreement, then from time to time, within 30 days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

(c) [Reserved].

(d) In determining any amount provided for in this Section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

(e) [Reserved].

(f) [Reserved].

(g) If any Owner or Committed Lender has, or anticipates having, any claim for compensation under the FAS 166/167 Rules against the Borrower, and such Owner or Committed Lender believes that having the transactions contemplated by this Agreement publicly rated by a Rating Agency or qualifying under the supervisory formula approach under Basel II or Basel III would reduce the amount of such compensation by an amount deemed by such Owner or Committed Lender to be material, the Administrative Agent, on behalf of such Owner or Committed Lender shall provide a Rating Request to the Borrower and the Servicer. The Borrower and the Servicer shall cooperate with the Administrative Agent’s efforts to obtain the rating from the Rating Agency specified in the Rating Request within 120 days following delivery of any Rating Request, and shall provide directly or through distribution to the Administrative Agent or Owner any information such Rating Agency may require for purposes of providing and monitoring such rating. The Borrower shall pay the initial fees payable to the Rating Agency in connection with a Rating Request, and the Servicer shall pay any subsequent or ongoing fees and if the amount of the increase in compensation from obtaining a rating is less than the Rating Agency fee, the obligation to pay the Rating Agency will be borne by the applicable Secured Party and the Borrower/Servicer will reimburse the Secured Party only for the increased compensation.

Section Two.14. Taxes

(a) All payments made by the Obligor with respect to any Receivable and by the Borrower in respect of any Loan and all other payments made by the Borrower or the Servicer under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by Applicable Law. In such event, the Borrower shall pay to the appropriate taxing authority any such Taxes. If such Taxes are Indemnified Taxes, the Borrower shall increase the amount payable to each Lender or the Administrative Agent, as the case may be (such increase, the “Additional Amount”) such that every net payment made under this Agreement after deduction or withholding for or on account of any Non- Excluded Taxes (including any deduction or withholding for or on account of such Additional Amount) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld.

(b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower will indemnify each Secured Party, within 10 days after demand therefor, for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Secured Party making a demand for indemnity payment hereunder shall provide the Borrower with a certificate from the relevant taxing authority or from a Responsible Officer of such Secured Party stating or otherwise evidencing that such Secured Party has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within 10 days from the date a Secured Party makes demand therefor.

(d) As soon as practicable and at least within 30 days after the date of any payment by the Borrower of any Taxes pursuant to this Section, the Borrower will furnish to the Administrative Agent, at its address set forth in Schedule E appropriate evidence of payment thereof.

(e) If a Lender is a Non-U.S. Lender, such Lender shall, to the extent that it may then do so under Applicable Law, deliver to the Borrower, with a copy to the Administrative Agent and the Paying Agent, (i) on or prior to becoming a Lender under this Agreement, (ii) within 15 days after reasonable written request of the Borrower, and (iii) upon the obsolescence of or after the occurrence of any event requiring a change in any form or certificate previously delivered pursuant to this Section 2.14(e), a duly completed copy of the applicable IRS Form W-8 (or any successor forms or other certificates or statements which may be required from time to time by the relevant U.S. taxing authorities or Applicable Law), including all required attachments, to permit the Borrower to make payments hereunder for the account of such Lender, as the case may be, without deduction or withholding of U.S. federal income or similar Taxes. Any Non-U.S. Lender that is claiming an exemption from U.S. withholding Tax under Code Section 871(h) or 881(c) shall provide, in addition to the documentation required by the preceding sentence, a properly executed certificate representing that such Non-U.S. Lender is not a “bank” for purposes of Code Section 881(c), is not a “10 percent shareholder” of the Borrower within the meaning of Code Section 871(h)(3)(B), and is not a “controlled foreign corporation” related to the Borrower within the meaning of Code Section 864(d)(4). If a Lender is a “United States person” as defined in Code Section 7701(a)(30), such Lender shall, to the extent that it may do so under Applicable Law, deliver to the Borrower, with a copy to the Administrative Agent, (i) on or prior to becoming a Lender under this Agreement, (ii) within 15 days after reasonable written request of the Borrower, and (iii) upon the obsolescence of or after the occurrence of any event requiring a change in any form or certificate previously delivered pursuant to this Section 2.14(e) and upon written request of the Borrower, a duly completed copy of the IRS Form W-9 (or any successor forms or other certificates or statements which may be required from time to time by the relevant U.S. taxing authorities or Applicable Law). Upon request from the Paying Agent, the Borrower will provide such additional information that it may have to assist the Paying Agent in making any withholdings or informational reports, if any.

(f) If a payment made to a Lender in respect of any Loan or under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if the recipient of such payment were to fail to comply with the applicable reporting requirements of FATCA (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Borrower, with a copy to the Administrative Agent and the Paying Agent, at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by Applicable Law (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment, if any. Solely for purposes of this Section 2.14(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Within 30 days of the written request of the Borrower to a Secured Party, the Secured Party shall execute and deliver to the Borrower such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of Taxes remitted hereunder; provided, however, that (i) the Secured Party shall not be required to deliver such certificates, forms or other documents if in their respective sole discretion it is determined that the deliverance of such certificate, form or other document would have a Material Adverse Effect on the Secured Party and (ii) the Borrower shall reimburse the Secured Party for any reasonable expenses incurred in the delivery of such certificate, form or other document.

(h) The Borrower has entered in this Agreement, and the Notes will be issued with the intention that, for federal, State and local income, single business and franchise Tax purposes, the Notes will qualify as indebtedness of the Borrower, secured by the Collateral. The Borrower, by entering into this Agreement, and each Lender, or other Person designated by a Lender, by its acceptance of the Notes, agree to treat the Notes for federal, State and local income, single business and franchise Tax purposes as Indebtedness of the Borrower.

Section Two.15. Securitizations

(a) So long as no Termination Event has occurred, the Borrower shall have the right on any Business Day to prepay all or (subject to clause (v) below) a portion of the Loans Outstanding and request the Administrative Agent to release its security interest and Lien on the related Receivables (and the other related Collateral) in connection with a Securitization, subject to the following terms and conditions:

(i) The Borrower shall have given the Secured Parties, the Paying Agent and the Custodian at least five (5) Business Days’ prior written notice of its intent to effect a Securitization and, at least two (2) Business Days prior to the closing of the Securitization, shall provide the Secured Parties with all information reasonably required by it to produce the related Securitization Release, substantially in the form attached hereto as Exhibit H.

(ii) Each Securitization shall reduce the Loans Outstanding either (A) to $0.00 or (B) to no less than $[***]; provided, however, that notwithstanding the foregoing provisions of this Section, the Administrative Agent may, acting in good faith, permit a Securitization following the occurrence of a Termination Event provided that such Securitization satisfies the other provisions of this Section and shall reduce the Loans Outstanding to $0.00.

(iii) Unless a Securitization is to be effected on a Payment Date (in which case the relevant calculations with respect to such Securitization shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Secured Parties a Securitization Date Certificate and updated Receivable Data, together with evidence to the reasonable satisfaction of the Administrative Agent that the Borrower shall have sufficient funds on the related Securitization Date to effect such Securitization in accordance with this Agreement, which funds may come from the proceeds of sales of the Receivables in connection with such Securitization (which sales must be made in arm’s-length transactions); provided that, for the avoidance of doubt, the Administrative Agent shall not incur (and does not assume) any liability in connection with the determination by the Servicer or the Borrower that the Borrower has sufficient funds on the related Securitization Date to effect such Securitization in accordance with this Agreement.

(iv) On the related Securitization Date, the following shall be true and correct and the Borrower shall be deemed to have certified that, after giving effect to the Securitization and the release to the Borrower of the related Receivables (and the other related Collateral) on the related Securitization Date, (A) no adverse selection procedures shall have been used by the Borrower with respect to the Receivables that will remain subject to this Agreement after giving effect to the Securitization (except as is necessary to comply with normal and customary eligibility criteria for asset-backed securities transactions involving retail auto loan receivables similar to the Receivables), (B) the representations and warranties contained in Sections 5.01 and 5.02 are true and correct in all material respects, except to the extent relating to an earlier date, and (C) no Unmatured Termination Event, Termination Event, Early Amortization Event or Unmatured Servicer Termination Event, has occurred or will result from such Securitization.

(v) On the related Securitization Date, the Borrower shall pay directly to the Secured Parties, in immediately available funds, (A) the portion of the Loans Outstanding to be paid (such amount to be allocated pro rata among the lenders based on the Invested Percentages of the Lenders), (B) an amount equal to all unpaid Interest (including Interest not yet accrued) to the extent reasonably estimated by the Administrative Agent to be attributable to that portion of the aggregate Loans Outstanding to be paid in connection with the Securitization, and (C) all Aggregate Unpaids then due and payable with respect thereto. The amount paid pursuant to (1) clauses (A) and (B) shall be deposited in the Collection Account to be applied as Available Funds pursuant to Section 2.08 on the Securitization Date or next Payment Date (or on such Payment Date, if the Securitization Date is on a Payment Date) and (2) clause (C) shall be paid to the Persons to whom such amounts are to be owed on such Securitization Date. In the event that the Administrative Agent subsequently determines that the actual accrued and unpaid Interest attributable to that portion of the aggregate Loans Outstanding paid in connection with the Securitization is in excess of the amount of accrued and unpaid Interest estimated pursuant to the foregoing clause (A), the Borrower will remit or cause to be remitted the amount of such excess to the Lenders in immediately available funds on the date of the Administrative Agent’s request or, if commercially impracticable, promptly upon such request.

(vi) On the related Securitization Date, the Servicer shall have received, in immediately available funds, all amounts due and payable by the Borrower to the Servicer under this Agreement.

(b) The Borrower hereby agrees to pay the reasonable legal fees, expenses and indemnities of the Custodian, the Paying Agent, the Servicer and the Secured Parties in connection with any Securitization (including expenses incurred in connection with the release of the Lien of the Secured Parties in connection with such Securitization).

(c) In connection with any Securitization, on the related Securitization Date, subject to satisfaction of the conditions referred to in this Section, the Administrative Agent shall, at the expense of the Borrower, (i) execute such instruments of release with respect to the portion of the related Receivables (and the other related Collateral) to be released to the Borrower, including a Securitization Release, in favor of the Borrower as the Borrower may reasonably request, (ii) deliver or cause to be delivered any portion of the related Receivables (and the other related Collateral) to be released to the Borrower to the Borrower and (iii) otherwise take such actions, and cause or permit the Servicer to take such actions, as are necessary and appropriate to release the Lien of the Administrative Agent on the portion of the related Receivables (and the other related Collateral) to be released to the Borrower and deliver to the Borrower such related Receivables and related Collateral.

Section Two.16. Sharing of Payments, Etc.

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Notes owned by it any payment in excess of its Invested Percentage in such payment, such Lender shall immediately (i) notify the Administrative Agent of such fact and (ii) purchase from the other Lenders such participations made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata (based on the Lender Percentage of each Lender) with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (a) the amount of such paying Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any Interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender was the direct creditor of the Borrower in the amount of such participation. Each such Lender will keep its own records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section.

Section Two.17. The Paying Agent

(a) The Borrower hereby appoints [***] as the initial Paying Agent. All payments of amounts due and payable in respect of the Obligations that are to be made from amounts withdrawn from the Collection Account shall be made on behalf of the Borrower by the Paying Agent in accordance with Section 2.08.

(b) The Paying Agent shall be compensated for its activities hereunder and the Account Control Agreement by receiving the Paying Agent Fee. The Paying Agent Fee shall be payable in accordance with the priorities specified in Section 2.08 or, at the option of the Servicer, may be paid directly to the Paying Agent by the Servicer. The Borrower shall indemnify the Paying Agent and its officers, directors, employees and agents for, and hold them harmless against any fee, damage, loss, liability or expense incurred (including the reasonable fees and expenses of counsel and court costs, including, without limitation, those incurred in connection with any enforcement (including any action, claim, or suit brought) by the Paying Agent of any indemnification or other obligation of Borrower), other than in connection with the willful misconduct, gross negligence or bad faith on the part of the Paying Agent, arising out of or in connection with (i) the performance of its obligations under and in accordance with this Agreement and the Account Control Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement or the Account Control Agreement and (ii) the negligence, willful misconduct or bad faith of the Borrower in the performance of its duties hereunder or thereunder. All such amounts shall be payable in accordance with Section 2.08. The provisions of this Section shall survive the resignation or removal of any party and the termination or assignment of this Agreement. Anything in this Agreement or the Account Control Agreement to the contrary notwithstanding, in no event shall Paying Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY.

(c) The Paying Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Paying Agent in such capacity herein and under the Account Control Agreement. No implied covenants or obligations shall be read into this Agreement or the Account Control Agreement against the Paying Agent and, in the absence of bad faith on the part of the Paying Agent, the Paying Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Paying Agent pursuant to and conforming to the requirements of this Agreement.

(d) The Paying Agent shall not be liable for:

(i) an error of judgment made in good faith by one of its Responsible Officers; or

(ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred, by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Paying Agent under this Agreement in each case unless it shall be proved that the Paying Agent shall have been negligent in ascertaining the pertinent facts.

(e) The Paying Agent shall not be charged with knowledge of any event or information, including any Early Amortization Event, Servicer Termination Event, Unmatured Servicer Termination Event, Termination Event or Unmatured Termination Event unless a Responsible Officer of the Paying Agent obtains actual knowledge of such event or receives written notice of such event or information from the Borrower, the Servicer, or any Secured Party, as the case may be, and shall have no duty to take any action to determine whether any such event has occurred.

(f) Without limiting the generality of this Section, the Paying Agent shall have no duty (i) to see to, or with respect to the accuracy of, any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any Insurance Policy on the Financed Vehicles or Obligors or to effect or maintain any such Insurance Policy, (iii) to see to the payment or discharge of any Tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Contracts, (iv) to re-calculate or confirm or verify the contents of any reports or certificates of the Servicer or the Borrower or any other Person delivered to the Paying Agent pursuant to this Agreement or the Account Control Agreement believed by the Paying Agent to be genuine and to have been signed or presented by the proper party or parties or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Borrower’s or the Servicer’s representations and warranties or covenants or the Servicer’s duties and obligations as Servicer and as Custodian of books, Records, files and computer records relating to the Contracts under this Agreement.

(g) The Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Paying Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer, the Borrower or any other Person under this Agreement.

(h) The Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Monthly Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Paying Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

(i) The Paying Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Paying Agent in good faith in accordance therewith.

(j) The Paying Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement or to undertake any discretionary action, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, or any other party hereto shall have offered to the Paying Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

(k) The Paying Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, that if the payment within a reasonable time to the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Paying Agent, not reasonably assured by the Borrower, the Paying Agent may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Paying Agent, shall be reimbursed by the Borrower pursuant to Section 2.08.

(l) The Paying Agent may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Paying Agent shall not be responsible for any misconduct or negligence of any such agent or custodian appointed with due care by it hereunder.

(m) The Paying Agent shall have no duties or responsibilities except those that are specifically set forth herein and the other Basic Documents to which it is a party, and no implied covenants or obligations shall be read into this Agreement against the Paying Agent. The Paying Agent shall have the right to request instructions from the Administrative Agent, the Borrower or the Servicer with respect to any act, action or failure to act in connection with and as set forth in this Agreement, and the Paying Agent shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Paying Agent shall have received written instructions from the Administrative Agent, the Borrower or the Servicer, as applicable, without incurring any liability therefor to the Administrative Agent, the Borrower, the Servicer or any other person, and shall further be entitled to conclusively rely on any such instruction received.

(n) The Paying Agent may act in reliance upon any written communication of the Administrative Agent concerning the delivery of Collateral pursuant to this Agreement. The Paying Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Receivables and other Collateral. The Paying Agent shall not be liable for any action or omission to act hereunder, except for its own gross negligence, bad faith or willful misconduct.

THE FOREGOING PARAGRAPH SHALL APPLY WHETHER OR NOT SUCH LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY.

(o) If the Paying Agent shall at any time receive conflicting instructions from the Administrative Agent and the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Paying Agent shall be entitled to rely on the instructions of the Administrative Agent. In the absence of bad faith, gross negligence or willful misconduct on the part of the Paying Agent, the Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Monthly Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Paying Agent may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the Paying Agent shall not be liable to the Servicer or any other party to this Agreement in respect of any claims that may arise or be asserted against the Paying Agent because of the invalidity of any such documents or their failure to fulfill their intended purpose. The Paying Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other agreement on the part of any party, except as may otherwise be specifically set forth herein, and may assume performance thereby absent actual knowledge of, or written notice to, a Responsible Officer of the Paying Agent to the contrary.

(p) The Paying Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other Person other than any such notices or instructions as are expressly provided for in this Agreement or the Account Control Agreement and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other Person by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(q) The Paying Agent shall not be imputed with any knowledge of, or information possessed or obtained by any other Person, or any affiliate, line of business, or other division of [***] (and vice versa). Information contained in any reports (including Monthly Reports)

delivered to the Paying Agent and any other publicly available information shall not constitute actual or constructive knowledge or notice.

(r) Before the Paying Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, as applicable (at the expense of the party requesting the Paying Agent act or refrain from acting). The Paying Agent shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(s) Notwithstanding anything to the contrary in this Agreement, the Paying Agent shall not be required to take any action that is not in accordance with Applicable Law.

(t) The right of the Paying Agent to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty.

(u) The Paying Agent shall not be responsible for the recitals in this Agreement (which are the statements of the Borrower).

(v) In no event shall Paying Agent be liable either directly or indirectly for losses or delays resulting from any Force Majeure Event to the extent beyond Paying Agent’s reasonable control.

(w) The rights, benefits, protections and indemnities afforded to the Paying Agent hereunder shall apply equally to the Paying Agent under any other Basic Document to which it is a party.

Section Two.18. Interest Rate Replacement; Illegality

(a) (i) Notwithstanding anything to the contrary herein or in any other Basic Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Basic Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Basic Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative

Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Basic Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Basic Document; provided, however, that any such amendment must not affect Owner Trustee’s or the Paying Agent’s rights, indemnities or obligations without its consent.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement and (iii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Basic Document, except, in each case, as expressly required pursuant to this Section 2.18.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Basic Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative of the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative of the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. Neither the Owner Trustee nor the Paying Agent shall be (i) responsible for making decisions or determinations in connection with any Benchmark Replacement or Benchmark Transition Event or (ii) have any liability for any determination, decision or election made by or on behalf of the Administrative Agent or the Borrower in connection with a Benchmark Transition Event or a Benchmark Replacement. Each Lender shall be deemed to waive and release any and all claims against the Owner Trustee and the Paying Agent relating to any such determination, decision or election by the Administrative Agent or the Borrower.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Term SOFR Loan of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f) Illegality. Notwithstanding any other provisions hereof, if any Law shall make it unlawful for any Lender to make, fund or maintain Term SOFR Loans, such Lender shall promptly give notice of such circumstances to Administrative Agent, Borrower and the other Lenders. In such an event, (i) the commitment of the Lenders to make Term SOFR Loans, continue Term SOFR Loans as Term SOFR Loans or convert Base Rate Loans to Term SOFR Loans shall be immediately suspended and (ii) any outstanding Term SOFR Loans shall be converted automatically to Base Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by Law.

ARTICLE Three

SECURITY

Section Three.01. Collateral and Back-Up Collateral

(a) The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lenders to the Borrower under Applicable Law. As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, the Borrower hereby grants to the Administrative Agent, as agent for the Secured Parties, a Lien on and security interest in all of the Borrower’s right, title and interest in, to and under the following, whether now existing or owned or hereafter arising or acquired by the Borrower (collectively, the “Collateral”):

(i) the Receivables, all security interests or Liens purporting to secure payment of the foregoing, if any, and the related Contracts (including the right to service the Receivables in connection therewith) listed on the Schedule of Receivables, whether now existing or hereafter acquired, and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Receivables) or to become due or received by any Person in payment of any of the foregoing after the related Cutoff Date;

(ii) the Financed Vehicles related to such Receivables (including Financed Vehicles that have been repossessed) or in any document or writing evidencing any security interest in any Financed Vehicle and each security interest in each Financed Vehicle, whether now existing or hereafter acquired, securing each such Receivable, including all proceeds from any sale or other disposition of such Financed Vehicles;

(iii) [***];

(iv) Reserved;

(v) [***]; and

(vi) all income, products, accessions and proceeds of the foregoing.

(b) The grant under this Section does not constitute and is not intended to result in a creation or an assumption by any Secured Party of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the Contracts related to the Receivables to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral and (iii) no Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c) Notwithstanding the foregoing grant of security interest, no account, instrument, chattel paper or other obligation or property of any kind due from, owned by or belonging to a Sanctioned Person shall be Collateral.

(d) Each of the Borrower and the Administrative Agent represents and warrants as to itself that each remittance of Collections by the Borrower to any Secured Party under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and any Secured Party and (ii) made in the ordinary course of business or financial affairs of the Borrower and any Secured Party.

Section Three.02. Release of Collateral; No Legal Title

(a) At the same time as any Contract relating to a Receivable (i) expires by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited in either Account or (ii) has been prepaid in full and all amounts in respect thereof have been paid by the related Obligor and deposited in either Account, the Administrative Agent will, to the extent requested by the Servicer, promptly release its interest and Lien in such Contract and the related Collateral. In connection with any sale of the related Financed Vehicle on or after the occurrence of an event described in clauses (i) or (ii) above, after the deposit by the Servicer of the proceeds of such sale into either Account, the Administrative Agent will, at the sole expense of the Servicer, promptly execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer of such Financed Vehicle; provided, that the Administrative Agent will not make any representation or warranty, express or implied, with respect to any such Receivable, Financed Vehicle and all related Collateral in connection with such sale or transfer and assignment. Nothing in this Section shall diminish the Servicer’s obligations pursuant to Sections 7.03(c)(iii) and 7.03(d) with respect to the proceeds of any such sale.

(b) Upon (i) reallocation of the Receivables and related Collateral in connection with an optional principal repayment pursuant to Section 2.06 or a Securitization pursuant to Section 2.15 or (ii) the Facility Termination Date, the Administrative Agent shall, at the Borrower’s expense, upon payment in full of the related Aggregate Unpaids then due and payable, promptly (A) execute and file instruments of release, partial or full assignments of financing statements and other documents and instruments as the Borrower or the Servicer may reasonably request with respect to the portion of the related Receivables (and the other related Collateral) to be released to the Borrower, (B) deliver any portion of the Receivables (and the other related Collateral) to be released to the Borrower in its possession to the Borrower and (C) otherwise take such actions, and cause or permit the Servicer and the Custodian to take such actions, as are necessary and appropriate to release the Lien of the Administrative Agent on the portion of the related Receivables (and the other related Collateral) to be released to the Borrower and deliver to the Borrower such Receivables and related Collateral.

(c) For the avoidance of doubt, (i) the Borrower shall not be permitted to remove any Contract or related Collateral from the Lien of this Agreement, (ii) the Borrower shall not be permitted to sell, transfer or assign any Receivable to any party and (iii) the Administrative Agent shall not release its interest in any Contract or related Collateral except in accordance with the provisions of Section 2.06, Section 2.15, Section 3.02, or Section 5.04 of this Agreement.

(d) The Administrative Agent will not, except as may result from the exercise of its remedies hereunder, have legal title to any part of the Collateral on the Facility Termination Date and will have no further interest in or rights with respect to the Collateral.

Section Three.03. Protection of Security Interest; Administrative Agent, as Attorney-in-Fact

(a) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Administrative Agent may deem necessary, to perfect, protect or more fully evidence the security interest granted to the Administrative Agent in the Receivables and the other Collateral, or to enable any Secured Party to exercise and enforce its rights and remedies hereunder and thereunder; provided, that prior to the occurrence of a Servicer Termination Event, Custodian Termination Event or a Termination Event, the Borrower shall not be required to (i) deliver any Receivable Files to any Person other than the Custodian, or (ii) cause any Certificate of Title to be revised to name any Secured Party as Lienholder.

(b) If the Borrower fails to perform any of its obligations hereunder after three Business Days’ notice from any Secured Party, any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the reasonable costs and expenses of such Secured Party incurred in connection therewith shall be payable by the Borrower as provided in Article

Ten. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent, as its attorney-in-fact to act on behalf of the Borrower, (i) to execute or cause to be executed on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Receivables and the other Collateral, including financing statements that describe the Collateral covered thereby as “all assets of the Borrower whether now owned or existing or hereafter acquired or arising and wheresoever located” or words of similar effect and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables and the other Collateral, as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Receivables and the other Collateral. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” This appointment is coupled with an interest and is irrevocable.

Section Three.04. Assignment of the Purchase Agreement

The Borrower hereby represents, warrants and confirms to the Administrative Agent that the Borrower has assigned to the Administrative Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right and title to and interest in the Purchase Agreement. The Borrower confirms that the Administrative Agent shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Secured Parties or any of their respective Affiliates, to perform any of the obligations of the Borrower under the Purchase Agreement. The Borrower further confirms and agrees that such assignment to the Administrative Agent shall terminate upon the Facility Termination Date; provided, however, that the rights of the Secured Parties pursuant to such assignment with respect to rights and remedies in connection with any [***] and any breach of any representation, warranty or covenants made by the Seller pursuant to the Purchase Agreement, which rights and remedies survive the termination of the Purchase Agreement, shall be continuing and shall survive any termination of such assignment.

Section Three.05. Waiver of Certain Laws

Each of the Borrower, the Servicer, the Paying Agent and the Custodian agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any part of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower, the Servicer, the Paying Agent and the Custodian for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

ARTICLE Four

CONDITIONS OF CLOSING AND LOANS

Section Four.01. Conditions to Closing and Initial Loan

The Closing Date shall not occur and no Lender shall be obligated to make any Lender Advance hereunder on the occasion of the Initial Loan, nor shall any Secured Party, the Paying Agent or the Custodian be obligated to take, fulfill or perform any other action hereunder, until all of the following conditions have been satisfied, [***].

Section Four.02. Conditions Precedent to All Loans

Each request for a Loan (including the Initial Loan) by the Borrower to a Lender shall be subject to the conditions set forth in Section 4.01 and the further conditions precedent that:

[***]

ARTICLE Five

REPRESENTATIONS AND WARRANTIES

Section Five.01. Representations and Warranties of the Borrower

The Borrower represents and warrants, as of the Closing Date and each Funding Date, as follows:

(a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Borrower had at all relevant times, and now has all necessary power, authority and legal right to acquire, own, sell and pledge the Receivables and the other Collateral.

(b) Due Qualification. The Borrower is duly qualified to do business and is in good standing as a Delaware statutory trust, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (including, as applicable, the purchase, sale and pledge of the Receivables and the other Collateral).

(c) Power and Authority; Due Authorization. The Borrower (i) has all necessary statutory trust power, authority and legal right to (A) execute and deliver the Borrower Basic Documents, (B) carry out the terms of the Borrower Basic Documents and

(C) grant the security interest in the Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary trust action the execution, delivery and performance of the Borrower Basic Documents and the grant of the security interest in the Collateral on the terms and conditions herein and therein provided.

(d) No Violation. The execution and delivery of the Borrower Basic Documents, the consummation of the transactions contemplated by the Borrower Basic Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s Formation Documents or a default in any material respect under any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien (except Permitted Liens) upon any of the Borrower’s properties pursuant to the terms of any such Formation Documents, or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law, the violation of which could reasonably be expected to have a Material Adverse Effect.

(e) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Borrower Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Borrower Basic Document or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(f) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution, delivery and performance by the Borrower of the Borrower Basic Documents have been obtained.

(g) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by the Borrower.

(h) Solvency. The transactions contemplated by the Borrower Basic Documents do not and will not render the Borrower not Solvent.

(i) Selection Procedures. No procedures that could reasonably be expected to be adverse to the interests of the Secured Parties were utilized by the Borrower in identifying and/or selecting Receivables when compared to similar contracts owned by the Originator or any Subsidiary thereof in connection with Other Warehouse Agreements (if any) designed to fund the acquisition of assets similar to the Receivables, in each case taking into consideration the applicable eligibility criteria and concentration limits. In addition, each Receivable shall have been (i) (a) underwritten by the Originator in accordance with the [***] in effect at the time of origination of such Receivable except with regards to Receivables repurchased pursuant to Schedule B (xlviii), (b) if such Receivable was originated on or after the Closing Date, underwritten in accordance with the [***] in effect at the time of origination but without giving effect to any amendment, supplement or modification thereto implemented in contravention of the requirements of Sections 6.01(h), 6.02(l) or 6.04(h), and (ii) serviced in accordance with the [***] as in effect on the Closing Date or such date of repurchase pursuant to Schedule B (xlviii), as such [***] has been amended, supplemented or otherwise modified after the Closing Date, but without giving effect to any such amendment, supplement or modification implemented in contravention of the requirements of Sections 6.01(h), 6.02(l) or 6.04(h).

(j) Taxes. The Borrower has filed or caused to be filed all Tax returns that are required to be filed by it. The Borrower has paid or made adequate provisions for the payment of all Taxes imposed on it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no Tax lien has been filed and no claim is being asserted, with respect to any such Tax, fee or other charge.

(k) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including the use of the proceeds from the Loans and the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Loans will be used to carry or purchase, any “Margin Stock” within the meaning of Regulation U or to extend “Purchase Credit” within the meaning of Regulation U.

(l) Quality of Title. Each Receivable, together with the Contract related thereto that is part of the Collateral, shall, at all times, be owned by the Borrower free and clear of any Lien, except for Permitted Liens, and upon the Initial Loan and each Subsequent Loan, the Administrative Agent, as agent for the Secured Parties, shall acquire a valid and perfected first priority security interest in each Receivable and the related Collateral then existing or thereafter arising, free and clear of any Lien, other than Permitted Liens. No effective financing statement or other instrument similar in effect covering any portion of the Collateral shall at any time be on file in any recording office except such as may be filed in favor of (i) the Borrower in accordance with the Purchase Agreement or (ii) the Administrative Agent in accordance with this Agreement.

(m) Security Interest. The Borrower has granted a security interest (as defined in the UCC) to the Administrative Agent, as agent for the Secured Parties, in the Collateral, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Administrative Agent, as secured party and the Borrower as debtor, or upon the Custodian obtaining control, in the case of that portion of the Collateral which constitutes chattel paper, the Administrative Agent, as agent for the Secured Parties, shall have a first priority (except for any Permitted Liens) perfected security interest in the Collateral. All filings (including such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Administrative Agent, as agent for the Secured Parties, in the Collateral have been (or prior to the applicable Loan will be) made. In the case of Electronic Contracts, the Custodian has “control” for the benefit of the Administrative Agent (within the meaning of Section 9-105 of the UCC) of the Electronic Contracts pursuant to the Electronic Collateral Control Agreement.

(n) Reports Accurate. All Monthly Reports (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower, such portion supplied by the Borrower), information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Borrower to the Paying Agent and any Secured Party in connection with this Agreement are true, complete and correct in all material respects.

(o) Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps all the Records are located at the address of the Borrower referred to in Section 14.02 and has been so for the last four months (or at such other locations as to which the notice and other requirements specified in Section 6.02(f) shall have been satisfied).

(p) Post Office Box; Lockbox Account; Collection Account. The Borrower has not granted any Person dominion or control of (i) any Post Office Box or the Lockbox Account other than in accordance with the terms of the Intercreditor Agreement and the Intercreditor Party Supplement or (ii) the Collection Account other than the Administrative Agent. The Lockbox Account is a “deposit account” (under and as defined in the relevant UCC) and the Collection Account is a “securities account” (under and as defined in the relevant UCC). The Administrative Agent has a valid and perfected first priority security interest in the Collection Account. None of the Post Office Boxes, the Lockbox Account nor any interest therein has been pledged or assigned to any party other than in accordance with the terms of the Intercreditor Agreement and the Intercreditor Party Supplement. The Collection Account or any interest therein has not been pledged or assigned to any party other than the Administrative Agent.

(q) Tradenames. The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

(r) Purchase Agreement. The Purchase Agreement is the only agreement pursuant to which the Borrower purchases Receivables and the related Contracts.

(s) Value Given. The Borrower shall have given reasonably equivalent value to the Seller in consideration for the transfer to the Borrower of the Receivables and the related Collateral under the Purchase Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by the Seller to the Borrower and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(t) Accounting. The Borrower accounts for the transfers to it from UACC of the Receivables and related Collateral under the Purchase Agreement as sales of such Receivables and related Collateral in its books and records and in UACC’s consolidated financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(u) Special Purpose Entity. The Borrower is in compliance with Section 6.02(n).

(v) Bankruptcy Filings. The Trust Agreement provides that the Owner Trustee, prior to consenting to the filing by the Borrower of a voluntary petition under the Bankruptcy Code or any other Insolvency Laws, shall consider the interests of all Secured Parties and whether the Borrower is not Solvent. Each of the Borrower and UACC is aware that in light of the circumstances described in the preceding sentence and other relevant facts, the filing of a voluntary petition under the Bankruptcy Code for the purpose of making any Receivable or any other assets of the Borrower available to satisfy claims of the creditors of UACC would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.

(w) Investment Company Act. The Borrower is not an “investment company” within the meaning of the Investment Company Act and is not required to register as an “investment company” under the Investment Company Act. In reaching this conclusion, the Borrower relied on the exemption from the definition of “investment company” contained in Section 3(c)(5)(A) of the Investment Company Act, although other exclusions or exemptions may apply. The Borrower is not a “covered fund” for purposes of the Volcker Rule.

(x) ERISA. The Borrower has no current or former employees. The Borrower is not a Benefit Plan Investor. Neither the Borrower nor any ERISA Affiliate sponsors, contributes to or is required to contribute to or has any liability with respect to any Pension Plan or any Multiemployer Plan.

(y) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein, in any other Basic Document or in any certificate or other document furnished by the Borrower pursuant hereto or thereto or in connection herewith or therewith is true and correct in all material respects.

(z) Representations and Warranties in Purchase Agreement. The representations and warranties made by the Borrower to the Seller in the Purchase Agreement are hereby remade by the Borrower on each date to which they speak in the Purchase Agreement, as if such representations and warranties were set forth herein. For purposes of this Section, such representations and warranties are incorporated herein by reference as if made by the Borrower to the Administrative Agent and to each of the Secured Parties under the terms hereof mutatis mutandis.

(aa) Sanctions. (i) The operations of the Borrower and its Subsidiaries and Affiliates are and have been conducted at all times in compliance with applicable Sanctions; (ii) none of the Borrower, its Affiliates or Subsidiaries, or any directors, officers, employees, agents or representatives thereof, or any Person or representative that will act in any capacity in connection with or benefit from the transactions described in the Basic Documents established hereby, is a Sanctioned Person or is in violation of Sanctions; (iii) none of the Borrower or any of its Subsidiaries or Affiliates will, directly or indirectly use the proceeds of the Loans or the proceeds of any other transaction contemplated by this

Agreement or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Sanctioned Person; (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in any manner that would result in violation of Sanctions by any Person participating in the transactions contemplated by this Agreement.

(bb) Anti-Corruption. (i) The operations of the Borrower and its Subsidiaries and Affiliates are and have been conducted at all times in compliance with applicable Anti-Corruption Laws; (ii) none of the Borrower or any of its Subsidiaries or Affiliates, or any officers, directors, employees, agents or representatives thereof has taken or will take any action in furtherance of any bribe or kickback, illegal political contribution, or any offer, payment, gift, promise to pay, promise to give, or any authorization of an offer, payment or giving of money or anything of value to any government official, government employee or any director, official, agent or employee of any government-owned or government-controlled entity, public international organization, or political party, or any candidate for political office for the purpose of (A) improperly influencing their official action or the action of the government they represent; (B) obtaining any improper business advantage; (C) directing business to any Person; or (D) improperly obtaining or retaining business; and (iii) none of the Borrower, its Subsidiaries or Affiliates will use, directly or indirectly, the Loans or the proceeds of any other transaction contemplated by this Agreement in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws.

(cc) Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

Section Five.02. Representations and Warranties of the Borrower Relating to This Agreement and the Receivables

The Borrower represents and warrants, as of the Closing Date and as of each Funding Date, as follows:

(a) Binding Obligation. Each Borrower Basic Document constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Security Interest. This Agreement constitutes a grant of a security interest in all Collateral to the Administrative Agent which upon the filing of financing statements in the applicable jurisdictions and, in the case of Subsequent Receivables in connection with the applicable Subsequent Loan, shall be a first priority perfected security interest in all Collateral, subject only to Permitted Liens. Neither the Borrower nor any Person claiming through or under the Borrower shall have any claim to or interest in any Account

Collateral and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Borrower in such property. The representations and warranties contained in Schedule A are true and correct in all material respects.

(c) Eligibility of Receivables.

(i) As of the date of the Initial Loan, (A) Schedule C and the information contained in the Funding Request delivered pursuant to Section 2.01 is an accurate and complete listing in all material respects of the Receivables constituting a portion of the Collateral as of the date of the Initial Loan and the information contained therein with respect to the identity of such Receivables and the amounts owing thereunder is true and correct in all material respects as of the related Cutoff Date, (B) each such Receivable is an Eligible Receivable, (C) each such Receivable and the related Financed Vehicle is free and clear of all Liens (other than Permitted Liens) and in compliance, in all material respects, with all Applicable Laws and (D) with respect to each such Receivable, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the origination, purchase and pledge of such Receivable and the related Collateral to the Administrative Agent have been duly obtained, effected or given and are in full force and effect.

(ii) On each Funding Date other than the date of the Initial Loan, the Borrower shall be deemed to represent and warrant that (A) Schedule C and the information contained in the related Funding Request is an accurate and complete listing in all material respects of the Receivables (including the Subsequent Receivables being transferred on such Funding Date) constituting a portion of the Collateral as of the date of the Subsequent Loan and the information contained therein with respect to the identity of such Receivables and the amounts owing thereunder is true and correct in all material respects as of the related Cutoff Date, (B) each Subsequent Receivable referenced on the related Funding Request is an Eligible Receivable, (C) each such Subsequent Receivable and the related Financed Vehicle is free and clear of all Liens (other than Permitted Liens) and in compliance in all material respects with all Applicable Laws, (D) with respect to each such Subsequent Receivable, all material consents, licenses, approvals, authorizations, registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the origination, purchase and pledge of such Subsequent Receivable and the related Collateral to the Administrative Agent have been duly obtained, effected or given and are in full force and effect and (E) the representations and warranties set forth in Section 5.02 are true and correct with respect to each Subsequent Receivable pledged on such day as if made on such day.

(d) Electronic Contracts. Each E-Vault Access Agreement provides the Custodian a right to use the E-Vault System and exclusive access to the Warehouse Vault Partition (except to the extent otherwise expressly set forth herein or in the Electronic Collateral Control Agreement) and the terms thereof are sufficient to permit the Custodian to perform its duties and obligations hereunder and under each Electronic Collateral Control Agreement. Prior to the Facility Termination Date, the Borrower will not have any right of access to the Warehouse Vault Partition under the E-Vault Access Agreement or otherwise.

Section Five.03. Representations and Warranties of the Servicer

The Servicer represents and warrants, as of the Closing Date and as of each Funding Date, as follows:

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business, including the servicing of the Receivables, requires such qualification, licenses or approvals.

(c) Power and Authority; Due Authorization. The Servicer (i) has all necessary corporate power, authority and legal right to (A) execute and deliver the Servicer Basic Documents and (B) carry out the terms of the Servicer Basic Documents and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of the Servicer Basic Documents.

(d) Binding Obligation. Each Servicer Basic Document constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution and delivery of the Servicer Basic Documents, the consummation of the transactions contemplated by the Servicer Basic Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s Formation Documents or, in any material respect, any Contractual Obligation of the Servicer, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Servicer’s properties pursuant to the terms of any such Formation Documents or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law, the violation of which could reasonably be expected to have a Material Adverse Effect.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of any Servicer Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Servicer Basic Document, (iii) challenging the enforceability of a material portion of the

Receivables or (iv) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of the Servicer Basic Documents have been obtained.

(h) Reports Accurate. All Monthly Reports, information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Servicer to the Paying Agent or any Secured Party in connection with the Servicer Basic Documents are accurate, true and correct in all material respects.

(i) Servicer’s Performance. The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder.

(j) Compliance with [***]. The Servicer has, with respect to the Receivables, complied in all material respects with the [***].

(k) Post Office Boxes; Lockbox Account; Collection Account. The Servicer has not granted any Person dominion or control of (i) any Post Office Box or the Lockbox Account other than in accordance with the terms of the Intercreditor Agreement and the Intercreditor Party Supplement or (ii) the Collection Account other than the Administrative Agent. The Lockbox Account is a “deposit account” (under and as defined in the relevant UCC) and the Collection Account is a “securities account” (under and as defined in the relevant UCC). The Administrative Agent has a valid and perfected first priority security interest in the Collection Account. None of the Post Office Boxes, the Lockbox Account nor any interest therein has been pledged or assigned to any party other than in accordance with the terms of the Intercreditor Agreement and the Intercreditor Party Supplement. The Collection Account or any interest therein has not been pledged or assigned to any party other than the Administrative Agent.

(l) Solvency. The transactions contemplated by the Servicer Basic Documents do not and will not render the Servicer not Solvent.

(m) Taxes. The Servicer has filed or caused to be filed all U.S. federal and State income and all other material Tax returns that are required to be filed by it. The Servicer has paid or made adequate provisions for the payment of all material Taxes imposed on it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer), and no Tax lien (other than a Permitted Lien) has been filed and no claim is being asserted, with respect to any such Tax, fee or other charge.

(n) Sanctions. (i) The operation of the Servicer and its Subsidiaries and Affiliates are and have been conducted at all times in compliance with applicable Sanctions; (ii) none of the Servicer, its Affiliates or Subsidiaries or any directors, officers, employees, agents or representatives thereof, or any Person or representative that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Person or is in violation of any Sanctions; (iii) none of the Servicer or any of its Subsidiaries or Affiliates will, directly or indirectly use the proceeds of the Loans or the proceeds of any other transaction contemplated by this Agreement or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Sanctioned Person; (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in any manner that would result in violation of any Sanctions by any Person participating in the transactions contemplated by the Servicer Basic Documents.

(o) Anti-Corruption. (i) The operations of the Servicer and its Subsidiaries and Affiliates are and have been conducted at all times in compliance with applicable Anti-Corruption Laws; (ii) none of the Servicer or any of its Subsidiaries or Affiliates, or any officers, directors, employees, agents or representatives thereof has taken or will take any action in furtherance of any bribe or kickback, illegal political contribution, or any offer, payment, gift, promise to pay, promise to give, or any authorization of an offer, payment or giving of money or anything of value to any government official, government employee or any director, official, agent or employee of any government-owned or government-controlled entity, public international organization, or political party, or any candidate for political office for the purpose of (A) improperly influencing their official action or the action of the government they represent; (B) obtaining any improper business advantage; (C) directing business to any Person; or (D) improperly obtaining or retaining business; and (iii) none of the Servicer, its Subsidiaries or Affiliates will use, directly or indirectly, the Loans or the proceeds of any other transaction contemplated by the Servicer Basic Documents in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws.

(p) ERISA Representations. The Servicer is not a Benefit Plan Investor. None of the Servicer or its ERISA Affiliates sponsors, contributes to, has any obligation to contribute to, or has any liability with respect to any Pension Plan or Multiemployer Plan.

Section Five.04. Retransfer/Transfer of Certain Receivables

(a) Exercise of Rights under Purchase Agreement. The Borrower shall exercise its rights under Section 6.01 of the Purchase Agreement to require the Seller to repurchase any Receivable as to which an event described in such Section has occurred in accordance with the terms of the Purchase Agreement. Upon receipt of the Release Price in either Account for any Receivable repurchased pursuant to Section 6.01 of the Purchase Agreement as provided therein, the Administrative Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Administrative Agent in, to and under such Receivable all future monies due or to become due with respect thereto, all proceeds of such Receivable relating thereto, all rights to security for any such Receivable, and all proceeds and products of the foregoing. The Administrative Agent shall, at the sole expense of the Servicer, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower and take other such actions as shall reasonably be requested by the Borrower to effect the release of such Receivable pursuant to this subsection.

(b) Transfer of Receivables for Breach of Servicing Covenant. In the event that the Servicer breaches a servicing covenant pursuant to Section 7.03(c)(i), no later than the earlier of (i) knowledge by the Servicer of such event or (ii) receipt by the Servicer from a Secured Party or the Borrower of written notice thereof, the Servicer shall (A) disclose the identity of the related Receivable on the following Monthly Report and (B) to the extent such breach has not been cured or waived in writing by the Administrative Agent, on or before the next Payment Date, make a deposit of the Release Price for each such Receivable into either Account in immediately available funds, and the Borrower shall accept the release of such Receivable(s).

(c) Notice of Release. The Borrower or the Servicer, as applicable, shall provide written notice to the Secured Parties of any release of Receivables pursuant to Sections 5.04(a) or (b) prior to 12:01 p.m., New York, New York time, five Business Days prior to the related Release Date, and such notice shall include a calculation of the Borrowing Base after giving effect to such release, as well as representations and warranties by the Borrower that no Early Amortization Event, Termination Event, Unmatured Termination Event, Servicer Termination Event or Unmatured Servicer Termination Event has occurred and that the Borrowing Base calculation included with such notice is accurate.

(d) Restrictions on Repurchases/Purchases and Retransfer/Transfer. Notwithstanding anything to the contrary set forth herein, neither the Borrower nor the Servicer shall repurchase/purchase or retransfer/transfer any Receivables, either individually or in a series of transactions, which is designed for the purpose of impacting the calculation of the “Annualized Default Ratio”, the “Annualized Net Loss Ratio”, the “Delinquency Ratio” or the “Extension Ratio” without the consent of the Administrative Agent.

ARTICLE Six

COVENANTS

Section Six.01. Affirmative Covenants of the Borrower

From the date hereof until the Facility Termination Date:

(a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Receivables and related Financed Vehicles.

(b) Preservation of Existence. The Borrower will preserve and maintain its existence, rights, franchises and privileges as a statutory trust in the State of Delaware, and qualify and remain qualified in good standing as a foreign statutory trust in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Contracts. The Borrower will, at its expense, timely and fully perform and comply in all material respects (or cause UACC to perform and comply pursuant to the Purchase Agreement) with all provisions, covenants and other promises required to be observed by it under the Contracts and all other agreements related to such Contracts.

(d) Keeping of Records and Books of Account. To the extent not maintained and implemented by the Servicer, the Borrower will maintain and implement administrative and operating procedures (including an ability to recreate Records evidencing Receivables in the event of the destruction of the originals thereof (in the case of Tangible Contracts) or loss of data or system failure or loss of access to the E-Vault System or the Contracts constituting or evidencing Receivables maintained therein (in the case of Electronic Contracts)), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all Receivables.

(e) Borrower Assets. With respect to each Receivable, the Borrower will (i) acquire such Receivable pursuant to and in accordance with the Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Receivable, including (A) filing and maintaining, effective financing statements (Form UCC-1) listing UACC (as Seller), respectively, as debtor in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional action that the Administrative Agent may reasonably request, including the filing of financing statements listing the Administrative Agent as secured party to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f) Delivery of Collections. The Borrower will deliver to the Servicer for further remittance to either Account promptly (but in no event later than one Business Day after receipt) all Collections received by Borrower in respect of the Receivables.

(g) Separate Corporate Existence. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 6.02(n).

(h) [***].

(i) Early Amortization Events, Termination Events, and Servicer Termination Events. The Borrower will provide the Secured Parties and the Paying Agent with written notice immediately following the earlier of (i) actual knowledge by the Borrower and (ii) receipt by the Borrower from the Servicer or any Secured Party of written notice (which notice the Servicer shall be required to give promptly upon knowledge) of the occurrence of each Early Amortization Event, Termination Event, and Servicer Termination Event and, no later than three Business Days following the actual knowledge thereof, the Borrower will provide to the Secured Parties an Officer’s Certificate setting forth the details of such event and the action that the Borrower proposes to take with respect thereto. Additionally, the Borrower will provide the Secured Parties and the Paying Agent with written notice immediately following the earlier of (i) actual knowledge by the Borrower and (ii) receipt by the Borrower of written notice of, the occurrence of each Unmatured Termination Event and Unmatured Servicer Termination Event.

(j) Taxes. The Borrower will file and pay any and all Taxes, including those required to meet the obligations of the Basic Documents that are due and payable, not being contested in good faith and fully reserved for in accordance with GAAP.

(k) Use of Proceeds. The Borrower will use the Principal Amounts only to acquire Receivables pursuant to the Purchase Agreement.

(l) Preservation of Security Interest. The Borrower will execute and file such financing and continuation statements and any other documents that may be required by any Applicable Law to preserve and protect fully the security interest of the Administrative Agent in, to and under the Collateral.

(m) Reporting. The Borrower will furnish or cause to be furnished to the Secured Parties:

(i) [***].

(ii) Monthly Reports. Not later than each Reporting Date, a Monthly Report and such other information as reasonably requested by the Administrative Agent.

(iii) Income Tax Liability. Within ten Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of the Borrower (within the meaning of Section 1504(a)(l) of the Code) which equal or exceed $[***] in the aggregate, in writing specifying the nature of the items giving rise to such adjustments and the amounts thereof.

(iv) Tax Returns. Upon demand by the Administrative Agent, copies of all Tax returns and reports filed by the Borrower, or in which the Borrower was included on a consolidated or combined basis (excluding sales, use and like Taxes).

(v) Representations. Promptly upon receiving knowledge of same, the Borrower shall notify the Secured Parties if any representation or warranty set forth in Section 5.01 or 5.02 in any material respect was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Secured Parties a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Secured Parties in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of such representations and warranties untrue in any material respect at the date when they were made or deemed to have been made.

(vi) Proceedings. As soon as possible and in any event within three Business Days after any Responsible Officer of the Borrower receives notice or obtains knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), litigation, action, suit or proceeding before any Governmental Authority, affecting the Borrower.

(vii) Notice of Material Events. Promptly upon any Responsible Officer of the Borrower becoming aware thereof, notice of any other event or circumstances that, in the reasonable judgment of the Borrower, is likely to have a Material Adverse Effect.

(viii) Auditors’ Management Letters. Promptly after any auditors’ management letters are received by the Borrower or by its accountants, which refer in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower.

(ix) ERISA. The Borrower shall promptly notify the Administrative Agent and the Lenders in the event the Borrower becomes a Benefit Plan Investor.

(n) Accounting Policy. The Borrower will promptly notify the Secured Parties of any change in the Borrower’s accounting policies that are not otherwise required by GAAP.

(o) [Reserved].

(p) Other. The Borrower will furnish to the Secured Parties promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement.

(q) Notice Regarding Collateral. The Borrower shall advise the Secured Parties in writing promptly, in reasonable detail of (i) any Lien (other than Permitted Liens) asserted or claim made against a material portion of the Collateral, (ii) the occurrence of a material breach by the Borrower of any of its representations and warranties or covenants contained herein and (iii) the occurrence of any other event which would have a Material Adverse Effect.

(r) Anti-Corruption Laws and Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and each of its Subsidiaries and Affiliates and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions.

(s) Preservation of Security Interest. The Borrower will file or cause to be filed such financing and continuation statements (and amendments thereto) and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Administrative Agent in, to and under the Collateral.

Section Six.02. Negative Covenants of the Borrower

From the date hereof until the Facility Termination Date:

(a) Other Business. The Borrower will not (i) engage in any business other than the transactions contemplated by the Basic Documents, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement or (iii) form any Subsidiary or make any Investment in any other Person.

(b) Receivables Not to be Evidenced by Instruments. The Borrower will take no action to cause any Receivable that is not, as of the Closing Date or the related Funding Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Receivable.

(c) Security Interests. The Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any portion of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower will not sell, pledge, assign or suffer to exist any Lien (except Permitted Liens) on its interest, if any, hereunder. The Borrower will promptly notify the Secured Parties of the existence of any Lien (other than Permitted Liens) on any portion of the Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent in, to and under such Collateral, against all claims of third parties; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any portion of the Collateral.

(d) Mergers, Acquisitions, Sales, Etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock or membership interests of any class of, or any partnership or joint venture interest in, any other Person, or, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any portion of the Collateral or any interest therein (other than pursuant hereto).

(e) Distributions. The Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Borrower or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that so long as no Termination Event or Unmatured Termination Event has occurred and is continuing or would result therefrom, the Borrower may pay cash distributions on the certificates issued pursuant to the Trust Agreement with funds distributed to the Borrower pursuant to Section 2.08(a)(x), subject to Applicable Law.

(f) Change of Name or Location of Receivable Files. The Borrower shall not (i) change its name (within the meaning of Sections 9-503 and 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization, become a “new debtor” (as defined in Section 9-102(a)(56) of any applicable enactment of the UCC) with respect to a currently effective security agreement previously entered into by any other Person, change its “location” (within the meaning of Section 9-307 of any applicable enactment of the UCC) or change the location where the majority of its books and Records are maintained as set forth in Section 14.02 or (ii) move, or consent to the Custodian moving, the Receivable Files from the locations set forth on Schedule D, unless the Borrower has given at least 30 days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent in the Collateral.

(g) True Sale. Except for purposes of GAAP, the Borrower will not account for or treat the transactions contemplated by the Purchase Agreement in any manner other than as the sale, or absolute assignment, of the Receivables and other Collateral by the Seller to the Borrower.

(h) ERISA Matters. None of the Borrower or its ERISA Affiliates shall sponsor, adopt, contribute to or have any obligation to contribute to or have any liability with respect to any Pension Plan or any Multiemployer Plan.

(i) Formation Documents; Purchase Agreement. Without the prior consent of the Administrative Agent, the Borrower will not amend, modify, waive or terminate any provision of its Formation Documents or the Purchase Agreement (including any Transfer Agreement).

(j) Changes in Payment Instructions. The Borrower will not add or make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding payments to be made to the Borrower or the Servicer, other than in accordance with the [***], or payments to be made to the Post Office Boxes or the Lockbox Account, other than in accordance with the terms of the Intercreditor Agreement and the Intercreditor Party Supplement and unless the Administrative Agent has received duly executed copies of all documentation related thereto.

(k) Extension or Amendment. The Borrower will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Contract.

(l) [***].

(m) No Assignments. The Borrower will not assign or delegate, grant any interest in or permit any Lien (except Permitted Liens) to exist upon any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent.

(n) Special Purpose Entity. The Borrower shall not (nor has the Borrower taken any such action in the past):

(i) engage in any business or activity other than the purchase and receipt of Receivables and related assets from the Seller under the Purchase Agreement, the pledge of Receivables and other Collateral under the Basic Documents and such other activities as are incidental thereto;

(ii) acquire or own any material assets other than (A) the Receivables and related assets from the Seller under the Purchase Agreement and (B) incidental property as may be necessary for the operation of the Borrower;

(iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case first obtaining the Administrative Agent’s consent;

(iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent, amend, modify, terminate, fail to comply with the provisions of its Formation Documents or other governing documents, as applicable, or fail to observe corporate formalities;

(v) own any Subsidiary or make any investment in any Person without the consent of the Administrative Agent;

(vi) commingle its assets with the assets of any of its Affiliates, or of any other Person, except as contemplated hereunder or under the Intercreditor Agreement;

(vii) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of the Aggregate Unpaids, except for trade payables in the ordinary course of its business, provided that such debt is not evidenced by a note and paid when due;

(viii) become not Solvent;

(ix) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person, except as contemplated hereunder or under the Intercreditor Agreement;

(x) enter into any contract or agreement with any of its Principals or Affiliates or any other Person, except upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties, not including its Affiliates;

(xi) seek its dissolution or winding up in whole or in part;

(xii) fail to correct any known misunderstandings regarding the separate identity of Borrower or UACC, as applicable, or any Principal or Affiliate thereof or any other Person;

(xiii) guarantee, become obligated for, or hold itself out to be responsible for the Indebtedness of another Person, except as expressly provided in the Basic Documents;

(xiv) make any loan or advances to any third party, including any principal or Affiliate, or hold evidence of Indebtedness issued by any other Person (other than Permitted Investments);

(xv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other Person is transacting business, or (B) to suggest that it is responsible for the Indebtedness of any other Person (including any of its Principals or Affiliates);

(xvi) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvii) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Insolvency Laws, or make an assignment for the benefit of creditors;

(xviii) share any common logo with or hold itself out as or be considered as a department or division of (A) any of its Principals or Affiliates, (B) any Affiliate of a Principal or (C) any other Person;

(xix) permit any transfer (whether in any one or more transactions) of a direct or indirect ownership interest in the Borrower, unless the Borrower delivers to the Secured Parties an acceptable non-consolidation opinion;

(xx) fail to pay its own liabilities and expenses only out of its own funds;

(xxi) acquire the obligations or securities of its Affiliates or stockholders;

(xxii) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxiii) fail to use separate invoices and checks bearing its own name;

(xxiv) pledge its assets for the benefit of any other Person, other than with respect to payment of Obligations hereunder;

(xxv) fail to include provisions in the Trust Agreement that require the consent of the Owner Trustee is required for the Borrower to (A) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or not Solvent, (B) institute or consent to the institution of bankruptcy or Insolvency Proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or State law relating to bankruptcy or insolvency, (D) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (E) make any assignment for the benefit of the Borrower’s creditors, (F) admit in writing its inability to pay its debts generally as they become due or (G) take any action in furtherance of any of the foregoing;

(xxvi) amend, restate, supplement or otherwise modify its Formation Documents in any respect that would impair its ability to comply with the Basic Documents;

(xxvii) not take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of [***], dated the Closing Date;

(xxviii) elect or otherwise permit the Borrower to be treated as an entity taxable as a corporation for U.S. federal income Tax purposes; and

(xxix) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, or have its assets listed on the financial statement of any other Person; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of its Affiliates in accordance with GAAP, if (a) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliates and to indicate that the Borrower’s assets and credit are not available to satisfy the Indebtedness and obligations of such Affiliates or any other Person and (b) such assets shall also be listed on the Borrower’s own separate balance sheet.

(o) Additional Lenders. The Borrower will not add any Lender to this Agreement without the prior written consent of the Administrative Agent.

(p) Liens. The Borrower will not create, or participate in the creation of, or permit to exist, any Liens (other than Permitted Liens) and will not enter into any control agreement with respect to the Post Office Boxes or the Lockbox Account other than pursuant to the Intercreditor Agreement.

(q) Anti-Corruption Laws and Sanctions. The Borrower shall not, nor shall the Borrower’s Subsidiaries or Affiliates, request any Loan, and shall not, directly or indirectly use, and shall ensure that its directors, officers, employees and agents do not directly or indirectly use, the proceeds of any Loan or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, (iii) to fund or facilitate any activities or business in any Sanctioned Country or (iv) in any manner that would result in the violation of any Sanctions applicable to any Person participating in the transactions contemplated by this Agreement.

(r) Purchase Agreement. The Borrower will not consent to any amendment, consent or waiver to the Purchase Agreement that could reasonably be expected to be adverse to the interests of the Administrative Agent without the prior written consent of the Administrative Agent; provided that no consent shall be required in connection with any change mandated by Applicable Law.

Section Six.03. [Reserved]

Section Six.04. Affirmative Covenants of the Servicer

Except as otherwise provided herein, from the date hereof until the Facility Termination Date:

(a) Compliance with Law. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Receivables, the related Contracts, Financed Vehicles and Receivable Files or any part thereof.

(b) Preservation of Corporate Existence. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Obligations and Compliance with Receivables. The Servicer will fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Receivable and will do nothing to impair the rights of the Administrative Agent in, to and under the Collateral.

(d) Performance and Compliance with Servicer Basic Documents. The Servicer will timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Servicer Basic Documents.

(e) Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate Records evidencing Receivables, including the Servicer Files, in the event of the destruction of the originals thereof (in the case of Tangible Contracts) or loss of data or system failure or loss of access to the E-Vault System or the Contracts constituting or evidencing Receivables maintained therein (in the case of Electronic Contracts)), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all Receivables, including the Servicer Files.

(f) Taxes. The Servicer will file all material Tax returns required to be filed by it and pay any and all material Taxes, including those required to meet the obligations of the Basic Documents.

(g) Preservation of Security Interest. The Servicer will execute and file such financing and continuation statements (and amendments thereto) and any other documents that may be required by any Applicable Law of any Governmental Authority to preserve and protect fully the security interest of the Administrative Agent in, to and under the Collateral.

(h) [***].

(i) Early Amortization Events, Termination Events, and Servicer Termination Events. The Servicer will furnish to the Secured Parties and the Paying Agent, as soon as possible and in any event within three Business Days after the earlier of (i) actual knowledge by the Servicer or (ii) receipt by the Servicer from the Borrower or any Secured Party of written notice thereof (which notice the Borrower shall be required to give promptly upon knowledge thereof) of the knowledge of each of an Early Amortization Event, Termination Event and Servicer Termination Event, a written statement of its chief financial officer or chief accounting officer setting forth the details of such event and the action that the Servicer purposes to take with respect thereto. Additionally, the Servicer will furnish to the Secured Parties and the Paying Agent, as soon as possible and in any event within three Business Days after the earlier of (i) actual knowledge by the Servicer or (ii) receipt by the Servicer of written notice of, each of an Unmatured Termination Event and Unmatured Servicer Termination Event.

(j) Other. The Servicer will furnish to the Secured Parties promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower, the Servicer or the Originator as the Administrative Agent may from time to time reasonably request in order to protect the interests of any Secured Party under or as contemplated by this Agreement.

(k) Losses, Etc. In any suit, proceeding or action brought by the Custodian, Paying Agent or any Secured Party for any sum owing thereto, the Servicer shall save, indemnify and keep each such entity harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under the Receivables, arising out of a breach by the Servicer of any obligation under the related Receivable or arising out of any other agreement, debt or liability at any time owing to or in favor of such Obligor or its successor from the Servicer, and all such obligations of the Servicer shall be and remain enforceable against and only against the Servicer and shall not be enforceable against each such entity.

(l) Notice Regarding Collateral. The Servicer shall advise the Custodian, the Secured Parties in writing promptly following the earlier of (i) knowledge by the Servicer and (ii) receipt by the Servicer from the Borrower of written notice thereof (which notice the Borrower shall be required to give promptly upon knowledge thereof), in reasonable detail of (A) any Lien (other than Permitted Liens) asserted or claim made against any portion of the Collateral, (B) the occurrence of any material breach by the Servicer of any of its representations and warranties or covenants contained herein, (C) the occurrence of any event of default or material breach by any party of its obligations under, or the termination of, the E-Vault Access Agreement, the Electronic Collateral Control

Agreement or the Title Administrator Agreement, (D) any changes to the E-Vault System, the Originator Vault Partition or the Warehouse Vault Partition made by the E-Vault Provider or the Custodian and (E) the occurrence of any other event which would have a Material Adverse Effect on the security interest of the Administrative Agent on behalf of the Secured Parties in the Collateral or the collectability of all or a material portion of the Receivables, or which would have a Material Adverse Effect on the security interests of the Administrative Agent for the benefit of the Secured Parties. Promptly following the occurrence of a Custodian Termination Event, the Servicer shall use commercially reasonable efforts to enter into the Title Administration Agreement, in form and substance reasonable acceptable to the Administrative Agent. Promptly upon receipt thereof, the Servicer shall forward to the Administrative Agent and the Borrower copies of all notices (other than routine administrative notices) received under the E-Vault Access Agreement, the Electronic Collateral Control Agreement or the Title Administrator Agreement.

(m) Realization on Receivables. In the event that the Servicer realizes upon any Receivable, the methods utilized by the Servicer to realize upon such Receivable or otherwise enforce any provisions of such Receivable will not subject the Servicer, the Borrower, any Secured Party or the Custodian to liability under any federal, State or local law, and any such realization or enforcement by the Servicer will be conducted in accordance with the provisions of this Agreement, the [***] and Applicable Law.

(n) Certificates of Title. Within 15 days following the end of each calendar quarter, the Custodian shall deliver to the Servicer (if not UACC) and the Administrative Agent a list of all Receivables for which it does not have in its possession or control the related Certificate of Title.

(o) Interpayments. To the extent that the Borrower makes an Interpayment pursuant to Section 2.06(e), on the related Payment Date, UACC shall deposit an amount equal to the Monthly Accrued Interest Payment Amount into the Collection Account.

(p) [***].

(q) Auditors’ Management Letters. The Servicer will deliver to the Secured Parties, promptly after receipt by the Servicer from its accountants, a copy of any auditors’ management letters which refer in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Servicer that resulted in a qualified audit opinion.

(r) Accounting Policy. The Servicer will promptly notify the Secured Parties of any material change in the Servicer’s accounting policies not otherwise required by GAAP.

(s) Anti-Corruption Laws and Sanctions. The Servicer will maintain in effect and enforce policies and procedures designed to ensure compliance by the Servicer and each of its Subsidiaries and Affiliates and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions.

(t) Benefit Plan. Servicer shall promptly notify the Secured Parties in the event the Servicer becomes a Benefit Plan Investor.

(u) Additional Information. The Servicer shall promptly respond to reasonable written directions or written requests for information that any other party hereto may reasonably request that the Servicer can obtain without unreasonable expense or effort with respect to the administration and servicing of the Receivables.

Section Six.05. Negative Covenants of the Servicer

From the date hereof until the Facility Termination Date:

(a) Post Office Boxes; Lockbox Account. The Servicer shall not create or participate in the creation of, or permit to exist, any Liens with respect to the Collection Account (other than the Account Control Agreement), the Post Office Boxes or the Lockbox Account, except, with reference to the Post Office Boxes or the Lockbox Account as permitted and pursuant to the Intercreditor Agreement and the Intercreditor Party Supplement. The Servicer shall not enter into any “control agreement” (as defined in the relevant UCC) with respect to the Collection Account, the Post Office Boxes or the Lockbox Account other than (i) with reference to the Collection Account, pursuant to the Account Control Agreement, and (ii) with reference to the Post Office Boxes or the Lockbox Account, pursuant to the Intercreditor Agreement.

(b) Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, other than contemplated in Section 7.16.

(c) Change of Name or Location of Servicer Files or Receivable Files. The Servicer shall not (i) change its name (within the meaning of Sections 9-503 and 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization, become a “new debtor” (as defined in Section 9-102(a)(56) of any applicable enactment of the UCC) with respect to a currently effective security agreement previously entered into by any other Person, change its “location” (within the meaning of Section 9-307 of any applicable enactment of the UCC) or change the location where it keeps records concerning the Receivables (including the Servicer Files) from the locations set forth in Schedule D or (ii) move, or consent to the Custodian moving, the Receivable Files from the locations set forth in Schedule D, unless the Servicer has given at least 30 days’ prior written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent, as agent for the Secured Parties, in the Collateral.

(d) Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to the Obligors regarding payments to be made to the Borrower or the Servicer, other than in accordance with the [***], or payments to be made to the Post Office Boxes or Lockbox Account, other than in accordance with the terms of the Intercreditor Agreement and the Intercreditor Party Supplement and unless the

Administrative Agent has received duly executed copies of all documentation related thereto and has consented to such change.

(e) Extension or Amendment of Contracts. The Servicer will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify the terms of any Contract.

(f) No Instruments. The Servicer shall take no action to cause any Receivable to be evidenced by any Instrument or “electronic chattel paper” (as defined in the UCC).

(g) No Liens. The Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than any Permitted Lien) on the Collateral or any interest therein, the Servicer will notify the Custodian and the Secured Parties of the existence of any Lien (except Permitted Liens) on any portion of the Collateral immediately upon discovery thereof, and the Servicer shall defend the right, title and interest of the Administrative Agent on behalf of the Secured Parties in, to and under the Collateral against all claims of third parties claiming through or under the Servicer.

(h) Release; Additional Covenants. The Servicer shall (i) not release any Financed Vehicle securing any Receivable from the security interest granted therein by such Receivable in whole or in part except (A) in the event of payment in full by the Obligor thereunder or upon transfer of such Financed Vehicle to a purchaser following repossession by the Servicer or (B) to an insurer in exchange for Insurance Proceeds paid by such insurer resulting from a claim for the total insured value of a Financed Vehicle, (ii) not impair the rights of the Borrower, the Secured Parties or the Custodian in the Collateral, (iii) not increase the number of Scheduled Payments due under a Receivable or Contract except as permitted herein or in the [***], (iv) prior to the payment in full of any Receivable, not sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (except for Permitted Liens) on such Receivable or any interest therein, (v) immediately notify the Borrower, the Secured Parties, and the Custodian of the existence of any Lien (except for Permitted Liens) on any portion of the Collateral if the Servicer has actual knowledge thereof, (vi) defend the right, title and interest of the Borrower, the Secured Parties, and the Custodian in, to and under the Collateral against all claims of third parties claiming through or under the Servicer, (vii) transfer to the Lockbox Account for deposit into the Collection Account, all payments received by the Servicer with respect to the Receivables in accordance with this Agreement, the Intercreditor Agreement and the Intercreditor Party Agreement, (viii) comply with the terms and conditions of this Agreement relating to the obligation of the Borrower to remove Receivables from the Collateral pursuant to this Agreement and the obligation of the Seller to reacquire Receivables from the Borrower pursuant to the Purchase Agreement, (ix) promptly notify the Borrower, the Secured Parties, the Paying Agent, and the Custodian of the occurrence of any Servicer Termination Event or Unmatured Servicer Termination Event and any breach, in any material respect, by the Servicer of any of its covenants or representations and warranties contained herein, (x) promptly notify the Borrower, the Secured Parties, the Paying Agent and the Custodian of the occurrence of any event which, to the knowledge of the Servicer, would require that the Borrower make or cause to be made any filings, reports, notices or applications or seek any consents or authorizations from any and all Government Authorities in accordance with the relevant UCC and any State vehicle license or registration authority as may be necessary or advisable to create, maintain and protect a first priority security interest of the Administrative Agent in, to and on the Financed Vehicles and a first priority security interest of the Administrative Agent in, to and on the Collateral, (xi) take all reasonable action necessary to maximize the returns pursuant to the Insurance Policies, (xii) deliver or cause to be delivered to the Borrower no later than one Business Day preceding any Funding Date, as the case may be, the current Schedule of Receivables, (xiii) with respect to any Receivable, deliver or cause to be delivered to the Custodian within one Business Day preceding the date of the Initial Loan or the date of such Subsequent Loan, as the case may be, the documents to be included in the Receivable Files with respect to those Receivables, as the case may be, (xiv) not impair the rights of the Borrower or the Secured Parties in the Collateral or (xv) not sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than any Permitted Liens) on the Collateral or any interest therein. Notwithstanding any other provision of this Agreement, the Servicer may release any Financed Vehicle from the security interest created by the related Receivable when the Servicer deposits into either Account an amount equal to the related Release Price or the entire amount of Insurance Proceeds, Recoveries and other Collections it has received or expects to receive with respect to such Receivable and such Financed Vehicle.

The Servicer shall, within two Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the Borrower, any Secured Party or the Custodian might have with respect to the administration of the Receivables.

(i) Anti-Corruption Laws and Sanctions. The Servicer shall not, nor shall the Servicer’s Subsidiaries or Affiliates, request any Loan, and shall not, directly or indirectly use, and shall ensure that its directors, officers, employees and agents do not directly or indirectly use, the proceeds of any Loan or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, (iii) to fund or facilitate any activities or business in any Sanctioned Country or (iv) in any manner that would result in the violation of any Sanctions applicable to any Person participating in the transactions contemplated by this Agreement.

(j) ERISA Matters. None of the Servicer or its ERISA Affiliates shall sponsor, adopt, contribute to or have any obligation to contribute to, or have any liability with respect to any Pension Plan or Multiemployer Plan.

(k) Distributions. After the delivery of a Servicer Termination Notice, the Servicer shall not declare or pay, directly or indirectly, any dividend or make any distribution (whether in cash or property) with respect to the profits, assets or capital of the Servicer or any Person’s interest therein, which would cause a breach of the Servicer’s financial covenants herein and other than cash distributions in respect of Taxes that are then due and payable and normal course of business distributions until the Successor Servicer has succeeded to be the Servicer.

ARTICLE Seven

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section Seven.01. Designation of Servicing

The Administrative Agent and the Borrower, at the direction of and on behalf of the Secured Parties, hereby appoint UACC, as Servicer to manage, collect and administer each of the Receivables and the other Collateral, and to enforce its respective rights and interests in and under the Collateral and UACC hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof.

Section Seven.02. Servicing Compensation

As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive the Servicing Fee to the extent of funds available therefor pursuant to Section 2.08(a)(i). The Servicer shall further be entitled to retain as additional servicing compensation any and all ancillary fees and extension fees from Obligors, including late fees, administrative fees and similar charges allowed by Applicable Law.

Section Seven.03. Duties of the Servicer

(a) Standard of Care. The Servicer agrees that its servicing and collection of the Receivables shall be carried out in accordance with the [***], Applicable Law and customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others.

(b) Records Held in Trust. The Servicer shall hold in trust for the Borrower and the Secured Parties all Records which evidence or relate to all or any part of the Collateral. In the event that a Successor Servicer is appointed, the outgoing Servicer shall promptly deliver to the Successor Servicer and the Successor Servicer shall hold in trust for the Borrower and the Secured Parties all Records which evidence or relate to all or any part of the Collateral, other than the Receivable Files which shall be delivered to the successor Custodian.

(c) Collection Practices.

(i) The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Contracts related to the Receivables, as and when the same shall become due. The Servicer, in making collection of Receivable payments pursuant to this Agreement, shall be acting as agent for the Borrower and the Secured Parties, and shall be deemed to be holding such funds in trust on behalf of and as agent for the Secured Parties; provided, however, that the Servicer shall not be empowered to, and shall not, (x) make or attempt to make any change to the Authoritative Copy of any Electronic Contract which constitutes or evidences a Receivable, (y) change or attempt to change the legend or watermark on any Electronic Contract which constitutes or evidences a Receivable or the “Owner of Record” of the Warehouse Vault Partition or (z) except (i) in connection with a Securitization permitted under the terms hereof, (ii) upon payment in full of a Receivable or (iii) as directed by the Borrower with the written consent of the Administrative Agent, cause any Electronic Contract which constitutes or evidences a Receivable to be Exported or otherwise removed from the Warehouse Vault Partition. The Servicer, consistent with the [***] in effect at the time of acting, shall service, manage, administer and make collections on the Receivables on behalf of the Borrower and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection therewith which are consistent with this Agreement. The Servicer may in its discretion grant extensions, rebates or adjustments on a Contract as permitted by [***] then in effect, and amend or modify any Contract [***]. The Servicer may in its discretion waive any late payment charge or any other fees, not including interest on the Principal Balance of a Receivable, that may be collected in the ordinary course of servicing a Receivable. The Servicer shall also enforce all rights of the Borrower under the Purchase Agreement including the right to require the Seller to repurchase Receivables for breaches of representations and warranties made by the Seller in the Purchase Agreement. Receivables in respect of which the Servicer has breached the foregoing provisions shall be purchased by the Servicer pursuant to Section 5.04.

(ii) If [***]% or more of a Scheduled Payment due under a Receivable is not received by the end of the day on its due date, the Servicer will make reasonable and customary efforts to contact the related Obligor. The Servicer shall continue its efforts to obtain payment from such Obligor who has not paid [***]% or more of a Scheduled Payment until the related Financed Vehicle has been repossessed and sold or the Servicer has determined that all amounts collectable on the Receivable have been collected. The Servicer shall use its best efforts, consistent with the [***], to collect funds on a Defaulted Receivable and by the close of business on the second Business Day following receipt of such Collections, shall deposit such Collections into either Account.

(iii) In the event a Receivable becomes a Defaulted Receivable, the Servicer, itself or through the use of independent contractors or agents shall, consistent with the [***], repossess or otherwise convert the ownership of the Financed Vehicle securing any such Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. All costs and expenses incurred by the Servicer in connection with the repossession of the Financed Vehicles securing such Receivables shall be reimbursed to the Servicer (other than overhead), to the extent not previously recouped by the Servicer from Recoveries on the Payment Date immediately succeeding the Collection Period in which the Servicer delivered to the Administrative Agent an itemized statement of such costs and expenses. Notwithstanding the foregoing and consistent with the terms of this Agreement, the Servicer shall not be obligated to repossess or take any action with respect to a Defaulted Receivable if, in its reasonable judgment consistent with [***], the Recoveries would not be increased.

(iv) The Servicer shall deposit or cause to be deposited by electronic funds transfer all Collections to the Collection Account as soon as possible but no later than two Business Days after deposit into the Lockbox Account.

(d) Credit and Collection; Recourse; Sales of Financed Vehicles. The Servicer, itself or through the use of independent contractors or agents, shall follow practices consistent with the [***], in its servicing of the Receivables, which may include reasonable efforts to realize rights of recourse against any Dealer, selling a Financed Vehicle, or requesting a Subservicer to sell a Financed Vehicle, at public or private sale; provided, however, that the Servicer, itself or through the use of independent contractor or agents shall, in accordance with the [***], maximize the sales proceeds for each repossessed Financed Vehicle. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds for the repair or the repossession of such Financed Vehicle unless the Servicer shall determine in its discretion that such repair or repossession would increase the Recoveries in an amount greater than the cost of repairs.

(e) Subservicers. The Servicer may delegate in the ordinary course of business any or all of its duties and obligations hereunder to one or more Subservicers; provided, however, that the Servicer shall at all times remain responsible for the performance of such duties and obligations. The Servicer will notify the Administrative Agent of any material delegation of duties and obligations (for avoidance of doubt, adding/replacing vendors is not material).

(f) Insurance. The Servicer shall:

(i) on behalf of the Borrower, administer and enforce all rights and responsibilities of the Borrower, as owner of the Receivables, provided for in the Insurance Policies relating to the Receivables;

(ii) in accordance with customary servicing procedures and the [***], require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle in amounts satisfying any Applicable Law as of the date of execution of the related Contract;

(iii) [Reserved].

(iv) administer the filings of claims under the Insurance Policies by filing the appropriate notices related to claims, including initial notices of loss, as well as claims with the respective carriers or their authorized agents all in accordance with the terms of the Insurance Policies; and use reasonable efforts to file such claims on a timely basis after obtaining knowledge of the events giving rise to such claims; and

(v) utilize such notices, claim forms and claim procedures as are required by the respective insurance carriers.

In the case of any inconsistency between this Agreement and the terms of any Insurance Policy, the Servicer shall comply with the latter.

(g) Obligation to Restore. In the event of any physical loss or damage to a Financed Vehicle related to a Receivable from any cause, whether through accidental means or otherwise, the Servicer shall not expend funds for the repair or the repossession of such Financed Vehicle unless the Servicer shall determine in its discretion that such repair or repossession would increase the Recoveries in an amount greater than the cost of repairs. However, the Servicer shall comply with the provisions of any Insurance Policy or policies directly or indirectly related to any physical loss or damage to a Financed Vehicle.

(h) Security Interests. The Borrower hereby directs the Servicer to take or cause to be taken such steps as are necessary, to maintain perfection of the security interest created by each such Receivable in the related Financed Vehicle and the security interests created hereunder and pursuant to the Purchase Agreement. The Servicer shall, at the direction of the Borrower, the Administrative Agent or the Custodian, take any action necessary to preserve and protect the security interests of the Borrower, the Secured Parties and the Custodian in the Receivables, including any action specified in any Opinion of Counsel delivered to the Servicer.

(i) Realization on Financed Vehicles. The Servicer warrants, represents and covenants that in the event that the Servicer realizes upon any Financed Vehicle, the methods utilized by the Servicer to realize upon such Receivable or otherwise enforce any provisions of such Receivable, will not subject the Servicer, the Borrower, the Secured Parties, the Paying Agent or the Custodian to liability under any federal, State or local law, and that such enforcement by the Servicer will be conducted in accordance with the provisions of this Agreement, the [***] and Applicable Law.

(j) Recordkeeping. The Servicer shall:

(i) maintain legible copies (in electronic or hard-copy form, in the discretion of the Servicer) or originals of all documents in its Servicer File with respect to each Receivable and the Financed Vehicle related thereto; and

(ii) keep books and Records, satisfactory to the Administrative Agent, pertaining to each Receivable and shall make periodic reports in accordance with this Agreement; such Records may not be destroyed or otherwise disposed of except as provided herein and as allowed by Applicable Law, all documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any Receivable shall remain at all times the property of the Borrower and shall be held in trust by the Servicer; the Servicer shall not acquire any property rights with respect to such Records, and shall not have the right to possession of them except as subject to the conditions stated in this Agreement; and the Servicer shall bear the entire cost of restoration in the event any Servicer File shall become damaged, lost or destroyed while in the Servicer’s possession or control.

Section Seven.04. Collection of Payments

(a) Payments to the Post Office Boxes. On or before the Closing Date with respect to the Existing Receivables, and on or before the relevant Funding Date with respect to the Subsequent Receivables, the Servicer shall have instructed all related Obligors to make all payments in respect of the related Receivables directly to the Post Office Boxes or Lockbox

Account, and all such payments will be deposited into the Collection Account pursuant to Section 2.11(a) and in no event later than two Business Days of receipt.

(b) Establishment of the Collection Account and the Lockbox Account. The Servicer shall cause the Paying Agent to establish, on or before the Closing Date, and maintain in the name of the Borrower, for the benefit of the Secured Parties, with a Qualified Institution which shall initially be the Account Bank, the Collection Account over which the Administrative Agent shall have sole dominion and control and from which neither UACC nor the Borrower shall have any right of withdrawal, except as otherwise set forth in the Account Control Agreement. The Borrower will be required to pay all reasonable fees and expenses owing to any Qualified Institution in connection with the maintenance of the Collection Account for its own account and shall not be entitled to any payment therefor. The Servicer shall maintain in its name for the benefit of the Secured Parties the Lockbox Account which shall be under the dominion and control of the Lockbox Bank under, and shall be subject to, the Intercreditor Agreement and the Intercreditor Party Supplement.

(c) Adjustments. If the Servicer (i) makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer that is not honored for any reason, (ii) makes a mistake with respect to the amount of any collection and deposits an amount that is less than or more than the actual amount of such collection or (iii) is entitled to reimbursement of any ancillary fees in accordance with Section 7.02, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such mistake or reimbursement. Any Collection which is dishonored shall be deemed not to have been paid.

Section Seven.05. Payment of Certain Expenses by Servicer

Except for such amounts and expenses the Servicer is entitled to reimbursement as provided for herein, the Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including the fees and disbursements of independent certified public accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, fees and expenses of subservicers and agents of the Servicer and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer will be required to pay all reasonable fees and expenses owing to any Qualified Institution in connection with the maintenance of the Collection Account. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

Section Seven.06. Reports

(a) Monthly Reports. On each Reporting Date, the Servicer will provide to the Borrower, the Secured Parties and the Paying Agent, a Monthly Report.

(b) Receivable Data. The Servicer will provide the Receivable Data to the Secured Parties, within ten Business Days of receiving a request from the Administrative Agent for such report, which request may be made semi-annually, but not more frequently unless required by regulators or to comply with Applicable Law (including Basel II and Basel III).

Section Seven.07. Due Diligence

Up to one (1) time each calendar year, at such times during normal business hours as are reasonably convenient to the Borrower, the Servicer or the Custodian, as the case may be, at the sole cost and expense of the Servicer (provided that such costs and expenses shall be limited to $[***] per annum unless an Early Amortization Event, a Termination Event, Unmatured Termination Event, Unmatured Servicer Termination Event or Servicer Termination Event shall have occurred) and upon reasonable request of the Secured Parties and prior written notice to the Borrower, the Servicer or the Custodian, as the case may be, the Borrower, the Servicer or the Custodian, as the case may be, shall permit such Person or Persons as the Secured Parties may designate to conduct, on behalf of all of them, audits or to visit and inspect any of the properties of the Borrower, the Servicer (including any Subservicer) or the Custodian where the Receivable Files are located, as the case may be, to examine the Receivable Files, internal controls and procedures maintained by the Borrower, the Servicer or the Custodian, as the case may be, and take copies and extracts therefrom, and to discuss the affairs of the Borrower, the Servicer (including any Subservicer) or the Custodian with their respective officers and employees (which employees, except after the occurrence of an Early Amortization Event, a Termination Event, Unmatured Termination Event, Unmatured Servicer Termination Event or Servicer Termination Event, shall be designated by the Borrower, the Servicer or the Custodian, as the case may be) and, upon written notice to the Borrower, the Servicer or the Custodian, as the case may be, independent accountants; provided, further, that after the occurrence of a Termination Event, Unmatured Termination Event, Unmatured Servicer Termination Event or Servicer Termination Event, the Secured Parties or its representatives shall be permitted to take the foregoing actions without being subject to any limitation on the number of audits, visits or inspections that may be conducted during a calendar year and such audits, visits or inspections shall be at the sole cost and expense of the Servicer; provided, that the Secured Parties and its representatives shall make reasonable efforts to coordinate, and provide 30 days’ prior written notice of, such audits, visits and inspections. The Borrower, the Servicer or the Custodian, as the case may be, hereby authorizes such officers, employees and independent accountants (and the Servicer shall cause each Subservicer to authorize such officers, employees and independent accountants) to discuss with the Secured Parties and its representatives, the affairs of the Borrower, the Servicer or the Custodian, as the case may be. The Servicer shall reimburse the Secured Parties for all reasonable fees, costs and expenses incurred by or on behalf of the Secured Parties in connection with the foregoing actions promptly upon receipt of a written invoice therefor. Any audit provided for herein shall be conducted in accordance with the rules of the Borrower, Servicer and Custodian respecting safety and security on its premises and without materially disrupting operations. Nothing in this subsection shall affect the obligation of the Servicer or Custodian to observe any Applicable Law prohibiting the disclosure of information regarding the Obligors, and the failure of the Servicer or Custodian to provide access to information as a result of such obligation shall not constitute a breach of this subsection.

Section Seven.08. Annual Statement as to Compliance

The Servicer shall deliver to the Secured Parties, on or before April 30th of each year, beginning in 2024, an Officer’s Certificate, dated as of the preceding December 31st, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this

Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Notwithstanding the foregoing, to the extent that in connection with public or private offerings of automobile receivable-backed securities by UACC or any Affiliate thereof, Regulation AB under the Securities Act requires the delivery by servicers of an annual report on an assessment of servicing compliance on the basis of detailed servicing criteria or other report, the delivery of a copy of such report by the Servicer to the Administrative Agent shall be deemed to satisfy the provisions of this subsection.

Section Seven.09. Annual Independent Public Accountant’s Reports

To the extent prepared on behalf of the Servicer in connection with the public or private offering of securities backed by or relating to automobile receivables, the Servicer will deliver to the Administrative Agent and the Lenders, on or before April 30th of each year beginning in 2024, a copy of a report prepared by a firm of independent certified public accountants, who may also render other services to the Servicer or any of its Affiliates, addressed to the Board of Directors of the Servicer or any of its Affiliates, the Secured Parties and dated during the current year, to the effect that such firm has examined the Servicer’s [***] and issued its report thereon and expressing a summary of findings (based on certain procedures performed on the documents, records and accounting records that such accountants considered appropriate under the circumstances) relating to the servicing of the Receivables and the administration of the Receivables (including the preparation of the Monthly Reports) during the preceding calendar year (or such shorter period in the case of the first such report) and that such servicing and administration was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report and that such examination (a) was performed in accordance with standards established by the American Institute of Certified Public Accountants, and (b) included tests relating to auto loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in this Agreement. Notwithstanding the foregoing, to the extent that in connection with public or private offerings of automobile receivable-backed securities by UACC or any Affiliate thereof, Regulation AB under the Securities Act requires the delivery of an annual attestation of a firm of independent public accountants with respect to the assessment of servicing compliance with specified servicing criteria of the Servicer stating, among other things, that the Servicer’s assertion of compliance with the specified servicing criteria is fairly stated in all material respects, or the reason why such an opinion cannot be expressed, the delivery of a copy of such an attestation to the Secured Parties shall be deemed to satisfy the provisions of this Section.

In the event such independent certified public accountants require the Custodian or the Paying Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section, the Servicer shall direct the Custodian or the Paying Agent in writing to so agree; it being understood and agreed that the Custodian or the Paying Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Custodian and the Paying Agent have not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Such report shall also indicate that the firm is “Independent” of the Servicer and its Affiliates within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

Section Seven.10. [Reserved]

Section Seven.11. Rights After Designation of Successor Servicer; Liability

At any time following the designation of a Successor Servicer pursuant to Section 7.15 as a result of the occurrence of a Servicer Termination Event:

(a) The outgoing Servicer, on behalf of the Borrower, shall, at the Administrative Agent’s request, (i) assemble all of the Records relating to the Collateral, including all Receivable Files, and shall make the same available to the Administrative Agent, the Successor Servicer at a place selected by the Administrative Agent or, with the Administrative Agent’s prior written consent, by the Successor Servicer, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Collateral in a manner acceptable to the Administrative Agent and shall, promptly upon receipt but no later than two Business Days after receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer to, or at the direction of, the Administrative Agent.

(b) The Borrower hereby authorizes the Administrative Agent to take or cause to be taken any and all steps in the Borrower’s name and on behalf of the Borrower necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under the Collateral, including endorsing the Borrower’s name on checks and other instruments representing Collections and enforcing the Receivables.

Section Seven.12. Limitation on Liability of the Servicer and Others

Except as expressly provided herein, neither the Servicer nor any of its directors or officers or employees or agents shall be under any liability to the Secured Parties or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misconduct, bad faith or negligence in the performance of duties.

Section Seven.13. The Servicer Not to Resign

The Servicer shall resign only with the prior written consent of the Administrative Agent or if the Servicer provides an Opinion of Counsel to the Administrative Agent to the effect that such Servicer is no longer permitted by Applicable Law to act as Servicer hereunder. No termination or resignation of the Servicer hereunder shall be effective until a Successor Servicer, acceptable to the Administrative Agent has accepted its appointment as Successor Servicer hereunder and has agreed to be bound by the terms of this Agreement (except as modified in the

Servicing Agreement between the Borrower, the successor Servicer and the Administrative Agent) and the Receivable Files shall have been delivered to a successor Custodian.

Section Seven.14. Servicer Termination Events

The occurrence and continuance of any one of the following events shall constitute a “Servicer Termination Event” hereunder:

[***].

Upon the occurrence of any of the foregoing events, notwithstanding anything herein to the contrary, so long as any such Servicer Termination Event shall not have been remedied within any applicable cure period or waived in writing by the Administrative Agent, the Administrative Agent, by written notice to the Servicer (with a copy to the Custodian) (each, a “Servicer Termination Notice”), may (i) terminate all of the rights and obligations of the Servicer as Servicer under this Agreement and (ii) direct the Servicer to cause Collections to be deposited into an account other than the Lockbox Account, the Post Office Boxes and the Collection Account; provided, that such other account must be established by the Successor Servicer or the Paying Agent at the Account Bank or another Qualified Institution and (iii) direct the Servicer to delegate any or all of its duties and obligations hereunder to one or more Subservicers and (iv) direct the Servicer to deliver, or cause to be delivered, the Receivable Files and the related accounts and records maintained by the Servicer to the Administrative Agent, or its agent or designee, at such place as the Administrative Agent may reasonably designate with written notice to the Lenders.

Section Seven.15. Appointment of Successor Servicer or Subservicer

(a) Upon resignation of the Servicer pursuant to Section 7.08 or on and after the receipt by the Servicer of a Servicer Termination Notice, the outgoing Servicer shall continue to perform all servicing functions under this Agreement until the later of (A) date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and (B) the date on which the Successor Servicer has accepted its appointment as Servicer hereunder; provided that, if no Successor Servicer shall have been so appointed and have accepted appointment within 60 calendar days after the giving of such notice of resignation or receipt of such Servicer Termination Notice, the resigning Servicer may petition any court of competent jurisdiction for the appointment of a successor Servicer. The Administrative Agent may, in its discretion, at the time described in the immediately preceding sentence, appoint a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent shall petition a court of competent jurisdiction to appoint any established financial institution and whose regular business includes the servicing of automobile receivables as the Successor Servicer hereunder.

(b) Upon the resignation or termination and removal of the Servicer, the predecessor Servicer shall cooperate with the Successor Servicer in effecting the termination of the rights and responsibilities of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received, with respect to a Receivable, and the related accounts and records maintained by the Servicer. In the case that the Successor Servicer or Subservicer shall not agree to perform any duties or obligations of the Servicer hereunder, such duties or obligations may be performed or delegated by the Administrative Agent. The Servicer, if other than UACC, shall as soon as practicable upon demand, deliver to the Borrower all records in its possession which evidence or relate to debt of an Obligor which is not a Receivable.

(c) The Administrative Agent shall have the same rights of removal and termination as contracted with respect to the Successor Servicer as with respect to UACC as the Servicer or as specified in the successor Servicing Agreement between the successor Servicer, the Borrower and the Administrative Agent.

(d) All reasonable out-of-pocket costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the transferring of Receivables from the Servicer to the Successor Servicer, converting the Servicer’s data to the computer system of the Successor Servicer, and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable transition expenses not exceeding $[***] (the “Transition Expenses”); provided, however, if the Servicer breaches the obligations of Sections 7.03(a) or 7.15(b) hereof Transition Expenses shall be limited to any out of pocket expenses of the Lenders allocated to the servicing transition. If the predecessor Servicer fails to pay the Transition Expenses, the Transition Expenses shall be payable pursuant to Section 2.08.

(e) Upon its appointment and acceptance, the Successor Servicer shall, except as otherwise set forth in this Agreement, be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer (unless the Successor Servicer, with the consent of the Administrative Agent, enters into a separate agreement with respect to the servicing duties hereunder, in which case the terms and provisions of such successor servicing agreement shall prevail); provided, however, that any Successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the successor becomes the Successor Servicer or any claim based on any alleged action or inaction of the predecessor Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party to this Agreement and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including UACC.

(f) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the

Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables.

(g) The Successor Servicer shall act as Servicer hereunder and shall, subject to the availability of sufficient funds in the Collection Account pursuant to Section 2.08(a)(i) (up to the Servicing Fee), receive as compensation therefor the Servicing Fee pursuant to Section 2.12(b).

Section Seven.16. Merger or Consolidation, Assumption of Obligations or Resignation of the Servicer

Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer may be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) which may succeed to the duties and obligations of the Servicer under this Agreement following the resignation of the Servicer, which Person executes an agreement of assumption acceptable to the Administrative Agent to perform every obligation of the Servicer hereunder, shall, with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that:

(i) prior written notice of such consolidation, merger, succession or resignation shall be delivered by the Servicer to the Secured Parties and the Custodian;

(ii) immediately after giving effect to such consolidation, merger, succession or resignation, no Servicer Termination Event or Unmatured Servicer Termination Event shall have occurred and be continuing;

(iii) no Termination Event or Unmatured Termination Event would occur as result of such consolidation, merger, succession or resignation;

(iv) so long as UACC is the Servicer, the Servicer shall have delivered to the Secured Parties and the Custodian (if other than UACC) an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, succession or resignation and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement and the other Servicer Basic Documents relating to such transaction have been complied with; and

(v) so long as UACC is the Servicer, the Servicer shall have delivered to the Borrower, the Secured Parties and the Custodian (if other than UACC) an Opinion of Counsel to the effect that either: (A) in the opinion of such counsel, all financing statements, continuation statements and amendments and notations on Certificates of Title thereto have been executed and filed that are necessary to preserve and protect the interest of the Borrower, the Secured Parties and the Custodian in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.

Section Seven.17. Responsibilities of the Borrower

Anything herein to the contrary notwithstanding, the Borrower shall (i) perform or cause the Servicer to perform all of its obligations under the Receivables to the same extent as if a security interest in such Receivables had not been granted hereunder, and the exercise by the Administrative Agent of its rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due, from funds available to the Borrower under Section 2.08(a)(x), any Taxes, including any sales Taxes payable in connection with the Receivables and their creation and satisfaction. No Secured Party shall have any obligation or liability with respect to any Receivable, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

Section Seven.18. Custody of Receivable Files

(a) To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Administrative Agent, on behalf of the Secured Parties, hereby revocably appoints UACC as its agent, and UACC hereby accepts such appointment, to act as Custodian, on behalf of the Secured Parties, of the Receivables and the Receivable Files. The Custodian shall hold and maintain physical possession of all Tangible Contracts and other items of Receivable Files (other than Electronic Contracts) delivered to the Custodian and “control” (within the meaning of Section 9-105 of the UCC) of all Electronic Contracts relating to the Receivables included in the Collateral pursuant to this Agreement or the Basic Documents for the benefit of the Administrative Agent under the terms of this Agreement, as agent for the Secured Parties for purposes of perfecting and maintaining the priority of the Administrative Agent’s security interest in the Receivables. Except for actions expressly authorized by this Agreement, the Custodian shall take no action which would or would be likely to impair the security interests of any Person created or existing in, to or under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle. The Custodian hereby agrees not to assert (in its individual capacity or otherwise) any Liens or claims of any kind with respect to the Receivable Files held or controlled by it or the related Receivables or any other Collateral and hereby releases and waives any such Liens and claims.

(b) On the Closing Date, the Custodian shall deliver an Officer’s Certificate to the Administrative Agent, on behalf of the Secured Parties, confirming that it has received, on behalf of the Secured Parties, all the documents and instruments necessary for it to act as the agent of the Secured Parties for the purposes set forth in this Section, including the documents referred to herein, and the Secured Parties are hereby authorized to rely on such Officer’s Certificate.

Section Seven.19. Duties of Custodian

(a) Safekeeping. The Custodian shall hold the Receivable Files for the exclusive use and benefit of the Secured Parties and shall act as agent and bailee (as used in Section 9-312 of the UCC) of the Secured Parties, make dispositions thereof only in accordance with the terms of this Agreement or with the written instructions furnished by the Administrative Agent and maintain such accurate and complete accounts, Records and computer systems pertaining to each Receivable File; provided, however, UACC may convert a Receivable that is “tangible chattel paper” to “electronic chattel paper.” The Custodian shall maintain continuous custody of the Receivables Files and such other documents received by it in secure, fire resistant facilities. In performing its duties, the Custodian shall act with reasonable care, using that degree of skill and attention that it exercises with respect to the files of comparable motor vehicle installment sale contracts and installment loans that it holds for itself or others. The Custodian shall conduct, or cause to be conducted, in accordance with its customary practices and procedures, periodic examinations of the files of all receivables owned or serviced by it which shall include the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Administrative Agent or its representatives to verify the accuracy of the Custodian’s custody of the Receivables Files. The Custodian shall promptly report to the Administrative Agent any failure on its part to hold the Receivable Files and to maintain its accounts, Records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review of the Receivable Files by any Secured Party, and no Secured Party shall be liable or responsible for any action or failure to act by the Custodian hereunder.

(b) Maintenance of and Access to Records. The Custodian shall maintain each Receivable File at one of the locations specified in Schedule D or at such other location as shall be specified to the Administrative Agent by 30 days’ prior written notice. The Custodian may temporarily move individual Receivable Files or any portion thereof without notice as necessary to allow the Servicer to conduct collection and other servicing activities in accordance with its customary practices and procedures. The Custodian shall in accordance with Section 7.07 make available to the Secured Parties or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files, the Receivable Files and the related accounts, Records and computer systems maintained by the Custodian at such times during normal business hours as any Secured Party shall reasonably request; provided, that if a Servicer Termination Event, Unmatured Servicer Termination Event, Termination Event or Unmatured Termination Event shall have occurred and is continuing, the Custodian shall make such information available at any time as requested by any Secured Party.

(c) Maintenance of Electronic Contracts. The parties agree that an Electronic Contract shall be “communicated” to the Custodian upon the transfer of the Authoritative Copy of such Electronic Contract from the Originator Vault Partition to the Warehouse Vault Partition, acceptance by the Custodian of such Authoritative Copy into the Warehouse Vault Partition and confirmation of such transfer by the Originator, and the Custodian shall thereafter maintain such Electronic Contract in the Warehouse Vault Partition on behalf of the Administrative Agent for the purpose of establishing control within the meaning of Section 9-105(3) of the UCC over the Contracts which are Electronic Contracts pursuant to the terms of this Agreement. Pursuant to the Electronic Collateral Control Agreement, watermarks and legends shall be applied to the Electronic Contracts by the E-Vault Provider upon transfer to the Warehouse Vault Partition, such that (i) a watermark on any perceivable rendering of the Authoritative Copy thereof shall read “Copy of Original,” (ii) a watermark on any copy of such Electronic Contract that is not a copy of the Authoritative Copy thereof shall read “Retention Copy”, “Review Copy” or “Copy Retention of Copy Original,” and (iii) the Required Legend is placed on each perceivable rendering thereof. The Custodian shall maintain each Electronic Contract constituting or evidencing a Receivable in the Warehouse Vault Partition to reflect the name of the Borrower. The Custodian shall not Transfer or Export any Electronic Contract that constitutes or evidences a Receivable except in accordance with the terms hereof and the Electronic Collateral Control Agreement and shall not destroy any Electronic Contract that constitutes or evidences a Receivable.

(d) Maintenance of Possession and Control of Contracts. The Custodian shall carry out such policies and procedures in accordance with its customary actions with respect to the handling, custody and “control” (within the meaning of Section 9-105 of the UCC) of the Contracts so that the integrity and, in the case of the Tangible Contracts, physical possession of such Tangible Contracts, will be maintained; provided, however, this shall not apply to a Receivable that has been converted from “tangible chattel paper” to “electronic chattel paper.” The Custodian shall maintain the Tangible Contracts segregated on its inventory system and shall not commingle the Tangible Contracts with any other files of any other customer of the Custodian.

(e) Standard of Care; Indemnification for Losses. Each Receivable shall be identified on the books and records of the Custodian in a manner that (i) is consistent with the practices of a comparable custodian with respect to similar receivables, and (ii) indicates that the Receivables that are the subject of such records are owned by the Borrower and pledged to the Administrative Agent for the benefit of the Secured Parties. The Custodian hereby waives any and all rights of offset with respect to any and all Contracts in the Custodian’s possession or “control” (within the meaning of Section 9-105 of the UCC), whether such right of offset arises by contract, operation of law or otherwise. The Custodian shall hold the Receivable Files (other than Contracts which are Electronic Contracts) in its secure and fire resistant facilities under its exclusive custody and control in accordance with customary standards for such custody. If any of the Secured Parties suffers or incurs costs, expenses, losses or damages as a result of the destruction or loss of any of the Receivable Files while in the possession of the Custodian, the Custodian shall, (i) at the request of the Administrative Agent, make any appropriate claim under any bond or insurance, and (ii) to the extent of such Secured Party’s costs, expenses, losses or damages, promptly pay the proceeds thereof to such Secured Party unless the Custodian has replaced the lost or destroyed items or has otherwise reimbursed such Secured Party for such losses or damages. The Custodian shall indemnify the Administrative Agent and its officers, directors, employees and agents from and against, any and all loss, liability or expense incurred (including the reasonable fees and expenses of counsel) as a result of the gross negligence, bad faith, or willful misconduct of the Custodian in the performance of its duties hereunder; provided, however, that the Custodian shall not be liable for any portion of any such loss, liability or expense due to the willful misconduct, bad faith or gross negligence of the Administrative Agent or its officers, directors, employees or agents.

(f) Release of Documents. As soon as practicable after receiving written instructions from the Administrative Agent, the Custodian shall release any document in the Receivable Files to the Administrative Agent or its agent or designee, as the case may be, at such place or places as the Administrative Agent may reasonably designate. The Custodian shall not be responsible for any loss occasioned by the failure of the Administrative Agent to return any document or any delay in so doing.

(g) Title to Receivables. The Custodian shall not at any time have, or in any way attempt to assert, any interest in any Receivable held by it as Custodian hereunder or in the related Receivable File, other than for collecting or enforcing such Receivable for the benefit of the Administrative Agent on behalf of the Secured Parties. The entire equitable interest in each Receivable and the related Receivable File shall at all times be vested in the Administrative Agent on behalf of the Secured Parties.

(h) Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Administrative Agent.

(i) Indemnification by Custodian. The Custodian of the Receivable Files, shall indemnify and hold harmless the Secured Parties and each of their respective officers, directors, employees and agents from and against any and all loss, liability or expense that may be imposed on, incurred or asserted against the Secured Parties and each of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody of the Receivable Files by the Custodian; provided, however, that the Custodian shall not be liable for any portion of any such loss, liability or expense resulting from the willful misconduct, bad faith or gross negligence of any Secured Party.

(j) Effective Period and Termination. UACC’s appointment as Custodian shall become effective as of the Closing Date and shall continue in full force and effect until the occurrence of a Custodian Termination Event. If a Custodian Termination Event occurs, the appointment of the Custodian hereunder may be terminated by the Administrative Agent. As soon as practicable after any such Custodian Termination Event, the Administrative Agent shall appoint an entity selected by the Administrative Agent as successor Custodian (which for such purpose will enter into the Custodial Agreement, in form and substance satisfactory to the Administrative Agent) and the Custodian shall (i) at its sole cost and expense, deliver, or cause to be delivered, possession and/or “control” (within the meaning of Section 9-105 of the UCC) of the Receivable Files and the related accounts and Records maintained by the Custodian to the successor Custodian, or its agent or designee, as the case may be, at such place as the successor Custodian may reasonably designate and (ii) otherwise cooperate with the successor Custodian in effecting the termination of the rights and responsibilities of the predecessor Custodian under this Agreement.

(k) Inspection. The Custodian shall permit the Secured Parties, and their respective representatives and agents, upon reasonable prior notice, in the context of the audits, visits and inspections conducted pursuant to Section 7.07 and subject to the expense provisions and other restrictions contained therein, to conduct an audit of the Receivables and Receivable Files.

Section Seven.20. Certain Duties for Electronic Contracts

(a) The Custodian shall notify the Secured Parties and the Borrower in writing as soon as reasonably practicable and in any event within two (2) Business Days after any Responsible Officer of the Custodian receives notice or obtains actual knowledge of: (i) the intent or threat (expressed in writing) of the E-Vault Provider to terminate, or the termination of, an E-Vault Access Agreement, (ii) receipt of written notice from the E-Vault Provider of any actual or suspected theft of, accidental disclosure of, loss of, or inability to account for, any nonpublic or confidential information (including, but not limited to, the access codes of the Custodian) of the Custodian which is maintained in the Warehouse Vault Partition or the Originator Vault Partition and/or any unauthorized intrusions into the E-Vault Provider’s or any of its subcontractor’s facilities or secure systems on or in which any nonpublic or confidential information of the Custodian is maintained, (iii) receipt of written notification from the E-Vault Provider of any changes to the System Description, (iv) any Integrity Check failure with respect to or any other attempted unauthorized access to an Electronic Contract which constitutes or evidences a Receivable, (v) any claim in writing of any Person (other than the Administrative Agent) of an interest in an Electronic Contract which constitutes or evidences a Receivable, and (vi) the receipt of written notice of the commencement or the threat in writing of any actions, suits, investigations or proceedings against the E-Vault Provider or the Custodian or otherwise expressly relating to or affecting the Warehouse Vault Partition or the Originator Vault Partition or any Electronic Contract which constitutes or evidences a Receivable, in any court, or before any arbitrator of any kind, or before or by any Governmental Authority.

(b) In the event that the Custodian ceases to have access to the E-Vault System, the Warehouse Vault Partition or any of the Electronic Contracts maintained therein (other than during routine maintenance or upgrades by the E-Vault Provider) for a period of more than one (1) Business Day, the Custodian shall promptly notify the Secured Parties and the Borrower of such event if such event prevents the Custodian from performing its duties hereunder and use commercially reasonable efforts to reestablish access, including contacting the E-Vault Provider for trouble-shooting.

(c) The Custodian shall appoint only its own personnel (or personnel of its subcontractors) as “Command Center Workspace Users” in respect of the Warehouse Vault Partition and the Electronic Contracts contained therein and shall not otherwise permit any Person to have access to thereto (other than (x) in connection with audits under clause (d) of this Section 7.20 or similar audits provided for under agreements with other parties to an Electronic Collateral Control Agreement and (y) from and after the delivery of a Notice of Exclusive Control under (and as defined in) an Electronic Collateral Control Agreement, the Administrative Agent and any Person appointed by the Administrative Agent as a “Command Center Workspace User”). Except as contemplated in an Electronic Collateral Control Agreement or herein, the Custodian shall not provide any other Person (including any Lender having an interest in Electronic Contracts maintained by it as custodian) any right to control the actions of the Custodian with respect to the Electronic Contracts maintained in the Warehouse Vault Partition or permit any Person to direct the Custodian (in any capacity) to take or refrain from taking any action in respect to the Electronic Contracts which constitute or evidence any Receivables. The parties hereto acknowledge that the Custodian has no liability under an E-Vault Access Agreement and has only the duties and obligations of the Custodian specified hereunder or expressly set forth in the Electronic Collateral Control Agreement.

(d) In accordance with 7.07, the Custodian shall permit the Administrative Agent and each Lender and their respective agents or representatives: (i) to conduct periodic reviews of the Electronic Contracts which constitute or evidence Receivables and the related Records of the Custodian, which shall consist of setting all such Electronic Contracts to “audit” status and providing the Administrative Agent and agents or representatives with credentials to view such Electronic Contracts; (ii) to examine and obtain copies of and prepare summaries and reports relating to the Records in its possession or control relating to the Electronic Contracts which constitute or evidence Receivables; (iii) to visit the offices and properties of the Custodian for the purpose of examining the materials described in clause (ii) above; and (iv) to discuss matters relating to the Electronic Contracts which constitute or evidence Receivables or the Custodian’s performance hereunder with any of the officers or employees of the Custodian having knowledge of such matters. The cost of any such examination shall be reimbursed by the Servicer or the Borrower in accordance with Section 2.08 of this Agreement.

(e) Upon (w) the occurrence of a Termination Event or a Servicer Termination Event, (x) a breach by the Custodian of its obligations hereunder or a breach by any Person of its obligations under the E-Vault Access Agreement or the Electronic Collateral Control Agreement, (y) the termination of the E-Vault Access Agreement or the Electronic Collateral Control Agreement or the delivery of any notice of termination thereunder or (z) a determination by the Administrative Agent, in its reasonable discretion, that the functionality, security, integrity or reliability of the E-Vault System, the Originator Vault Partition or the Warehouse Vault Partition is impaired or the Receivables are otherwise adversely affected by any event (including any change in configuration, technology or law) or circumstance with respect to the E-Vault Provider, the Custodian, the E-Vault System, the Warehouse Vault Partition, the Originator Vault Partition, the Electronic Collateral Control Agreement or Electronic Contracts generally, including, without limitation, adverse claims being asserted therein by the E-Vault Provider or other lenders, (a) the Custodian shall, notwithstanding any contrary instruction received from the Borrower, promptly take such action with respect to the Electronic Contracts which constitute or evidence the Receivables and with respect to the Warehouse Vault Partition, as the Administrative Agent may direct in writing, including Exporting the Electronic Contracts maintained within the E-Vault System which constitute or evidence the Receivables and (b) the Administrative Agent, as “Secured Party” under the Electronic Collateral Control Agreement in respect of the Warehouse Vault Partition, may deliver a Notice of Exclusive Control under (and as defined in) an Electronic Collateral Control Agreement.

(f) In connection with the exercise of any foreclosure or similar rights and remedies by the Administrative Agent in respect of the Electronic Contracts which constitute or evidence Receivables, the Custodian shall, as directed by the Administrative Agent in writing, (i) direct the E-Vault Provider to update the Required Legend to read as directed in writing by the Administrative Agent and (ii) otherwise take such reasonable action in respect thereof as the Administrative Agent shall reasonably request.

ARTICLE Eight

[RESERVED]

ARTICLE Nine

TERMINATION EVENTS

Section Nine.01. Termination Events

(a) Each of the following events shall constitute a “Termination Event”:

[***]

(b) Without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, (i) in the event that a Termination Event described in Section 9.01(a)(vi), or (xvii) has occurred, the Termination Date shall automatically occur and (ii) upon the occurrence of any other Termination Event, the Administrative Agent shall, at the written request, or may with the written consent, of the Required Lenders, by notice to the Borrower, declare the Termination Date to have occurred and all Loans Outstanding and all other amounts owing by the Borrower under this Agreement shall be accelerated and become immediately due and payable.

Section Nine.02. Actions Upon Occurrence of the Termination Date

(a) Upon the automatic occurrence, or the declaration of the occurrence, of the Termination Date in accordance with Section 9.01(b), the following shall immediately occur without further action: (i) the Revolving Period shall terminate and no further Loans will be made and (ii) all Available Funds after item (iv) of Section 2.08(a) will be used to reduce the Loans Outstanding and (iii) Interest on all Loans Outstanding shall increase to the Default Rate.

(b) Upon the automatic occurrence of, or the declaration of the occurrence of, the Termination Date arising from a Termination Event, the Administrative Agent may, or at the direction of the Required Lenders, shall, exercise in respect of the Collateral, in addition to any and all other rights and remedies otherwise available to it, including rights available hereunder and all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), the following remedial actions:

(i) The Administrative Agent may, without notice to the Borrower except as required by Applicable Law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Loans Outstanding, any Interest accrued thereon and or any other amount due and owing to any Secured Party against amounts payable to the Borrower from the Collection Account or any part of such accounts in accordance with the priorities required by Section 2.08.

(ii) The Administrative Agent may take any action permitted under the Basic Documents, including exercising any rights available to it under the Intercreditor Agreement.

(iii) The Administrative Agent may (x) direct the Custodian in writing to exercise any rights and remedies available to it under the E-Vault Access Agreement in respect of the Warehouse Vault Partition and the Electronic Contracts therein which constitute or evidence the Receivables, including directing the transfer of such Electronic Contracts to another provider of e-vaulting services or causing such Electronic Contracts to be Exported, and (y) exercise any rights or remedies of the Administrative Agent under the Electronic Collateral Control Agreement.

(iv) Consistent with the rights and remedies of a secured party under the UCC (and except as otherwise required by the UCC), the Administrative Agent may, on behalf of the Secured Parties and without notice except as specified below, solicit and accept bids for and sell the Collateral or any part of the Collateral in one or more parcels at public or private sale, at any exchange, broker’s board or at the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten Business Days’ notice to the Borrower (with a copy to each Secured Party) of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrower or any Person claiming the Collateral sold through the Borrower and its successors or assigns.

(v) Upon the completion of any sale under Section 9.02(b)(iv), the Borrower will deliver or cause to be delivered all of the Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and release as may be designated in any such request.

(vi) At any sale under Section 9.02(b)(iv), UACC or any Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any Secured Party purchasing property at a sale under Section 9.02(b)(iv) may set off the purchase price of such property against amounts owing to such Secured Party in full payment of such purchase price.

(vii) The Administrative Agent may exercise at the Borrower’s sole expense any and all rights and remedies of the Borrower under or in connection with the Collateral, including directing that Collections be deposited into an account specified by the Administrative Agent.

Section Nine.03. Exercise of Remedies

No failure or delay on the part of the Administrative Agent to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrower or the Secured Parties, on the one hand, and the Administrative Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Secured Parties would otherwise have pursuant to Applicable Law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

Section Nine.04. Waiver of Certain Laws

The Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisal, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such Applicable Laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or such parcels as the Administrative Agent or such court may determine.

Section Nine.05. Power of Attorney

The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Article, including: (i) exercise all rights and privileges of the Borrower under the Purchase Agreement (including each Transfer Agreement); (ii) pay or discharge any Taxes, Liens or other encumbrances levied or placed on or threatened against the Borrower or the Borrower’s property; (iii) defend any suit, action or proceeding brought against the Borrower if the Borrower does not defend such suit, action or proceeding or if the Administrative Agent believes that it is not pursuing such defense in a manner that will maximize the recovery to the Administrative Agent, and settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (iv) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due to the Borrower whenever payable and to enforce any other right in respect of the Borrower’s property; (v) sell, transfer, pledge, make any agreement with respect to or otherwise deal with, any of the Borrower’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (vi) cause the certified public accountants then engaged by the Borrower to prepare and deliver to the Administrative Agent at any time and from time to time, promptly upon the Administrative Agent’s request, any reports required to be prepared by or on behalf of the Borrower under this Agreement or any other Basic Document, all as though the Administrative Agent were the absolute owner of its property for all purposes, and to do, at the Administrative Agent’s option and the Borrower’s expense, at any time or from time to time, all acts and other things that the Administrative Agent reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Administrative Agent, as agent for the Secured Parties thereon, all as fully and effectively as it might do.

ARTICLE Ten

INDEMNIFICATION

Section Ten.01. Indemnities by the Borrower and Servicer

(a) [***].

Any amounts subject to the indemnification provisions of this Section and payable by (1) the Borrower shall be paid by the Borrower solely pursuant to the provisions of Section 2.08 in the order and priority set forth therein or (2) UACC, shall be paid directly by UACC.

(b) The indemnity obligations in this Section 10.01 shall be cumulative and in addition to any obligation that the Borrower and UACC may otherwise have and shall survive the resignation or removal of any Indemnified Party and the termination or assignment of this Agreement.

ARTICLE Eleven

THE ADMINISTRATIVE AGENT

Section Eleven.01. Authorization and Action

(a) Each Secured Party hereby designates and appoints Fifth Third Bank, National Association (and Fifth Third Bank, National Association accepts such designation and appointment) as Administrative Agent hereunder, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or Applicable Law. The appointment and authority of the Administrative Agent hereunder shall terminate at the Facility Termination Date.

(b) Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

Section Eleven.02. Delegation of Duties

The Administrative Agent may execute any of its duties under any of the Basic Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section Eleven.03. Exculpatory Provisions

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct or, in the case of the Administrative Agent, the breach of its obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any other Secured Parties for any recitals, statements, representations or warranties made by the Borrower, the Servicer, the Seller, the Paying Agent or the Custodian contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four. The Administrative Agent shall not be under any obligation to any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

Section Eleven.04. Reliance

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Administrative Agent), independent accountants and other experts selected by the Administrative Agent.

(b) The Administrative Agent shall be fully justified in failing or refusing to take any action under any of the Basic Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by, the other Secured Parties, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(c) The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.

(d) The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Early Amortization Event, Unmatured Termination Event, Termination Event, Servicer Termination Event or Unmatured Servicer Termination Event unless it has received notice from the Borrower, the Servicer, or other Secured Party, referring to this Agreement and describing such event. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the other Secured Parties.

Section Eleven.05. Non-Reliance on Administrative Agent and Other Lenders

Each other Secured Party expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, the Performance Guarantor, the Seller, the Servicer, the Paying Agent and the Custodian shall be deemed to constitute any representation or warranty by the Administrative Agent to any other Secured Party. Each other Secured Party represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Performance Guarantor, the Servicer, the Seller, the Paying Agent or the Custodian and the Receivables and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each other Secured Party also represents that it will, independently and without reliance upon the Administrative Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Basic Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Performance Guarantor, the Servicer, the Seller, the Paying Agent or the Custodian and the Receivables. The Administrative Agent shall have no duty or responsibility to provide any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, the Performance Guarantor, the Servicer, the Seller, the Paying Agent or the Custodian or the Receivables which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section Eleven.06. Indemnification

The Lenders agree to indemnify the Administrative Agent in its capacity as such (without limiting the obligation (if any) of the Borrower or the Servicer to reimburse the Administrative Agent for any such amounts), ratably according to their Lenders’ Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the Facility Termination Date) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing. The provisions of this Section shall survive the payment of the Obligations under this Agreement, including the Loans Outstanding, the termination of this Agreement, and any resignation or removal of the Administrative Agent.

Section Eleven.07. Administrative Agent in its Individual Capacity

The Administrative Agent and its Affiliates may offer Bank Products and generally engage in any kind of business with the Borrower and any other party to a Basic Document as though it were not the Administrative Agent hereunder. Any such Person shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as Administrative Agent other than as expressly provided in this Agreement. None of the provisions to this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Section Eleven.08. Successor Agents

The Administrative Agent may freely assign its rights and obligations hereunder upon ten days’ notice to the other Secured Parties and the Borrower. The Administrative Agent may resign as Administrative Agent upon ten days’ notice to the other Secured Parties and the Borrower with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Administrative Agent pursuant to this Section. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint a successor administrative agent. Any successor administrative agent shall succeed to the rights, powers and duties of resigning Administrative Agent under this Agreement and the Basic Documents, and the term “Administrative Agent” shall mean such successor administrative agent effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section Eleven.09. Acknowledgments Regarding Erroneous Payments

(a) Each Lender hereby agrees that (x) if Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Administrative Agent at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by Applicable Law, such Lender shall not assert, and hereby waives, as to Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of Administrative Agent to any Lender under this Section 11.09 shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify Administrative Agent of such occurrence and, upon demand from Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Administrative Agent at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower. For the avoidance of doubt, any such payment made by the Borrower to the Administrative Agent pursuant to this Section 11.09(c) shall not constitute an Unmatured Termination Event or Termination Event.

(d) Each party’s obligations under this Section 11.09 shall survive the resignation or replacement of Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Basic Document.

ARTICLE Twelve

ASSIGNMENTS; PARTICIPATIONS

Section Twelve.01. Assignments and Participations

(a) Each Lender agrees that the Loans (and the related Notes) or interest therein owned by such Lender pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and that such Lender will not offer to sell or otherwise dispose of the Loans (and the related Notes) or the interest therein so acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable State securities laws. Each Lender hereby confirms and agrees that, in connection with any syndication, offering, transfer or sale by it of any interest in the Loans (and the related Notes), such Lender has not engaged and will not engage in a general solicitation or general advertising.

(b) Each Lender may upon at least 30 days’ notice to the Borrower and the Administrative Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Lender’s rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $[***] or an integral multiple of $[***] in excess of that amount and (B) the full amount of the assigning Lender’s Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Borrower), for its acceptance and recording in the Lender Register, an Assignment and Acceptance, together with a processing and recordation fee of $[***] or such lesser amount as shall be approved by the Administrative Agent, (v) the parties to each such assignment shall have agreed to reimburse the Administrative Agent for all reasonable fees, costs and expenses (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with such assignment, (vi) each Person that becomes a Lender under an Assignment and Acceptance shall agree to be bound by the confidentiality provisions of Article Thirteen and (vii) there shall be no increased costs, expenses or Taxes incurred by the Administrative Agent upon assignment or participation. Upon such execution, delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified therein, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such assignee will, independently and without reliance upon such assigning Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such assigning Lender and such assignee confirm that such assignee is an Eligible Assignee; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names, addresses and Commitment of each Lender and the Principal Amount and stated interest of each Loan made by each Lender from time to time (the “Lender Register”). The entries in the Lender Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Lender Register as a Lender hereunder for all purposes of this Agreement. The Lender Register shall be available for inspection by the Administrative Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Subject to the provisions of Sections 12.01(a) and 12.01(b), upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, accept such Assignment and Acceptance, and the Administrative Agent shall then record the information contained therein in the Lender Register.

(f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and each Loan owned by it); provided, however, that (i) such Lender’s obligations under this Agreement (including its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the other Secured Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Lender (including any right to receive payment) under Sections 2.13 and 2.14; provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Borrower to the Lender granting its participation had such participation not been granted, and no Lender granting a participation shall be entitled to receive payment under either such Section in an amount which exceeds the sum of (i) the amount to which such Lender is entitled under such Section with respect to any portion of any Loan owned by such Lender which is not subject to any participation plus (ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section, the participant’s rights as set forth in the agreement between such participant and the applicable Lender to agree to or to restrict such Lender’s ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Lender may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 12.01. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Basic Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Basic Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information, including Confidential Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

(h) Nothing herein shall prohibit any Lender from at any time pledging or assigning as collateral any of its rights under this Agreement to (A) any Federal Reserve Bank or any other Governmental Authority in accordance with Applicable Law or (B) other Secured Party or any of their respective Affiliates, or any other bank or other entity in connection with any financing or repurchase agreement entered into by such Lender. Each such pledge or collateral assignment may be made without compliance with Section 12.01(a) or 12.01(b), other than clause (vii) of Section 12.01(b), and without notice to or consent of the Borrower, Servicer or any other Lender; provided, that no such pledge or collateral assignment shall release a Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

ARTICLE Thirteen

MUTUAL COVENANTS REGARDING CONFIDENTIALITY

Section Thirteen.01. Covenants of the Borrower, the Servicer, the Paying Agent and the Custodian

Each of the Borrower, the Servicer, the Paying Agent and the Custodian severally and with respect to itself only, covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or the identity of any Secured Party under this Agreement), except as any Secured Party may have consented to in writing prior to any proposed disclosure and except it may disclose such information (i) to its Advisors, officers, directors, employees, agents, counsel, accountants, subservicers, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer, the Paying Agent or the Custodian, (iii) to any Secured Party or their respective Affiliates or (iv) to the extent it is (a) required by Applicable Law (including filing a copy of this Agreement and the other Basic Documents (other than the Fee Letter and excluding from any such copy the identity of each Lender)) as exhibits to filings required to be made with the Securities and Exchange Commission, or in connection with any legal or regulatory proceeding, (b) requested by any Governmental Authority to disclose such information or (c) requested by any Rating Agency; provided, that, in the case of clause (iv)(a), the Borrower, the Servicer, the Paying Agent and the

Custodian, as applicable, will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Lender of its intention to make any such disclosure prior to making such disclosure.

Section Thirteen.02. Covenants of the Administrative Agent and the Lenders

(a) Each Secured Party covenants and agrees that it will not disclose any of the Confidential Information now or hereafter received or obtained by it without the Borrower’s prior written consent; provided, however, that it may disclose any such Confidential Information (i) in connection with participations and assignments pursuant to Section 12.01(b) (upon the prior written consent of the Borrower), (ii) to those of its employees or Affiliates directly involved in the transactions contemplated by the Basic Documents, (iii) to the Rating Agencies pursuant to Section 2.13(g), and (iv) to its Advisors who need to know such information for the purpose of assisting it in connection with the transactions contemplated by the Basic Documents. Each Secured Party agrees to be responsible for any breach of this Agreement by its Affiliates and Advisors, and it agrees that its Affiliates and Advisors will be advised by it of the confidential nature of such information and that it shall cause its Affiliates and Advisors to be bound by this Agreement.

(b) None of the Secured Parties nor any of their respective Affiliates, employees, agents or Advisors, without the prior written consent of the Borrower, will disclose to any person the fact that Confidential Information has been provided to it or them, that discussions or negotiations have taken place with respect to the transactions contemplated by the Basic Documents, or the existence, terms, conditions or other facts of the transactions contemplated by the Basic Documents, including the status thereof.

(c) Each Secured Party acknowledges and agrees that any Confidential Information provided to it, in whatever form, is the sole property of the Borrower or the Servicer. Neither such Person nor its Affiliates or Advisors shall use any of the Confidential Information now or hereafter received or obtained from or through the Borrower, the Servicer or any of their respective Affiliates for any purpose other than for purposes of engaging in, or as otherwise contemplated by, the transactions contemplated by the Basic Documents. Each Secured Party agree that if the Borrower and/or UACC should request that it destroy or return the Confidential Information, it shall return or destroy such Confidential Information as so directed; provided that it shall be permitted to retain only that portion of the Confidential Information, in accordance with the confidentiality obligations specified in this Agreement, that is necessary for purposes of documenting any due diligence review performed by it in connection with the Transaction.

(d) Each of the Secured Parties acknowledges that all Confidential Information is considered to be proprietary and of competitive value, and in many instances trade secrets. Each of the Secured Parties agrees that because of the unique nature of the Confidential Information any breach of this Agreement would cause the Borrower, UACC and their respective Affiliates irreparable harm and money damages and other remedies available at law in the event of a breach would not be adequate to compensate the Borrower, UACC and their Affiliates for any such breach. Accordingly, each of the Secured Parties acknowledges and agrees that the Borrower, UACC and their respective Affiliates shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, as a remedy for any such breach. Such relief shall be in addition to, and not in lieu of, all other remedies available to the Borrower, UACC and their respective Affiliates whether at law or in equity.

(e) If any Secured Party or any of their respective Affiliates or Advisors are legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process) to disclose any of the Confidential Information (including the fact that discussions or negotiations took place with respect to the transactions contemplated by the Basic Documents), the related entity shall promptly notify the Borrower and the Servicer in writing (unless it has been advised by an Opinion of Counsel that such notification is prohibited by Applicable Law or regulation) of such requirement so that the Borrower and/or the Servicer, at their sole cost and expense, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof. Each Secured Party agrees to use its reasonable efforts, upon the written request of the Borrower or the Servicer, to obtain or assist the Borrower or the Servicer in obtaining any such protective order. Failing the reasonably timely entry of a protective order or the reasonably timely receipt of a waiver hereunder, it may disclose, without liability hereunder, that portion (and only that portion) of the Confidential Information that it has been advised by an Opinion of Counsel that it is legally compelled to disclose; provided that it agrees to use reasonable efforts to obtain assurance that confidential treatment will be afforded such Confidential Information by the person or persons to whom it was disclosed.

(f) Notwithstanding the foregoing, it is understood that any Secured Party or its Affiliates may be required to disclose (and may so disclose, without liability hereunder, provided that it complies with the following sentence) the Confidential Information or portions thereof at the request of a bank examiner or other regulatory authority or in connection with an examination of it or its Affiliates by a bank examiner or other regulatory authority, including in connection with the regulator compliance policy of any Secured Party. Under such circumstances, the related entity agrees to provide notice to the Borrower and the Servicer, to the extent that it is not otherwise prohibited from doing so, as soon as practicable in connection with (and, if possible, before) releasing the Confidential Information to the bank examiner or other regulatory authority pursuant to such request or examination.

(g) It is understood and agreed that no failure or delay by the Borrower, the Servicer, the Paying Agent, the Custodian, or any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

Section Thirteen.03. Non-Confidentiality of Tax Treatment and Tax Structure

Notwithstanding anything to the contrary contained herein or in any document related to the transactions contemplated hereby, in connection with Treasury Regulations Section 1.6011-4T, Section 301.6111-1T and Section 301.6112-1T of the Code, the parties hereby agree that, from the commencement of discussions with respect to the transactions described herein, each party hereto (and each of its employees, representatives, Advisors, Affiliates or agents) is permitted to disclose to any and all persons of any kind, the Tax structure and Tax treatment of the transactions, and all materials of any kind (including opinions or other Tax analyses) that are provided to each such party related to such Tax structure and Tax treatment. In this regard, each party hereto acknowledges and agrees that this disclosure of the Tax structure or Tax treatment of the transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding).

ARTICLE Fourteen

MISCELLANEOUS

Section Fourteen.01. Amendments and Waivers

(a) No failure or delay by any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of any Secured Party hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 14.01(c), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Early Amortization Event, Servicer Termination Event, Unmatured Servicer Termination Event, Termination Event or Unmatured Termination Event, regardless of whether any Secured Party may have had notice or knowledge of such Early Amortization Event, Termination Event or Unmatured Termination Event, Servicer Termination Event, Unmatured Servicer Termination Event at the time.

(b) Neither this Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent; provided, that no such agreement shall, without the written consent of:

(i) the Required Lenders, (1) amend any provision of Section 2.08, (2) amend any provision of Schedule B or (3) reduce the principal or the rate of Interest on any Loans Outstanding or any fees or other amounts payable hereunder or under any other Basic Documents, and

(ii) all Lenders, (1) change any provision of this Section or the definition of “Commitment Termination Date”, “Early Amortization Event”, “Required Lenders”, “Termination Event” or “Servicer Termination Event” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive, or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or (2) amend or change the definition of “Advance Rate”, “Advance Rate Reduction Events”, “Annualized Default Ratio”, “Annualized Net Loss Ratio”, “Borrowing Base”, “Commitment”, “Excess Spread Percentage”, “Default Rate”, “Borrowing Base Deficiency”, “Concentration Limits”, “Delinquency Ratio”, “Extension Ratio”, “Interest”, “Base Line Excess Spread Percentage”, “Monthly Principal Payment Amount”, “Final Maturity Date”, or any provision of this Agreement that uses any of the foregoing terms;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights, protections or duties of the Servicer, the Custodian, the Owner Trustee or the Paying Agent

hereunder without the prior written consent of the Servicer, the Custodian, the Owner Trustee or the Paying Agent, as the case may be. Notwithstanding the foregoing, if the Administrative Agent determines that it is necessary to establish an alternate rate of interest pursuant to and in accordance with Section 2.18, the Secured Parties and the Borrower, to the extent necessary, shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, and the Administrative Agent may make Conforming Changes in accordance with Section 2.18(b).

(c) Neither this Agreement nor any provision hereof may be waived except pursuant to an agreement or agreements in writing entered into by the Administrative Agent; provided, that no such agreement shall, without the written consent of (i) the Required Lenders, waive any condition set forth in Section 4.02, or any Early Amortization Event, Servicer Termination Event or Termination Event, or (ii) the Servicer, the Custodian, the Owner Trustee or the Paying Agent, waive its respective rights, protections or duties hereunder.

(d) Prior to the execution of any amendment, modification or waiver to this Agreement or any other Basic Document, the Borrower shall deliver an Opinion of Counsel or an Officer’s Certificate to the Administrative Agent stating that such amendment, modification or waiver without the prior written consent of the Servicer, the Custodian or the Paying Agent will not affect the rights, protections or duties of each such party. The Borrower shall provide a copy of each executed amendment, waiver or other modification to the Servicer, the Custodian and the Paying Agent.

Section Fourteen.02. Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including e-mail communication and communication by facsimile copy) and e-mailed, mailed, transmitted or delivered, as to each party hereto, at its address set forth in Schedule E or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of notice by (i) mail, five days after being deposited in the United States mail, first class postage prepaid, (ii) facsimile copy, when verbal communication of receipt is obtained or (iii) e-mail, when receipt is confirmed by telephone or by reply e-mail from the recipient, except that notices and communications pursuant to Article Two shall not be effective until received with respect to any notice sent by mail.

Section Fourteen.03. No Waiver, Rights and Remedies

No failure on the part of any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by Applicable Law.

Section Fourteen.04. Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Owner Trustee, the Paying Agent, the Custodian, the Secured Parties and their respective successors and permitted assigns.

Section Fourteen.05. Term of this Agreement

This Agreement shall remain in full force and effect until the Facility Termination Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Article Five and the indemnification and payment provisions of Article Ten, the confidentiality provisions of Article Thirteen, the provisions of Section 14.10 and any other provision of this Agreement expressly stated to survive, shall be continuing and shall survive any termination of this Agreement.

Section Fourteen.06. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN § 5‑1401 AND § 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section Fourteen.07. WAIVER OF JURY TRIAL

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section Fourteen.08. Costs and Expenses

(a) In addition to the rights of indemnification granted to the Paying Agent, the Secured Parties and its or their Affiliates and officers, directors, employees and agents thereof under Article Ten, the Borrower agrees to pay on demand all reasonable costs and expenses of the Paying Agent and the Secured Parties incurred in connection with the administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this

Agreement and the other documents to be delivered hereunder or in connection herewith, including, subject to any agreed upon cap between the Borrower and the Administrative Agent, the reasonable fees and out-of-pocket expenses of counsel for the Paying Agent and the Secured Parties with respect thereto and with respect to advising such entities as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by such entities in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith. This Section 14.08 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.

(b) The Borrower shall pay promptly on demand any stamp, sales, excise and other Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or herewith and any agreement or other document providing liquidity support, credit enhancement or other similar support to a Secured Party in connection with this Agreement or the funding or maintenance of Loans hereunder.

Section Fourteen.09. No Insolvency Proceedings

Notwithstanding any prior termination of this Agreement, no party to this Agreement shall, prior to the date which is one year and one day after the Facility Termination Date, petition, cooperate with or encourage any other Person in petitioning or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an Insolvency Proceeding against the Borrower under any United States federal or State Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Borrower.

Section Fourteen.10. Recourse Against Certain Parties

(a) No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any such Person or any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of the Borrower or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of any Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Person, and that no personal liability whatsoever shall attach to or be incurred by any administrator of any such Person or any incorporator, stockholder, affiliate, officer, employee or director of such Person or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Person contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Person and each incorporator, stockholder, affiliate, officer, employee or director of such Person or of any such administrator, or any of them, for breaches by such Person of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b) The provisions of this Section shall survive the termination of this Agreement.

Section Fourteen.11. Limitations on Consequential, Indirect and Certain Other Damages

No claim can be made by the Borrower, the Servicer or any of their respective Affiliates against any Secured Party or any of their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages arising out of or related to the transactions contemplated by this Agreement or the other Basic Documents, or any act, omission or event occurring in connection therewith, and each of the Borrower and the Servicer, to the extent permitted by Applicable Law, hereby waives, releases and agrees not to bring any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section Fourteen.12. Patriot Act Compliance

Each of the Administrative Agent and the Paying Agent hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it, and each other Secured Party, may be required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with a Secured Party or the Paying Agent (including the Borrower), which information includes the name and address of such Person, organizational documentation, director and shareholder information, and other information that will allow the Paying Agent and each Secured Party to identify such Person in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for each Secured Party and the Paying Agent.

The parties hereto acknowledge that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act (Pub. L. 107-56) and regulations promulgated by the Office of Foreign Asset Control (collectively, “AML Law”), the Paying Agent is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Paying Agent. Each party hereby agrees that it shall provide the Paying Agent with such identifying information and documentation as the Paying Agent may request from time to time in order to enable the Paying Agent to comply with all applicable requirements of AML Law.

Section Fourteen.13. Execution in Counterparts; Severability; Integration

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of securities when required under any Signature Law due to the character or intended character of the writings.

Section Fourteen.14. Limitation of Liability of Owner Trustee It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by [***], not individually or personally but solely as Owner Trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, covenants, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, covenants, undertakings and agreements by [***], but is made and intended for the purpose for binding only the Borrower, (iii) nothing herein contained shall be construed as creating any liability on [***], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) [***], has made no investigation as to the accuracy or completeness of any representations and warranties made by the Borrower in this Agreement, and (v) under no circumstances shall [***], be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Borrower under this Agreement or any other Basic Document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	VFS NEAR PRIME TRUST I By: [***], not in its individual capacity but solely as Owner Trustee By: [***] Name: [***] Title: [***]

THE SERVICER AND CUSTODIAN:	UNITED AUTO CREDIT CORPORATION By: Name: Jonathan Sandison Title: Chief Financial Officer

Warehouse Agreement

THE PAYING AGENT:	[***], as Paying Agent By: [***] Name: [***] Title: [***]

Warehouse Agreement

THE ADMINISTRATIVE AGENT:	FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Administrative Agent By: Name: Steven J. Ellis Title: Managing Director

Warehouse Agreement

LENDERS:	[***] By: [***] Name: [***] Title: [***] Commitment: $200,000,000

Warehouse Agreement

SCHEDULE A

REPRESENTATIONS AND WARRANTIES REGARDING SECURITY INTEREST

The Borrower represents and warrants, as of the Closing Date and as of each Funding Date:

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in all Receivables in favor of the Administrative Agent, which security interest is prior to all other Liens (except Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) The Borrower has taken all steps necessary to perfect its security interest against the Obligor in the property securing the Receivables;

(iii) The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the applicable UCC;

(iv) The Borrower owns and has good and marketable title to the Receivables free and clear of any Lien (other than Permitted Liens), claim, or encumbrance of any Person;

(v) The Borrower has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Administrative Agent hereunder;

(vi) Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or that has been terminated. The Borrower is not aware of any judgment or Tax Lien filings against the Borrower; and

(vii) The Custodian has (x) in the case of Tangible Contract, in its possession or (y) in the case of an Electronic Contract, under its “control” for the benefit of the Administrative Agent (within the meaning of Section 9-105 of the UCC) all of the Contracts that constitute or evidence the Receivables. The Borrower has not communicated an Authoritative Copy of any Electronic Contract that constitutes or evidences any Receivable to any Person other than the Custodian on behalf of the Administrative Agent. The Tangible Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned, or otherwise conveyed to any Person. The Electronic Contracts which constitute or evidence the Receivables contain the Required Legend. All financing statements filed or to be filed against the Borrower in favor of the Administrative Agent in connection herewith describing the Receivables will contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Administrative Agent.”

SA-136

SCHEDULE B

ELIGIBLE RECEIVABLE CRITERIA

An “Eligible Receivable” means a Receivable as to which all of the following conditions are satisfied:

(i) which is payable in Dollars in the United States and with respect to which, at the time of origination, the related Obligor provided as its most recent billing address an address located in the United States or one of its territories;

(ii) with respect to which the related Obligor is not an Affiliate of the Originator, the U.S. government or any State or any agency, department or instrumentality of the U.S. government or any State or other Governmental Authority;

(iii) which is either a Near-Prime Receivable or a Non-Prime Receivable;

(iv) for which the related Obligor is required to make payments to the Post Office Boxes or the Lockbox Account under the control of the Servicer and subject to the Intercreditor Agreement;

(v) which had a first Scheduled Payment due no more than [***] days after the date of origination of the related Contract and, at the time of inclusion in the Collateral, the first Scheduled Payment was not past due; provided, that no funds have been advanced by the Originator, the Borrower, the related Dealer, any of their respective Affiliates or any other Person in respect of making such first Scheduled Payment;

(vi) which is not a Defaulted Receivable as of its related Cutoff Date;

(vii) which is not a Delinquent Receivable as of its related Cutoff Date;

(viii) which was originated in the United States by the Originator or a Dealer pursuant to a Dealer Agreement and then sold to the Originator in the ordinary course of the Originator’s business pursuant to a transaction constituting a bona fide sale, which was created as a result of an advance by such Dealer or Originator, as applicable, in the ordinary course of its business, directly to or for the benefit of an Obligor for the purchase of the Financed Vehicle and which, to the best of the Borrower’s knowledge, was originated without fraud or misrepresentation;

(ix) with respect to which the related Contract satisfies in all material respects the requirements of the [***] as in effect as of the related Cutoff Date and as of the related Funding Date, was underwritten by the Originator in accordance with the [***] which shall have complied with, at the time of its origination, and shall remain in compliance with, all Requirements of Law, including all consumer protection laws;

(x) as to which the Borrower has good and marketable title thereto and as to which there is no Lien (other than Permitted Liens) against the related Financed Vehicle,

and as to which at any time, the Administrative Agent, for the benefit of the Secured Parties, shall have a valid and perfected first priority security interest, free and clear of all Liens (other than Permitted Liens) and rights of others;

(xi) which provides for level monthly payments (provided that the payment in the first and last months of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed and yield interest, calculated in accordance with the Simple Interest Method, at the related APR over its original term;

(xii) which provides for, in the event that such Receivable is prepaid by the Obligor, a prepayment that fully pays the Principal Balance of such Receivable and any interest accrued at the related APR through the date of prepayment;

(xiii) which has either (A) it has been originated by a Dealer approved by the Originator in the United States in the ordinary course of such Dealer’s business to finance the retail sale by such Dealer of the related Finance Vehicle and has been purchased by the Originator in the ordinary course of its respective business pursuant to a Dealer Agreement or (B) has been originated in the United States by the Originator in accordance with its customary practices, and sold to the Borrower by the Originator pursuant to the Purchase Agreement; provided that, in the case of (A) and (B) at the time of such origination the Dealer or the Originator, as applicable, had all necessary licenses and permits to originate such Receivable in the State where such Dealer or the Originator, as the case may be, was located;

(xiv) with respect to which (a) the related Financed Vehicle was purchased with the proceeds of such Receivable, (b) to the knowledge of the Borrower, all accessories and optional equipment are described in the related Contract and (c) at the time of origination of the related Contract, such Financed Vehicle was not a commercial vehicle weighing over two tons, designated for racing, modified for use as a public delivery vehicle or any other commercial use.

(xv) which provides the Borrower with a clear right of repossession on the Financed Vehicle securing such Receivable and contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

(xvi) which is not subject to any right of rescission, cancellation, set-off, claim, counterclaim or defense (including the defense of usury) of the Obligor or any proceedings pending or, to the best of the Borrower’s knowledge threatened, wherein the Obligor or any Governmental Authority has alleged the related Contract is illegal or unenforceable;

(xvii) which arises pursuant to a Contract with respect to which each of the Originator and the Borrower has performed all obligations required to be performed by it thereunder, including shipment of the related Financed Vehicle in good repair, without defects and in satisfactory order and/or the performance of the services purchased thereunder and, at the time such Receivable first became part of the Collateral, neither the

Originator or the Borrower had done anything to impair the rights of the Secured Parties therein;

(xviii) which is secured by a valid, subsisting and enforceable first priority perfected security interest in favor of the Borrower in the related Financed Vehicle with respect to which all filings have been made, which security interest has been validly assigned by the Borrower to the Administrative Agent and with respect to which all filings necessary in any jurisdiction to give the Administrative Agent a first priority perfected security interest in such Receivable and Financed Vehicle have been made;

(xix) which arises under a Contract which has been properly executed by the parties thereto and which represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, in full force and effect, enforceable by the holder thereof in accordance with its terms, subject to the effect of Insolvency Laws affecting the enforcement of creditors’ rights generally;

(xx) with respect to which, subject to criteria (xxiv) below, there is only one original Contract related thereto and such Contract has not been sold, transferred, assigned or pledged by the Originator to any Person other than the Borrower; and with respect to which the Originator has fulfilled all obligations to be fulfilled on its part under or in connection with the origination, acquisition and assignment of such Receivable, including giving notices or consents necessary to effect the acquisition of the Receivable and which, at the time such Receivable first became part of the Collateral, the related Contract has not been waived or modified, [***];

(xxi) with respect to which the related Financed Vehicle is required by the terms of the related Contract to be covered by an individual physical damage insurance policy in at least the minimum amount required by applicable State law and the related Contract (a) if required by applicable State law, requires such Obligor to pay all sales, use, property, excise and other similar Taxes imposed on or with respect to the related Financed Vehicle and (b) makes such Obligor liable for all payments required to be made thereunder, without any setoff, counterclaim or defense for any reason whatsoever, subject only to such Obligor’s right of quiet enjoyment;

(xxii) which constitutes “tangible chattel paper” or “electronic chattel paper” under and as defined in Article 9 of the UCC as then in effect in the UCC;

(xxiii) as to which (x) in the case of a Tangible Contract, there is only one original executed copy, and (y) in the case of an Electronic Contract, there is only one Authoritative Copy and any perceivable rendering of such Authoritative Copy bears the Required Legend;

(xxiv) as to which (x) in the case of a Tangible Contract, has been manually or electronically signed by the Obligor in the appropriate spaces, (y) in the case of an Electronic Contract, has been electronically signed through the DocuSign System or [***] by the Obligor in the appropriate spaces and (z) in the case of a Contract which has been Exported, contains a representation of the electronic signature of the Obligor in the appropriate spaces and the document history includes the date and time such signatures were obtained; and, in each case, all blanks that are required to be filled in have been properly filled in;

(xxv) as to which the Custodian or the Title Administrator within [***] days following the date of origination of the Contract has possession of, for the benefit of the Secured Parties, the original Certificate of Title, evidence of the electronic Certificate of Title or the application for a Certificate of Title (which the Custodian or the Title Administrator will obtain within [***] days of the related Cutoff Date);

(xxvi) with respect to which the Contract evidencing such Receivable, including the description of the motor vehicle and/or services contained therein, is in all respects complete, accurate and represents the entire agreement between the Originator and the Obligor;

(xxvii) with respect to which the related Receivable File is in the possession or “control” (within the meaning of Section 9-105 of the UCC) of the Custodian, and the Custodian has issued a Receivable Receipt to the Administrative Agent acknowledging that such Receivable File is in the Custodian’s possession or “control” (within the meaning of Section 9-105 of the UCC); and

(xxviii) (A) with respect to each Electronic Contract other than a Paper-In Contract, (a) such Contract was originally originated as an Electronic Contract and has not at any time been a Tangible Contract, (b) the E-Vault System (including the back-up system) is fully operational and is being maintained in accordance with the System Description, and the Custodian has access to the Warehouse Vault Partition (other than during routine maintenance or upgrades by the E-Vault Provider), (c) such Contract was created within the DocuSign System or [***] by the Originator and, at all times after creation and prior to the transfer thereof to the Borrower, was maintained within the E-Vault System, (d) such Contract was transferred from the Originator Vault Partition to the Warehouse Vault Partition and such transfer has been accepted by the Custodian and confirmed by the Originator within the E-Vault System, (e) during the period from and after the origination thereof to the transfer thereof to the Borrower, the E-Vault Access Agreement was in full force and effect and there was no event of default or material breach by any party thereunder, (f) each of the E-Vault Access Agreement and the Electronic Collateral Control Agreement is in full force and effect and is no event of default or material breach by any party thereunder and (g) in respect of which all onboarding fees that are due and payable have been paid to DocuSign, [***] and the E-Vault Provider and no fees will be payable to DocuSign, [***] or the E-Vault Provider in respect thereof under the E-Vault Access Agreement or the Electronic Collateral Control Agreement (other than in respect of Exporting) or any other applicable agreement and (B) with respect to each Paper-In Contract, (a) prior to the conversion of such Paper-In Contract from a Tangible Contract to an Electronic Contract, UACC or its agents had sole possession of such Tangible Contract; (b) upon conversion or within 30 days after such conversion, each such Tangible Contract was destroyed; (c) the destruction of such Tangible Contract was conducted by UACC or a third party on behalf of UACC; (d) the destruction of such Tangible Contract is evidenced in a manner that is satisfactory to the Administrative Agent, whether by visual recording or certification of such third party or by any other means, and that such evidence is delivered to or made available to the Administrative Agent; and (e) at the time of or before such destruction of the Tangible Contract, the applicable electronic chattel paper satisfied all of the requirements of paragraph (xxviii) above;

(xxix) which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act;

(xxx) with respect to which any compromise, extension, rebate, adjustment, amendment or modification (including by the extension of time for payment or the granting of any discounts, allowances or credits) was made as permitted by [***];

(xxxi) with respect to which the information set forth in the Schedule of Receivables is true and correct in all material respects as of the opening of business on the related Cutoff Date and with respect to which the Originator used no selection procedures (other than as expressly set forth in this Schedule) (a) that identified such Receivable as being less desirable or valuable than other comparable motor vehicle loans originated or acquired by the Originator or (b) for which no selection procedures adverse to the interests of the Secured Parties have been utilized;

(xxxii) with respect to which the related Financed Vehicle has not been repossessed or assigned for repossession from the Obligor at the time such Receivable first became part of the Collateral;

(xxxiii) with respect to which the sale, transfer, assignment and conveyance of by the Originator is not subject to and will not result in any Tax payable by the Originator or the Borrower to any federal, State or local government, other than those Taxes which have or will be paid by the Originator as due;

(xxxiv) with respect to which, at the time of origination, all proceeds on the related Contract were fully disbursed and there is no requirement for future advances thereunder and all fees and expenses in connection with the origination of the Receivable have been paid;

(xxxv) which does not provide for the substitution, exchange or addition of any Financed Vehicle to such Receivable and with respect to which the related Financed Vehicle was properly delivered to the related Obligor in good repair, without defects and in satisfactory order;

(xxxvi) with respect to which, the related Dealer (a) was selected by the Originator based on [***], the Dealer’s financial operating history and record of compliance with requirements under applicable United States federal and State law, (b) is authorized to originate such Receivable for sale to the Originator and (c) has not engaged in any conduct constituting fraud or misrepresentation with respect to such Receivable;

(xxxvii) with respect to which, at the time of origination of the related Contract, (a) the related Dealer that sold the related Contract to the Originator has entered into a Dealer Agreement and such Dealer Agreement constitutes the entire agreement between the Originator and such Dealer with respect to the sale of such Contract to the Originator, (b) such Dealer Agreement is in full force and effect and is the legal, valid and binding obligation of the Originator, (c) there have been no material defaults by the Originator under such Dealer Agreement, (d) the Originator has fully performed all of its obligations under such Dealer Agreement, (e) the Originator has not made any written statements or representations to such Dealer inconsistent with any term of such Dealer Agreement, (f) the purchase price (as specified in such Dealer Agreement, if any) for such Contract has been paid in full by the Originator, (g) there is no other payment due to such Dealer from the Originator for the purchase of such Contract, (h) such Dealer has no right, title or interest in or to such Contract, (i) there is no prior course of dealing between such Dealer and the Originator which will affect the terms of such Dealer Agreement and (j) any payment owed to such Dealer by the Originator is a corporate obligation of the Originator in the nature of a bonus for amounts collected by the Originator in excess of the purchase price for such Contract;

(xxxviii) which, if the related Financed Vehicle is titled in the State of Texas, such Financed Vehicle is a “motor vehicle” as defined in Section 501.002 of the Texas Transportation Code;

(xxxix) with respect to which the related Contract has not been stamped or otherwise marked to show any interest of any other Person or any such stamp or other mark has been cancelled;

(xl) with respect to which, until such time as the Borrower has provided the Administrative Agent with copies of all required licenses under (a) the Maryland Vehicle Sales Finance Act, Maryland Code Annotated, Financial Institutions Sections 11-401 et seq., such Receivable may not have been originated in the State of Maryland or have an Obligor with a billing address in the State of Maryland or (b) the Pennsylvania Motor Vehicle Sales Finance Act, 69 P.S. Section 601 et seq., such Receivable may not have been originated in the State of Pennsylvania or have an Obligor with a billing address in the State of Pennsylvania;

(xli) [Reserved];

(xlii) all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z” (including amendments to the Federal Reserve’s Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Servicemembers Civil Relief Act, the Electronic Signatures in Global and National Commerce Act (E-SIGN), the Uniform Electronic Transactions Act and other state adaptations thereof, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of such Receivable and the Financed Vehicles, have been complied with in all material respects, and such Receivable and the sale of the

Financed Vehicle evidenced by such Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements;

(xliii) as to which, on the applicable Funding Date, the related Obligor has not been identified on the records of the Servicer as being the subject of a current bankruptcy proceeding;

(xliv) which is (a) assignable without the consent of the related Obligor and (b) has not been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to a transfer of the Contract shall be unlawful or void;

(xlv) [Reserved];

(xlvi) which has not been satisfied, subordinated or rescinded, nor has the related Financed Vehicle been released from the Lien granted by the related Receivable in whole or in part;

(xlvii) which prohibits the sale or transfer of the related Financed Vehicle without the consent of UACC or the Borrower; and

(xlviii) which, if such Receivable is a Portfolio Purchase Receivable, meets all Eligible Receivable requirements except clause (ix) above, notwithstanding, with regards to such Receivable, UACC has no knowledge of, and no Person has asserted and continues to assert, any failure to comply with all Requirements of Law, including all consumer protection laws.

SCHEDULE C

SCHEDULE OF RECEIVABLES

(Original delivered to the Administrative Agent)

SCHEDULE C-1

SCHEDULE OF SCHEDULE C-1 RECEIVABLES

[***]

SCHEDULE D

LOCATION OF RECEIVABLE FILES

United Auto Credit Corporation

1071 Camelback Street

Newport Beach, California 92660

[***]

[***]

[***]

SCHEDULE E

NOTICE ADDRESSES

Borrower:

VFS NEAR PRIME TRUST I
c/o [***]
[***]

With a copy to:

United Auto Credit Corporation
1071 Camelback Street
Newport Beach, CA 92660
Attention: Jon Sandison

Email: [***]

Servicer and Originator:

UNITED AUTO CREDIT CORPORATION

101 Camelback Street

Newport Beach, California 92660

Attention: Jon Sandison

Email: [***]

Paying Agent:

[***]

Administrative Agent:

FIFTH THIRD BANK, NATIONAL ASSOCIATION
38 Fountain Square Plaza

MD 1090TC

Cincinnati, OH 45202

Attention: Joy Rutan; Steven Ellis

E-mail: [***]

Telephone No.: [***]

Lender:

[***]

EXHIBIT A

Form of Funding Request

____________, 202_

Fifth Third Bank, National Association
38 Fountain Square Plaza

MD 1090TC

Cincinnati, OH 45202

Attention: Joy Rutan; Steven Ellis

E-mail: [***]

Telephone No.: [***]

[Lenders]

Ref: VFS Near Prime Trust I [Address]

Re: VFS Near Prime Trust I Warehouse Agreement

Ladies and Gentlemen:

The undersigned is a Responsible Officer of VFS Near Prime Trust I (the “Borrower”) and is authorized to execute and deliver this Funding Request on behalf of the Borrower pursuant to the Warehouse Agreement, dated as of November 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), among the Borrower, United Auto Credit Corporation, as servicer and as custodian [***], Paying Agent, the Lenders from time to time party thereto, and Fifth Third Bank, National Association, as administrative agent. Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Warehouse Agreement.

The Borrower hereby requests that a Loan be made under the Warehouse Agreement on __________, ____ in the amount of $__________.

In connection with the foregoing, the undersigned hereby certifies, on behalf of the Borrower, as follows:

(1) As of the date hereof, the Borrowing Base (calculated as of the previous Determination Date or, with respect to Receivables added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date) is __________. Attached to this Funding Request is a true, complete and correct calculation of the Borrowing Base and all components thereof.

(2) All of the conditions precedent to the requested Loans as set forth in the Warehouse Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan, including:

(a) All requirements, conditions and limitations imposed in Section 2.01 of the Warehouse Agreement in connection with the Borrower’s request for, and the Lenders’ funding of, such Loan have been satisfied and complied with as of the date hereof;

(b) the representations and warranties contained in Sections 5.01 and 5.02 of the Warehouse Agreement and in the other Basic Documents are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day;

(c) no event has occurred, or would result from such Loan or from the application of the proceeds therefrom, which constitutes an Early Amortization Event, a Borrowing Base Deficiency, a Termination Event or Unmatured Termination Event;

(d) the Borrower is in material compliance with each of its covenants set forth in the Warehouse Agreement; and

(e) to the best of the Borrower’s knowledge, no event has occurred which constitutes a Servicer Termination Event or Unmatured Servicer Termination Event.

(3) The requested Loan will not, on the Funding Date, (i) exceed the Available Amount or (ii) cause a Borrowing Base Deficiency.

(4) Attached hereto is a true, correct and complete Schedule A to the Purchase Agreement, reflecting all Receivables which will become part of the Collateral on the Funding Date, each Receivable reflected thereon being an Eligible Receivable.

(5) The Cutoff Date with respect to the Receivables is __________, 20___.

A-149

(6) Prior to and after giving effect to the requested Loan, the Borrower is Solvent.

VFS NEAR PRIME TRUST I

BY: UNITED AUTO CREDIT CORPORATION, as attorney-in-fact

By:

Name:
Title:

A-150

EXHIBIT B

FORM OF NOTE

[_], 2022

FOR VALUE RECEIVED, the undersigned, VFS Near Prime Trust I, a Delaware statutory trust (the “Borrower”), promises to pay to [_], as Lender (the “Lender”), at the office of the Lender set forth in the Warehouse Agreement, dated as of November 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”) among the Borrower, United Auto Credit Corporation, as servicer and as custodian [***], as paying agent, the Lenders named therein, and the Administrative Agent, on the Termination Date, in lawful money of the United States of America and in immediately available funds, the principal amount of [_] Dollars ($[_]), or, if less, such Lender’s Invested Percentage of the Loans Outstanding under the Warehouse Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Lender’s Invested Percentage of the Loans from time to time outstanding at the rates and on the dates specified in the Warehouse Agreement.

The Lender is authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records, the date and the amount such Lender’s Invested Percentage of each Loan made under the Warehouse Agreement, each continuation thereof, the funding period for such Loan and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Warehouse Agreement in respect of the Loans or such Lender’s Invested Percentage thereof.

This Note is one of the Notes referred to in the Warehouse Agreement, and is entitled to the benefits thereof. Capitalized terms used herein and defined herein have the meanings given them in the Warehouse Agreement. This Note is subject to periodic pay-downs, and optional and mandatory prepayment as provided in the Warehouse Agreement.

Upon the occurrence of a Termination Event, the Administrative Agent, on behalf of the Secured Parties, shall have all of the remedies specified in the Warehouse Agreement. The Borrower hereby waives presentment, demand, protest and all notices of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

VFS NEAR PRIME TRUST I

By: [***]

By:

Name:
Title:

B-152

Schedule 1 to
Note

Invested Percentage of Loans	Interest on Loans	Payments on Loans	Notation by Date

B-153

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated __________, 202

Reference is made to the Warehouse Agreement, dated as of November 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), among VFS Near Prime Trust I, as borrower, United Auto Credit Corporation, as servicer and as custodian, [***], as paying agent, the lenders from time to time parties thereto and Fifth Third Bank, National Association, as administrative agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Warehouse Agreement.

__________________ (the “Assignor”) and ___________________ (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Warehouse Agreement as of the date hereof which represents the Invested Percentage specified in Section 1 of Schedule 1 of all outstanding rights and obligations of the Assignor under the Warehouse Agreement, including such interest in the Commitment of the Assignor and the Lender Advances made by the Assignor. After giving effect to such sale and assignment, the Commitment and the amount of Lender Advances made by the Assignee will be as set forth in Section 2 of Schedule 1.

2. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien.

3. The Assignor and the Assignee confirm to and agree with each other and the other parties to Warehouse Agreement that: (i) other than as provided herein, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Warehouse Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Warehouse Agreement or any other instrument or document furnished pursuant thereto; (ii) the Assignee confirms that it has received a copy of the Warehouse Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) the Assignee will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender Party to the Warehouse Agreement and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Warehouse Agreement; (iv) the Assignor and the Assignee confirm that the Assignee is an Eligible Assignee; (v) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Warehouse Agreement are required to be performed by it as a Lender, including the confidentiality provisions of Article Thirteen; and (vii) this Assignment and Acceptance meets all other requirements for such an Assignment and Acceptance set forth in Article Thirteen of the Warehouse Agreement.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance. The effective date of this Assignment and Acceptance (the “Assignment Date”) shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified in Section 3 of Schedule 1.

5. The Assignor and the Assignee agree to reimburse the Administrative Agent for all reasonable fees, costs and expenses (including reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with this Assignment and Acceptance.

6. Upon such acceptance by the Administrative Agent, the Assignee shall be a party to the Warehouse Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, provided, however, that the Assignor shall, to the extent such rights have been assigned by it under this Assignment and Acceptance, relinquish its assigned rights and be released from its assigned obligations under the Warehouse Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Assignor’s rights and obligations under the Warehouse Agreement, Assignor shall cease to be a party thereto).

7. Upon such acceptance by the Administrative Agent, from and after the Assignment Date, the Administrative Agent shall make, or cause to be made, all payments under the Warehouse Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Warehouse Agreement for periods prior to the Assignment Date directly between themselves.

8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Acceptance and Assignment as of the day and year first written above.

_______________, as Assignor

By:

Name:
Title:

_______________, as Assignee

By:

Name:
Title:

cc:

VFS Near Prime Trust I
c/o [***]
[***]

With a copy to:

United Auto Credit Corporation
1071 Camelback Street
Newport Beach, CA 92660
Attention: Jon Sandison

Email: [***]

Schedule 1
to
Assignment and Acceptance
Dated _________, 20_

Section 1.
Invested Percentage:	________%
Section 2.
Assignee’s Commitment:	$_____________
Aggregate Lender Advances Owing to the Assignee:	$_____________
Section 3.
Assignment Date: _____________, 20_

EXHIBIT D

[***]

[Provided In Electronic Form to Administrative Agent]

EXHIBIT E

FORM OF POWER OF ATTORNEY

This Power of Attorney (this “Power of Attorney”) is executed and delivered by VFS Near Prime Trust I (“Grantor”) to Fifth Third Bank, National Association, as Administrative Agent (“Attorney”), pursuant to the Warehouse Agreement, dated as of November 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), among VFS Near Prime Trust I, as borrower (the “Borrower”), United Auto Credit Corporation, as servicer and as custodian, [***], as paying agent, the lenders from time to time parties thereto, and Fifth Third Bank, National Association, as administrative agent. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Warehouse Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. This Power of Attorney is coupled with an interest and may not be revoked or canceled by Grantor until all Aggregate Unpaids have been indefeasibly paid in full or Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Warehouse Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Termination Event, to do the following: (a) exercise all rights and privileges of Grantor under the Purchase Agreement (including each Transfer Agreement); (b) pay or discharge any Taxes, Liens or other encumbrances levied or placed on or threatened against Grantor or Grantor’s property; (c) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (d) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (e) sell, transfer, pledge, make any agreement with respect to or otherwise deal with, any of Grantor’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of Grantor under the Warehouse Agreement or any other Basic Document, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Administrative Agent, as agent for the Secured Parties thereon, all as fully and effectively as it might do. All actions taken by Attorney pursuant to this Power of Attorney may be taken directly by the Administrative Agent.

Grantor hereby ratifies, to the extent permitted by Applicable Law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor as of this __ day of [_____________] 2022.

VFS NEAR PRIME TRUST I

By: [***]

By:

Name:
Title:

Sworn to and subscribed before

me this __ day of [_________] 2022

_____________________________________

Notary Public

[NOTARY SEAL]

E-160

EXHIBIT F

FORM OF MONTHLY REPORT

EXHIBIT G

FORM OF RECEIVABLE RECEIPT

__________, 202

Fifth Third Bank, National Association
as Administrative Agent
38 Fountain Square Plaza
MD 1090TC
Cincinnati, OH 45202
Attention: Joy Rutan; Steven Ellis
E-mail: [***]
Telephone No.: [***]

Ref: VFS Near Prime Trust I

Attention: [___________]

Re: VFS Near Prime Trust I Warehouse Agreement

Ladies and Gentlemen:

Reference is made to the Warehouse Agreement, dated as of November 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), among VFS Near Prime Trust I, as borrower, United Auto Credit Corporation (“UACC”), as servicer and as custodian (in such capacity, the “Custodian”), [***], as paying agent, the lenders from time to time parties thereto, and Fifth Third Bank, National Association, as administrative agent (the “Administrative Agent”).

The undersigned, on behalf of UACC, in its capacity as Custodian under the Warehouse Agreement, hereby (i) confirms (x) in the case of Tangible Contracts, that it is in possession of the executed original counterpart of the Contracts set forth on Schedule 1 hereto, evidencing the related Receivables along with the Receivable Files related thereto, or (y) in the case of an Electronic Contract, that the Custodian has “control” for the benefit of the Administrative Agent (within the meaning of Section 9-105 of the UCC) of the Electronic Contracts set forth on Schedule 1 hereto, and (ii) acknowledges that the executed original counterparts or the Authoritative Copies, as applicable, of the Contracts set forth on Schedule 2 hereto have not been delivered to the Custodian or are mutilated or damaged in any material respect.

Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed thereto in the Warehouse Agreement.

UNITED AUTO CREDIT CORPORATION,
as Custodian

By:

Name:
Title:

Schedule 1
To Receivable Receipt

Schedule 2
To Receivable Receipt

EXHIBIT H

FORM OF SECURITIZATION RELEASE

Reference is hereby made to the Warehouse Agreement, Warehouse Agreement, dated as of November 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), among the Borrower, United Auto Credit Corporation, as servicer and as custodian, [***], as paying agent, the Lenders from time to time party thereto, and Fifth Third Bank, National Association, as administrative agent. Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Warehouse Agreement.

The Borrower hereby represents and warrants that each condition in the Warehouse Agreement and each other Basic Document, to the consummation of the Securitization to which this Securitization Release relates, has been satisfied, including but not limited to delivery of (i) the executed Securitization Date Certificate, in substantially the form attached hereto as Annex 1 and (i) the executed notice, in substantially the form attached hereto as Annex 2.

Upon deposit in the Collection Account of $___________ in accordance with Section 2.15(a)(iv) in immediately available funds, the Administrative Agent hereby releases all of its right, title and interest, including its Lien, in and to the following:

(a) the Receivables to be transferred by the Borrower in the related Securitization and described in Schedule I hereto (the “Securitized Assets” and such Schedule, the “Schedule of Securitized Assets”), together with the related Contracts (including the agreement to service the Receivables), whether now existing or hereafter acquired, and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections related thereto, and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Securitized Assets) or to become due or received by any Person in payment of any of the foregoing on or after the related Securitization Date;

(b) all of the Borrower’s interest in the Financed Vehicles relating to the Securitized Assets (including repossessed vehicles) or in any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each such Financed Vehicle, whether now existing or hereafter acquired, including all proceeds from any sale or other disposition of such Financed Vehicles;

(c) all Receivable Files, Servicer Files and the Schedule of Securitized Assets, relating to the Securitized Assets, whether now existing or hereafter acquired, and all right, title and interest of the Borrower in and to the documents, agreements and instruments included in the Receivable Files, including rights of recourse of the Borrower against the Originator and/or any Dealer;

(d) all of the Borrower’s interest in all Records, documents and writings evidencing or related to the Securitized Assets or the related Contracts;

(e) all of the Borrower’s interest in all rights to payment under all Insurance Policies with respect to a Financed Vehicle related to a Securitized Asset, including any monies collected from whatever source in connection with any default of an Obligor with respect to such Financed Vehicle and any proceeds from claims or refunds of premiums on any such Insurance Policy, whether now existing or hereafter acquired, and all proceeds thereof;

(f) all of the Borrower’s interest in all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) payments and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Securitized Assets, whether pursuant to the related Contracts or otherwise;

(g) all of the Borrower’s interest in all rights to payment under all service contracts and other contracts and agreements associated with the Securitized Assets and all of the Borrower’s interest in all recourse rights against the related Dealer (excluding any rights in any dealer reserve and rights under the related Dealer Agreement);

(h) all security interests, Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Borrower in and to the Securitized Assets, whether now existing or hereafter acquired, and the related Financed Vehicles, whether now existing or hereafter acquired;

(i) all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing (subject, with respect to the Account Collateral relating to the Lockbox Account, to the Intercreditor Agreement and the Intercreditor Party Supplement);

(j) all of the Borrower’s right, title and interest in and to the Purchase Agreement (including each Transfer Agreement), relating to the Securitized Assets and remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against UACC under or in connection with the Purchase Agreement and relating to such Securitized Assets; and

(k) all income, products, accessions and proceeds of the foregoing.

Executed as of __________, 202_.

VFS NEAR PRIME TRUST I, as Borrower

BY: UNITED AUTO CREDIT CORPORATION, as attorney-in-fact

By:

Name:
Title:

UNITED AUTO CREDIT CORPORATION,
as Servicer

By:

Name:
Title:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:
Title:

ANNEX 1

VFS NEAR PRIME TRUST I

SECURITIZATION DATE CERTIFICATE
PURSUANT TO SECTION 2.15(a)
OF THE WAREHOUSE AGREEMENT

United Auto Credit Corporation, as servicer (the “Servicer”), delivers this certificate pursuant to Section 2.15(a) of the Warehouse Agreement, dated as of November 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), among VFS Near Prime Trust I, a Delaware statutory trust, as borrower (the “Borrower”), the Servicer, as servicer and as custodian, [***], as paying agent, the Lenders from time to time party thereto, and Fifth Third Bank, National Association, as administrative agent, and hereby certifies, as of the date hereof, the following:

(a) the Borrower has sufficient funds on the related Securitization Date to effect the Securitization in accordance with the Warehouse Agreement (taking into account, to the extent necessary, the proceeds of sales of the Collateral in the Securitization);

(b) after giving effect of the Securitization, the release by the Administrative Agent of the related Receivables on the Securitization Date and the transfer by the Borrower of the related Receivables on the Securitization Date, (A) no adverse selection procedures have been used by the Borrower with respect to the Receivables that will remain subject to the Warehouse Agreement (except as is necessary to comply with normal and customary eligibility criteria for asset-backed securities transactions involving retail auto loan receivables similar to the Receivables), (B) the representations and warranties contained in Section 5.01 and 5.02 of the Warehouse Agreement continue to be true and correct in all material respects, except to the extent relating to an earlier date, (C) no Borrowing Base Deficiency exists and (D) no Unmatured Termination Event, Termination Event, Servicer Termination Event or Unmatured Servicer Termination Event has resulted; and

(c) the Borrower has satisfied all conditions and requirements of Section 2.15 of the Warehouse Agreement.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Warehouse Agreement.

IN WITNESS WHEREOF, the Servicer has caused this certificate to be executed on its behalf this ___ day of _________, 202_.

UNITED AUTO CREDIT CORPORATION, as Servicer

BY: UNITED AUTO CREDIT CORPORATION, as attorney-in-fact

By:

Name:
Title:

ANNEX 2

FORM OF NOTICE

VFS NEAR PRIME TRUST I

______________, 20___

Fifth Third Bank, National Association,

as Administrative Agent

38 Fountain Square Plaza

MD 1090TC

Cincinnati, OH 45202

Attention: Joy Rutan; Steven Ellis

E-mail: [***]

Telephone No.: [***]

Ref: VFS Near Prime Trust I

[LENDER],

as a Lender

[_]

Ref: VFS Near Prime Trust I

Attention: [_____________]

Re: VFS Near Prime Trust I– Warehouse Agreement

Ladies and Gentlemen:

Reference is made to the Warehouse Agreement, dated as of November 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), among the Borrower, United Auto Credit Corporation, as servicer and as custodian, [***], as paying agent, the Lenders from time to time party thereto, and Fifth Third Bank, National Association, as administrative agent.

Pursuant to Section 2.15(a)(i) of the Warehouse Agreement, the Borrower gives notice of its intent to effect a Securitization on or about __________, 20__ (which date is no fewer than 10 Business Days after the date of delivery of this notice to the Administrative Agent).

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Warehouse Agreement.

Very truly yours,

VFS NEAR PRIME TRUST I

By:

Name:
Title:

Schedule I
to Securitization Release

Schedule of Securitized Assets

EXHIBIT I

FORM OF LENDER REGISTER

Date: [ ]

Committed Lender	Commitment Amount	Principal Amount of Loan Outstanding/Date of Loan	Interest	Address

EXHIBIT J

Authorized Representatives

[To Be Attached]